SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Maxtor Corporation

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MAXTOR CORPORATION
500 McCarthy Boulevard
Milpitas, California 95035
April 11, 2005
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders (“Annual Meeting”) of Maxtor Corporation (“Maxtor” or the “Company”) on Friday, May 13, 2005 at 10:00 a.m., local time, at the Company’s corporate headquarters at 500 McCarthy Boulevard, Milpitas, California 95035.
      Details of the business to be conducted at the Annual Meeting are provided in the accompanying Notice of Annual Meeting and Proxy Statement.
      If you do not plan to attend the Annual Meeting, please promptly complete, sign, date, and return the enclosed proxy card in the postage-prepaid envelope or vote your proxy by telephone or on the Internet using the instructions on the proxy card to assure that your shares will be represented. Each proxy is revocable and will not affect your right to vote in person in the event that you decide to attend the meeting. Your shares cannot be voted unless you return the enclosed proxy card, vote your proxy by telephone, on the Internet or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.
      We look forward to seeing you at the Annual Meeting.

Very truly yours,

DR. C.S. PARK
Chairman of the Board of Directors and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Proxy Statement
PROPOSAL NO. 1
PROPOSAL NO. 2
PROPOSAL NO. 3
PROPOSAL NO. 4
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION AND OTHER MATTERS
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
COMPARISON OF STOCKHOLDER RETURN
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
TRANSACTION OF OTHER BUSINESS

MAXTOR CORPORATION
500 McCarthy Boulevard
Milpitas, California 95035
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 13, 2005
      The Annual Meeting of Stockholders (“Annual Meeting”) of Maxtor Corporation (“Maxtor” or the “Company”) will be held on Friday, May 13, 2005, at 10:00 a.m., local time, at the Company’s corporate headquarters at 500 McCarthy Boulevard, Milpitas, California 95035 for the following purposes:

1. To elect three Class I directors to hold office until the 2008 Annual Meeting of Stockholders and until their respective successors have been elected and qualified.

2. To approve adoption of the Company’s 2005 Performance Incentive Plan.

3. To approve an amendment of the Company’s 1998 Employee Stock Purchase Plan to authorize the sale of an additional 7,000,000 shares.

4. To ratify the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.
      The Board of Directors has fixed the close of business on April 1, 2005 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting, and at any adjournment or postponement thereof. For ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose relating to this Annual Meeting, during ordinary business hours at the Company’s corporate headquarters located at 500 McCarthy Boulevard, Milpitas, California 95035.

By Order of the Board of Directors

DR. C.S. PARK
Chairman of the Board of Directors and
Chief Executive Officer
Milpitas, California
April 11, 2005
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE EITHER COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTE YOUR PROXY BY TELEPHONE OR ON THE INTERNET AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THE PURPOSE OF RETURNING YOUR PROXY CARD. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

IMPORTANT: Please either complete, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope or vote your proxy by telephone or on the Internet using the instructions on the proxy card to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

MAXTOR CORPORATION
500 McCarthy Boulevard
Milpitas, California 95035
Proxy Statement
For
Annual Meeting of Stockholders
       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Maxtor Corporation, a Delaware corporation (“Maxtor” or the “Company”), for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held on Friday, May 13, 2005, at 10:00 a.m., local time, at the Company’s corporate headquarters at 500 McCarthy Boulevard, Milpitas, California 95035, or any adjournment or postponement thereof. This Proxy Statement and accompanying proxy and Annual Report to Stockholders for the fiscal year ended December 25, 2004, are being mailed on or about April 11, 2005, to all stockholders entitled to vote at the Annual Meeting.
Purpose of Meeting
      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the preceding Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.
Voting Rights and Solicitation
Voting
      On April 1, 2005, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were outstanding 253,129,482 shares of common stock of the Company, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record at the close of business on April 1, 2005, is entitled to one vote for each share of common stock held by such stockholder. The Company’s Bylaws provide that a majority of all shares entitled to vote, whether present in person or by proxy, will constitute a quorum for the transaction of business at the meeting.
      All valid proxies received before the Annual Meeting will be exercised. Stockholders entitled to vote at the Annual Meeting may vote by completing, signing and dating the enclosed proxy card and returning it to the Company in the accompanying postage-prepaid envelope. In the alternative, such stockholders may vote by using a toll-free number by following the instructions on the enclosed proxy card or by accessing the Internet website noted on the proxy card. All shares represented by a proxy will be voted in accordance with the choices of the stockholder giving such proxy. If no choices are indicated for the proxy, the shares will be voted in favor of the proposal. Any person giving a proxy pursuant to this solicitation may revoke it at any time before it is exercised by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, entering a new vote by telephone or on the Internet or by attending the meeting and voting in person.
Solicitation
      The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to stockholders. In addition, the Company may arrange with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the stock held of record by such persons and the Company will reimburse them for their reasonable, out-of-pocket expenses. The Company may use the services of the Company’s directors, officers and others to solicit proxies, personally or by telephone, without additional compensation. In addition, the Company has retained Georgeson Shareholder Communication Services, Inc., a proxy solicitation firm, for assistance in connection with the annual meeting at a cost of approximately $20,000 plus reasonable out-of-pocket expenses.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
      The Company’s Board of Directors currently consists of six directors and is divided into three classes, with the nominees for one class to be elected at each annual meeting of stockholders, to hold office for a three-year term and until successors of such class have been elected and qualified, subject to earlier resignation or removal.
      Paul J. Tufano resigned as a Class III director on November 12, 2004 and the Board of Directors reduced the size of Class III to two directors. Roger W. Johnson, a Class II director and member of the Audit Committee and the Compensation Committee, died February 25, 2005. The Board of Directors appointed Charles M. Boesenberg to the resulting vacancy on the Audit Committee on February 26, 2005 and on the same date reduced the size of Class II to one director. On March 7, 2005, the Board of Directors appointed Charles Hill to the vacancy on the Compensation Committee resulting from Mr. Johnson’s death. The Nominating and Corporate Governance Committee is currently conducting a search for qualified director candidates.
      The terms of the Class I directors will expire on the date of the upcoming annual meeting. Based on the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors, the Board of Directors’ nominees for election by the stockholders are current Class I members of the Board of Directors, Dr. C.S. Park, Charles F. Christ, and Gregory E. Myers. If elected, the nominees will serve as directors until the Annual Meeting of Stockholders in 2008 and until their successors are elected and qualified.
      The names and certain information about the continuing directors in each of the three classes of the Board of Directors are set forth below.
      It is intended that the proxy in the form enclosed will be voted, unless otherwise indicated, for the election of the nominees for election as Class I directors to Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the annual meeting, the proxies will be voted for the election of such other person as a substitute nominee as the Board of Directors may designate in the place of such nominee. If a quorum is present and voting, the nominees for Class I directors receiving the highest number of votes will be elected as Class I directors. Abstentions will be counted as present for purposes of determining if a quorum is present.
Nominees for Class I Directors
      The names of the nominees for Class I directors and certain information about each are set forth below.

			Class and Year in
	Positions and Offices Held With	Director	Which Term Will
Name	the Company	Since	Expire	Age

Dr. C.S. Park	Chairman of the Board and Chief Executive Officer	1994	Class I 2008	57
Charles F. Christ	Director	1995	Class I 2008	66
Gregory E. Myers	Director	2003	Class I 2008	54
      Dr. C.S. Park has been our Chief Executive Officer since November 2004. He has served as Chairman of the Company’s Board of Directors since May 1998 and has served as a member of the Company’s Board of Directors since February 1994. Dr. Park previously served as Investment Partner and Senior Advisor at H & Q Asia Pacific, a private equity firm, from April 2004 to September 2004 and as a Managing Director from November 2002 to March 2004. Dr. Park served as President and Chief Executive Officer of Hynix Semiconductor, Inc. (“HSI”) from March 2000 to May 2002, and from June 2000 to May 2002 he also served as its Chairman. Dr. Park served as Chairman of Hynix Semiconductor America Inc. (“Hynix”) from September 1996 to May 2002, and from September 1996 to September 1999 he also served as its President and Chief Executive Officer. From September 1996 to May 1998, Dr. Park served as Vice Chairman of the Company’s Board of Directors. Dr. Park served as the Company’s President and Chief Executive Officer from

February 1995 until July 1996. From 1993 until his appointment as President and Chief Executive Officer of the Company in 1995, he was Chairman, President and Chief Executive Officer of Axil Computer, Inc., a workstation computer manufacturer. Dr. Park served as a member of the Board of Directors of Dot Hill Systems Corp., a storage networking solutions company from 1996 to 2004. Dr. Park also serves on the boards of STATS ChipPAC, Ltd., and Smart Modular Technologies, Inc. commencing August 2004 and June 2004, respectively. Dr. Park serves on the audit committee of Smart Modular Technologies, Inc.
      Charles F. Christ has been a member of the Company’s Board of Directors since August 1995. He has served as Chairman of the Board of Directors of Dot Hill Systems Corp. since July 2000, and as a director at Agilysys, Inc., a technology solutions company, since July 1997. Mr. Christ serves on the audit committees of both Dot Hill Systems and Agilysys. Previously, Mr. Christ was President, Chief Executive Officer and a member of the Board of Directors of Symbios, Inc., a semiconductor and storage product company, from 1997 to 1998. From 1994 to 1997, Mr. Christ was Vice President and General Manager of the Components Division of Digital Equipment Corporation, a computer hardware and software company.
      Gregory E. Myers has been a member of the Company’s Board of Directors since August 2003. He has served as Vice President of Finance and Chief Financial Officer for Symantec Corp., an Internet technology company, since January 1999, and became its Senior Vice President in March 2000. Previous to his appointment as Chief Financial Officer of Symantec in January 1999, Mr. Myers served as Symantec’s Vice President of Finance beginning in 1998, as Vice President of Financial Planning and Analysis from 1997 to 1998 and as Director of Financial Planning and Analysis Function from 1993 to 1996. Mr. Myers also served on the Board of Directors of Inktomi Corporation, a computer software company, before it was acquired by Yahoo! Inc. in March 2003.
Directors Not Standing for Election
      The names and certain information about the continuing members of the Board of Directors who are not standing for election at this year’s Annual Meeting are set forth below.

	Positions and		Class and Year
	Offices Held With	Director	in Which Term
Name	the Company	Since	Will Expire	Age

Charles M. Boesenberg	Lead Director	2003	Class III 2007	56
Michael R. Cannon	Director	1996	Class III 2007	52
Charles Hill	Director	1992	Class II 2006	68
      Charles M. Boesenberg has been a member of the Company’s Board of Directors since January 2003 and was appointed as Lead Director in November 2004. He has served as President, Chief Executive Officer and a director of NetIQ Corporation, a systems and security management and web analysis software company since January 2002, and became Chairman of the NetIQ Board of Directors in August 2002. From March 2000 to January 2002, he was President of Post PC Ventures, a management and investment company. From December 1998 to February 2000, Mr. Boesenberg served as President and Chief Executive Officer of Integrated Systems, Inc., a systems software company. Before joining Integrated Systems, Mr. Boesenberg was President and Chief Executive Officer of Magellan Corporation, a satellite access products company, which was the surviving corporation of a merger with Ashtech, Inc. Mr. Boesenberg assumed the position of President and Chief Executive Officer in January 1995 with Ashtech. Mr. Boesenberg held senior executive positions with a number of leading high-technology companies prior to 1995, including IBM and Apple Computer, Inc., has been a member of the Board of Directors of Macromedia, Inc. since December 2004 and served as a member of the Board of Directors of Symantec Corporation, a provider of Internet security technology, from June 1994 until September 2002.
      Michael R. Cannon has been a member of the Company’s Board of Directors since July 1996. In January 2003, he joined Solectron Corporation, an electronics manufacturing services company, as President, Chief Executive Officer, and a member of the Board of Directors. From 1996 until January 2003, he served as the Company’s President and Chief Executive Officer. From 1993 until joining the Company, Mr. Cannon held several senior management positions with IBM’s Storage Systems Division, including Vice President of the

Personal Storage Systems Business Unit, Vice President of Product Design and Vice President of Worldwide Manufacturing. Prior to joining IBM, Mr. Cannon worked at several companies in the disk drive industry, including Control Data Corporation’s Imprimis Technology spin-off. Since 2003, Mr. Cannon has served as a member of the Board of Directors of Adobe Systems Inc., a computer software company, and the Silicon Valley Leadership Group, a nonprofit organization. In January 2005, Mr. Cannon became Vice Chairman of the Silicon Valley Leadership Group Board of Directors.
      Charles Hill has been a member of the Company’s Board of Directors since March 1992. He has been a Senior Research Fellow at the Hoover Institution, Stanford University, since 1989. Mr. Hill was executive aide to former U.S. Secretary of State George P. Shultz from 1985 through 1989 and served as Special Consultant to the Secretary General of the United Nations from 1992 to 1996. Mr. Hill has held a number of distinguished foreign service positions, including serving as a speech writer to former U.S. Secretary of State Henry Kissinger in 1975. At present, he is the Distinguished Fellow in International Studies and lecturer at Yale University.
Board of Directors

Board Independence
      The Board of Directors has determined that, except for Dr. Park, who currently serves as the Company’s Chief Executive Officer, and Mr. Cannon, who served as the Company’s President and Chief Executive Officer from 1996 until January 2003, each of the directors of the Company has no material relationship with the Company and is otherwise “independent” in accordance with the applicable listing requirements of the New York Stock Exchange (“NYSE”). In making that determination, the Board of Directors considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. The Board of Directors also applied the following standards, set forth in the Company’s Corporate Governance Guidelines, which provide that a director will not be considered independent if he or she:

•	is currently an employee of the Company or whose immediate family member is currently an executive officer of the Company;

•	has been an employee of the Company within the past three years or whose immediate family member has been an executive officer of the Company within the past three years;

•	has received, or whose immediate family member has received, more than $100,000 during any twelve month period within the past three years in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service);

•	is, or an immediate family member is, a current partner of a firm that is the Company’s internal or external auditor, the director is a current employee of such firm, the director has an immediate family member who is a current employee of such firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice, or the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•	is employed or has been employed within the past three years, or whose immediate family member is employed or has been employed within the past three years, as an executive officer of another company where any of the Company’s present executive officers serves or has served on the other company’s compensation committee; or

•	is a current employee, or whose immediate family member is a current executive officer, of another company that has made payments to or received payments from the Company for property or services in an amount which exceeds in any of the last three fiscal years the greater of $1 million or 2% of such other company’s consolidated gross annual revenues.

Board Structure and Meetings
      During fiscal 2004, the Board of Directors held fifteen (15) meetings. The non-management members of the Board of Directors also met in regularly scheduled executive sessions without management present.
      On November 12, 2004, the Board of Directors requested the resignation of Paul J. Tufano as President and Chief Executive Officer and appointed Dr. C.S. Park, who was serving as the Company’s Chairman of the Board, to serve as Chief Executive Officer. On the same date, the Board of Directors, based on the recommendation of the Nominating and Corporate Governance Committee, appointed Mr. Boesenberg as Lead Director. As Lead Director, Mr. Boesenberg’s responsibilities include:

•	Chair executive sessions of the independent directors;

•	Serve as liaison between the Chairman and the independent directors, including communicating to the Chairman, as appropriate, the results of executive sessions of the independent directors;

•	Ensure that independent directors have adequate opportunities to meet without management present, including authority to call meetings of the independent directors;

•	Serve as designated contact for communication to independent directors as required by Securities and Exchange Commission (the “SEC”) and NYSE standards, including being available for consultation and direct communication with major shareholders;

•	Approve the agenda and information sent in connection with Board meetings and ensure that the other independent directors also have an opportunity to provide input on the agenda;

•	Approve meeting schedules to assure that there is sufficient time for discussion of all agenda items; and

•	Chair Board meetings if the Chairman is unable to attend.
      At executive sessions, the Chairman of the Board serves as Presiding Director unless a Lead Director has been appointed, in which case the Lead Director acts as the Presiding Director. In the absence of the Chairman of the Board or the Lead Director, as applicable, at any such executive session, the Chair of the Nominating and Corporate Governance Committee will serve as Presiding Director, and in the absence of the Chair of the Nominating and Corporate Governance Committee, the Chair of the Audit Committee will serve as Presiding Director.
      Stockholders and other interested parties may communicate with the Presiding Director, or with any and all other members of the Board of Directors, by mail addressed to the intended recipient c/o Corporate Secretary, Maxtor Corporation, 500 McCarthy Boulevard, Milpitas, California 95035, by facsimile to (408) 894-4099 or by e-mail to CorporateSecretary@maxtor.com. The Corporate Secretary will maintain a log of such communications and transmit them promptly to the identified recipient, unless there are safety or security concerns that mitigate against further transmission. The intended recipient shall be advised of any communication withheld for safety or security reasons as soon as practicable.
      Standing committees of the Board of Directors include the Audit Committee, the Compensation Committee, the Stock Option Committee and the Nominating and Corporate Governance Committee. During fiscal 2004, no director attended or participated in less than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by any of the committees of the Board of Directors on which such director served. Directors are also expected to attend the annual meetings of the stockholders of the Company absent an unavoidable and irreconcilable conflict. Except Mr. Johnson, all incumbent directors attended the 2004 annual meeting of stockholders.

Corporate Governance and Board Committees
      The Board of Directors has adopted corporate governance principles that address the composition of and policies applicable to the Board. The Company’s corporate governance principles, set forth as Corporate Governance Guidelines, are available in the Corporate Governance section of the Company’s website at http://www.shareholder.com/maxtor/governance.cfm, or in print by writing to the Company at Maxtor

Corporation, 500 McCarthy Boulevard, Milpitas, California 95035. On February 18, 2005, the Board of Directors amended the Company’s Corporate Governance Guidelines to coordinate its terms with the November 2004 revisions to the NYSE’s corporate governance listing standards, and to require that in the event the positions of Chairman and Chief Executive Officer are held by the same individual, the Board of Directors shall appoint a Lead Director to perform the duties described above. A revised version of the Corporate Governance Guidelines was promptly placed on our website.
      The Board of Directors has also adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees of the Company, and the Code of Business Conduct and Ethics is available in the Corporate Governance section of the Company’s website at http://www.shareholder.com/ maxtor/ governance.cfm, or in print by writing to the Company at Maxtor Corporation, 500 McCarthy Boulevard, Milpitas, California 95035. Any amendments or waivers to the Code of Business Conduct and Ethics relating to the executive officers or directors of the Company will be disclosed promptly, and in any event within four business days, on our website.
      The Board of Directors has also adopted a written charter for each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each charter is available in the Corporate Governance section of the Company’s website at http://www.shareholder.com/maxtor/ governance.cfm, or in print by writing to the Company at Maxtor Corporation, 500 McCarthy Boulevard, Milpitas, California 95035.
      Audit Committee. The functions of the Audit Committee include the oversight of the integrity of the Company’s financial reports and other financial information and its compliance with legal and regulatory requirements, the appointment, compensation and oversight of the Company’s independent registered public accounting firm, including reviewing of their independence and reviewing and pre-approving any audit and permissible non-audit services that may be performed by them, reviewing with management and the Company’s auditors and internal auditors the adequacy of internal financial controls, reviewing the performance of the Company’s internal audit function, reviewing the Company’s critical accounting policies and the application of accounting principles and preparing any report required under the rules of the SEC. The Audit Committee held twenty-three (23) meetings during the last fiscal year. The report of the Audit Committee is included in this Proxy Statement on page 50.
      The current members of the Audit Committee are Messrs. Myers (Chairman), Christ, and Boesenberg. Immediately prior to the appointment of Dr. C.S. Park as Chief Executive Officer on November 12, 2004, Dr. Park resigned as a member of the Audit Committee. Mr. Boesenberg was appointed to the Audit Committee on February 26, 2005, replacing Mr. Johnson who had served until his death on February 25, 2005. The Board of Directors has determined that each current member of the Audit Committee is “independent,” as such term is defined under the NYSE listing standards and the rules and regulations of the SEC. The Board of Directors has also determined that each member of the Audit Committee is financially literate as the Board of Directors interprets such term in its business judgment. The Board of Directors has further determined that Mr. Myers is an “audit committee financial expert” as defined by the SEC and has accounting or related financial management expertise as required by applicable NYSE listing standards, as the Board of Directors interprets such term in its business judgment.
      Compensation Committee. The Compensation Committee is responsible for determining policies relating to the compensation of the Company’s executive officers, reviewing and approving the compensation of the executive officers of the Company, including the Chief Executive Officer, reviewing director compensation and preparing any report required under SEC rules. The Compensation Committee held eleven (11) meetings during the last fiscal year. The current members of the Compensation Committee are Messrs. Boesenberg (Chairman), Christ and Hill. Mr. Hill was appointed to the Compensation Committee on March 7, 2005, filling the vacancy that resulted from Mr. Johnson’s death on February 25, 2005. The Board of Directors has determined that each member of the Compensation Committee is “independent,” as such term is defined under the NYSE listing standards. The report of the Compensation Committee is included in this Proxy Statement on page 44.

      Stock Option Committee. Upon extension of authority of the Board of Directors, the Stock Option Committee is authorized to approve grants of stock options and restricted stock under the Company’s Amended and Restated 1996 Stock Option Plan (the “1996 Stock Option Plan”), subject to certain limitations set forth by the Board of Directors, to eligible employees (other than executive officers). Mr. Tufano was replaced by Dr. Park as the sole member of the Stock Option Committee on November 12, 2004.
      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of the Board of Directors, recommending to the Board of Directors director nominees for each election of directors, developing and recommending to the Board of Directors criteria for selecting qualified director candidates, considering committee member qualifications, appointment and removal, recommending corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, evaluating the Chief Executive Officer at least annually, conducting a periodic review of the Company’s succession planning, providing oversight in the evaluation of the Board of Directors and each committee and developing policies for director continuing education and director orientation. The Nominating and Corporate Governance Committee held seven (7) meetings during the last fiscal year.
      The current members of the Nominating and Corporate Governance Committee are Messrs. Boesenberg and Hill (Chairman). Effective November 3, 2004, Mr. Cannon resigned from the Nominating and Corporate Governance Committee as he no longer qualified as an independent director under the revised NYSE listing standards. Dr. Park resigned from the Nominating and Corporate Governance Committee on November 12, 2004 upon his appointment as Chief Executive Officer as he no longer qualified as an independent director. The Board of Directors has determined that each current member of the Nominating and Corporate Governance Committee is “independent,” as such term is defined under the NYSE listing standards.
      When considering the nomination of directors for election at an annual meeting, the Nominating and Corporate Governance Committee will review annually the results of an evaluation performed by the Board of Directors and each Committee, and the needs of the Board of Directors for various skills, background, experience and expected contributions and the qualification standards established from time to time by the Nominating and Corporate Governance Committee. When reviewing potential nominees for election as director, including incumbents whose term is expiring, the Nominating and Corporate Governance Committee will consider the perceived needs of the Board of Directors, the candidate’s relevant background, experience and skills, such as an understanding of manufacturing, technology, finance, marketing, international commerce and expected contributions to the Board of Directors and the following factors:

•	the appropriate size of the Company’s Board of Directors and its Committees;

•	the perceived needs of the Board of Directors for particular skills, background and business experience;

•	the relevant skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board;

•	nominees’ independence from management;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.
      The Nominating and Corporate Governance Committee will also seek appropriate input from the Chief Executive Officer from time to time in assessing the needs of the Board of Directors for relevant background, experience and skills of its members.
      The Nominating and Corporate Governance Committee’s goal is to assemble a Board of Directors that brings to the Company a diversity of experience at policy-making levels in business, government, education and technology, and in areas that are relevant to the Company’s global activities. Directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must have an inquisitive and objective perspective and mature judgment. They must also have experience in positions with a high degree of responsibility and be leaders in the companies or institutions with which they are affiliated. Director candidates must have sufficient time available in the judgment of the Nominating and Corporate Governance Committee to perform all responsibilities as a director and Committee member. Members of the Board of Directors are expected to rigorously prepare for, attend, and participate in all Board of Directors and applicable Committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, to be in the best interests of the Company and its stockholders. The Nominating and Corporate Governance Committee believes that it is preferable that at least one member of the Board of Directors should meet the criteria for an “audit committee financial expert” as defined by SEC rules. Under applicable NYSE listing requirements, at least a majority of the members of the Board of Directors must meet the definition of “independent director” set forth in such requirements and the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee also believes it appropriate for one or more key members of the Company’s management to participate as members of the Board of Directors.
      The Nominating and Corporate Governance Committee will consider candidates for directors proposed by directors or management, and will evaluate any such candidates against the criteria and pursuant to the policies and procedures set forth above. If the Nominating and Corporate Governance Committee believes that the Board of Directors requires additional candidates for nomination, the Nominating and Corporate Governance Committee may engage, as appropriate, a third party search firm to assist in identifying qualified candidates. All incumbent directors and nominees will be required to submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is currently conducting a search for qualified director candidates pursuant to the policies and procedures described above.
      The Nominating and Corporate Governance Committee will also consider candidates for directors recommended by a stockholder, provided that any such recommendation is sent in writing to the Corporate Secretary, 500 McCarthy Boulevard, Milpitas, California 95035, at least 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders and contains the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment; and

•	a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his or her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director.
      The Nominating and Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.
      In addition, stockholders may nominate directors for election at an annual meeting, provided the advance notice requirements set forth in the Company’s Bylaws have been met. See “Stockholder Proposals to be Presented at Next Annual Meeting” below for further information.
Compensation of Directors
      Non-employee directors receive an annual retainer of $45,000 and the Lead Director receives an additional annual retainer of $25,000. In March 2004, upon review of the duties and responsibilities of the non-employee Chairman of the Board and after consultation with an independent compensation consultant, the Compensation Committee approved a change in the additional annual compensation for the Chairman of the Board from $5,000 to $25,000. Dr. Park ceased to receive any compensation for his service as director or Chairman of the Board upon his appointment as Chief Executive Officer in November 2004. Upon the appointment of Mr. Boesenberg as Lead Director, after consultation with an independent compensation consultant, the Compensation Committee approved a retainer for the Lead Director equivalent to the retainer determined to be appropriate for the non-employee Chairman of the Board.
      Non-employee directors receive $3,000 for attendance in person at each meeting of the Board of Directors and $2,000 for attendance at such meetings via telephone. In addition, members of the Audit Committee receive $2,500 for attendance in person and $1,250 for attendance via telephone, at each meeting of the Audit Committee. Members of the Compensation and Nominating and Corporate Governance Committees receive $2,000 for attendance in person and $1,000 for attendance via telephone, at each meeting of such Committee. Non-employee directors also receive reimbursement for travel and expenses for such meetings. The Chairman of the Audit Committee receives $4,000, and the Chairmen of the Compensation and Nominating and Corporate Governance Committees receive $3,000, respectively, as additional annual retainers for service in such capacities.
      Under the 1996 Stock Option Plan, non-employee directors receive an initial grant of a non-qualified stock option to purchase 75,000 shares of the Company’s common stock and an additional non-qualified stock option to purchase 10,000 shares of the Company’s common stock on each anniversary of the director’s initial election or appointment. Directors who cease to be employees but remain directors of the Company do not receive the initial 75,000 share option grant.
      A director may elect to defer payment of all or a portion of the annual retainer and meeting fees payable to him to postpone taxation on such amounts.
Recommendation of the Board of Directors
      The Board of Directors unanimously recommends that stockholders vote FOR election of the above nominees as Class I directors.

PROPOSAL NO. 2
APPROVAL OF THE COMPANY’S 2005 PERFORMANCE INCENTIVE PLAN
      At the Annual Meeting, the stockholders will be asked to approve the Company’s 2005 Performance Incentive Plan (the “2005 Plan”). The Board of Directors adopted the 2005 Plan on March 7, 2005, subject to its approval by stockholders. The 2005 Plan is intended to replace our 1996 Stock Option Plan and 1998 Restricted Stock Plan (the “Prior Plans”). If the stockholders approve the 2005 Plan, it will become effective on the day of the Annual Meeting, and no further awards will be granted under the Prior Plans, which will be terminated.
      We operate in a challenging marketplace in which our success depends to a great extent on our ability to attract and retain employees of the highest caliber. The Board of Directors believes that the Company must offer a competitive equity incentive program if it is to successfully attract and retain the best possible candidates for positions of responsibility. Unlike the Prior Plans, which authorize only two types of stock-based compensation, stock options and restricted stock, the 2005 Plan will provide the Board’s Compensation Committee with a range of incentive tools and sufficient flexibility to permit it to make the most effective use of the shares our stockholders authorize for incentive purposes.
      The 2005 Plan is also designed to preserve our ability to deduct in full, for federal income tax purposes, the compensation recognized by certain executive officers in connection with certain awards granted under the 2005 Plan. Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid by a publicly held company to its chief executive officer or to any of its four other most highly compensated officers. However, compensation that is deemed to be “performance-based” under Section 162(m) is generally excluded from this limit. To enable compensation received in connection with stock options, stock appreciation rights, certain restricted stock and restricted stock unit awards, performance share and performance unit awards, and certain other stock-based or cash-based awards granted under the 2005 Plan to qualify as “performance-based” within the meaning of Section 162(m), the stockholders are being asked to approve certain material terms of the 2005 Plan. By approving the 2005 Plan, the stockholders will be approving, among other things:

•	the eligibility requirements for participation in the 2005 Plan;

•	the performance measures upon which the grant or vesting of awards of performance shares, performance units and certain restricted stock, restricted stock unit, other stock-based or cash-based awards may be based;

•	the maximum numbers of shares for which stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance share awards, performance unit awards and other stock-based awards intended to qualify as a performance-based award may be granted to an employee in any fiscal year; and

•	the maximum dollar amount for which a cash-based award intended to qualify as a performance-based award may be granted to an employee in any fiscal year.
      While we believe that compensation in connection with such awards under the 2005 Plan generally will be deductible by the Company for federal income tax purposes, under certain circumstances, such as a change in control of the Company, compensation paid in settlement of certain awards may not qualify as “performance-based.”
      Our Board of Directors is well aware of the criticism that has been leveled generally against the misuse of stock-based compensation by some companies. The Board believes that the 2005 Plan it has adopted takes steps to address possible concerns of our stockholders. These include:

•	Stock options and stock appreciation rights may not be repriced without the approval of our stockholders.

•	No discount from fair market value is permitted in setting the exercise price of stock options and stock appreciation rights.

•	No more than 5% of the shares authorized by the 2005 Plan may be issued under “full value awards” (i.e., awards that do not require participants to purchase their shares, such as the grant of restricted stock) that do not either require at least three years of service for full vesting or establish vesting based on satisfying performance goals measured over a period of at least twelve months.

•	The number of shares for which awards may be granted to non-employee directors is expressly limited.
      The Board of Directors believes that the 2005 Plan will serve a critical role in attracting and retaining the high caliber employees, directors and consultants essential to our success and in motivating these individuals to strive to meet our goals. Therefore, our Board urges you to vote to approve the adoption of the 2005 Plan.
Summary of the 2005 Plan
      The following summary of the 2005 Plan is qualified in its entirety by the specific language of the 2005 Plan, a copy of which is available to any stockholder upon request by writing to the Corporate Secretary, Maxtor Corporation, 500 McCarthy Boulevard, Milpitas, California 95035, or by facsimile to (408) 894-4099 or by e-mail to CorporateSecretary@maxtor.com. The 2005 Plan was also submitted electronically to the SEC and may be retrieved at www.sec.gov.
      General. The purpose of the 2005 Plan is to advance the interests of the Company by providing a means through which the Company may attract and retain high caliber employees, directors and consultants upon whom responsibility for the success of the Company rests and to provide them with a proprietary interest in the development and financial success of the Company that will encourage them to devote their best efforts to the business of the Company. These incentives may be provided under the 2005 Plan through the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, other stock-based awards and cash-based awards.
      Authorized Shares. If the 2005 Plan is approved by the stockholders, the Prior Plans will be terminated, and a total of up to 5,800,000 shares of our common stock currently authorized and remaining available for grant under the Prior Plans will be incorporated into and become available for grant under the 2005 Plan, along with an additional 22,000,000 shares of our common stock that will be authorized by this proposal for use under the 2005 Plan. As of April 1, 2005, approximately 24,739,118 shares of our common stock were subject to options outstanding under the Prior Plans and options granted by Quantum Corporation and assumed by Maxtor in connection with our acquisition in 2001 of Quantum’s hard disk drive business. Shares subject to any such options (but not in excess of 22,000,000) which terminate on or after the date of the Annual Meeting without having been exercised will also become available for grant under the 2005 Plan. Shares issued under the 2005 Plan may be authorized but unissued or reacquired shares of common stock of the Company.
      Certain Award Limits. In addition to the limitation described above on the total number of shares of our common stock that will be authorized for issuance under the 2005 Plan, the 2005 Plan limits the numbers of shares that may be issued under each type of award, subject to adjustment as described under “Share Accounting and Adjustments” below. No more than 27,800,000 shares may be issued upon the exercise of incentive stock options granted under the 2005 Plan. No more than 2,500,000 shares may be issued under awards to non-employee directors during the term of the 2005 Plan. Furthermore, a non-employee director may not be granted an award for more than 120,000 shares in any fiscal year, except that a non-employee director serving as the chairman or lead director of the Board of Directors may receive awards under the 2005 Plan for up to 180,000 shares in a fiscal year and a non-employee director may receive an award for up to an additional 60,000 shares in the fiscal year in which the individual is first appointed or elected to the Board of Directors. No more than 5% of the maximum aggregate number of shares authorized under the 2005 Plan may be issued pursuant to full value awards that provide for vesting more rapidly than over a period of three years if vesting is based upon continued service alone or that have a performance period of less than 12 months if vesting is based on the attainment of performance goals. To enable compensation in connection with certain types of awards to qualify as “performance-based” within the meaning of Section 162(m), the 2005 Plan establishes limits on the maximum aggregate number of shares or dollar amount for which any such award may be granted to an employee in any fiscal year. The limits for awards intended to qualify as performance-based are as follows:

•	Stock options: No more than 2,000,000 shares.

•	Stock appreciation rights: No more than 2,000,000 shares.

•	Restricted stock or restricted stock unit awards: No more than 1,000,000 shares.

•	Performance share or performance unit awards: No more than 1,000,000 shares, or equal fair market value of such number of shares on the date of grant, for each fiscal year contained in the performance period of the award.

•	Other stock-based awards: No more than 1,000,000 shares.

•	Cash-based awards: No more than $5,000,000 for each fiscal year contained in the performance period of the award.
      Share Accounting and Adjustments. Any shares subject to an award granted under the 2005 Plan that is forfeited or that expires or otherwise terminates for any reason without having been exercised or settled will again become available for issuance under the 2005 Plan. Shares will not be treated as having been issued under the 2005 Plan and will therefore not reduce the number of shares available for grant to the extent an award is settled in cash or such shares are withheld or reacquired by the Company in satisfaction of a tax withholding obligation. The number of shares available under the 2005 Plan will be reduced upon the exercise of a stock appreciation right only by the number of shares actually issued. If shares are tendered in payment of the exercise price of an option, the number of shares available under the 2005 Plan will be reduced only by the net number of shares issued. The Compensation Committee of the Board of Directors, in its discretion and to prevent dilution or enlargement of participants’ rights under the 2005 Plan, will adjust the number of shares authorized under the 2005 Plan, the numerical limits on awards described above, and the number and kind of shares and exercise price subject to outstanding awards in the event of any change in our common stock through merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split-up, spin-off or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind or other similar change in our capital structure or distribution (excluding normal cash dividends). In such circumstances, the Compensation Committee also has the discretion under the 2005 Plan to adjust the terms of outstanding awards as it deems appropriate. Without affecting the number of shares available for grant under the 2005 Plan, the Compensation Committee may authorize the issuance or assumption of benefits under the 2005 Plan in connection with any merger, consolidation or similar transaction on such terms and conditions as it deems appropriate.
      Administration. The 2005 Plan will be administered by the Compensation Committee of the Board of Directors or another committee of the Board of Directors appointed to administer the 2005 Plan, or, in the absence of such committee, by the Board. (For purposes of this summary, the term “Committee” refers to either such committee or the Board of Directors.) Subject to the provisions of the 2005 Plan, the Committee will determine in its discretion the persons to whom and the times at which awards are granted, the types and sizes of awards, and all of their terms and conditions. The Committee may, subject to certain limitations on the exercise of its discretion required by Section 162(m), amend or cancel any award, waive any restrictions or conditions applicable to any award, and accelerate, extend or defer the vesting of any award. The Committee may delegate to one or more of its members or one or more officers of the Company the authority to grant awards under the 2005 Plan. The 2005 Plan provides, subject to certain limitations, for indemnification by the Company of any director or officer against all reasonable expenses, including attorneys’ fees, incurred in connection with any legal action arising from such person’s action or failure to act in administering the 2005 Plan. All awards granted under the 2005 Plan will be evidenced by a written or electronic agreement between the Company and the participant specifying the terms and conditions of the award, consistent with the requirements of the 2005 Plan. The Committee will interpret the 2005 Plan and awards granted thereunder, and all determinations of the Committee will be final and binding on all persons having an interest in the 2005 Plan or any award.

      Prohibition of Option and SAR Repricing. The 2005 Plan expressly provides that, without the approval of a majority of the votes cast in person or by proxy at a meeting of our stockholders, the Committee may not provide for either the cancellation of outstanding options or stock appreciation rights in exchange for the grant of new options or stock appreciation rights at a lower exercise price or the amendment of outstanding options or stock appreciation rights to reduce the exercise price.
      Eligibility. Awards may be granted to employees, consultants and directors of the Company or any affiliate of the Company. Incentive stock options may be granted only to employees. As of April 1, 2005, the Company had approximately 10,808 employees, including 7 executive officers and 5 non-employee directors who would be eligible to receive awards under the 2005 Plan.
      Stock Options. The Committee may grant incentive stock options within the meaning of Section 422 of the Internal Revenue Code, nonstatutory stock options or any combination thereof. All options must have an exercise price that is not less than the fair market value of a share of our common stock on the date of grant, except that options granted pursuant to an assumption or substitution of another option in a manner that would qualify under Section 424(a) of the Internal Revenue Code may have an exercise price less than such minimum price. Any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company (a “10% Stockholder”) must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. The closing price of our common stock as reported on the NYSE on April 1, 2005 was $5.40 per share.
      The 2005 Plan provides that the option exercise price may be paid in cash or its equivalent, by tender of shares of common stock owned by the participant having a fair market value not less than the exercise price, or, if permitted by the Committee, by means of a broker-assisted cashless exercise.
      Options will become vested and exercisable at such times and subject to such conditions and restrictions as may be specified by the Committee. The maximum term of an option granted under the 2005 Plan is ten years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding five years. Options will remain exercisable for such period of time following a participant’s termination of service as determined by the Committee and provided in the participant’s award agreement, provided that in no case may an option be exercised after its expiration date.
      Incentive stock options are not transferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant’s lifetime only by the participant. If permitted by the Committee, nonstatutory stock options granted under the 2005 Plan may be assigned or transferred to one or more “family members,” as that term is defined by the 2005 Plan.
      Stock Appreciation Rights. The Committee may grant stock appreciation rights either in tandem with a related option (a “Tandem SAR”) or independently of any option (a “Freestanding SAR”). A Tandem SAR requires the option holder to elect between the exercise of the underlying option for shares of common stock or the surrender of the option and the exercise of the related stock appreciation right. A Tandem SAR is exercisable only at the time and only to the extent that the related stock option is exercisable, while a Freestanding SAR is exercisable at such times and subject to such conditions and restrictions as specified by the Committee. The exercise price of each stock appreciation right may not be less than the fair market value of a share of our common stock on the date of grant.
      Upon the exercise of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the fair market value of the underlying shares of common stock as to which the right is exercised over the aggregate exercise price for such shares. Payment of this amount may be made only in shares of common stock whose fair market value on the exercise date equals the payment amount. The maximum term of any stock appreciation right granted under the 2005 Plan is ten years.
      If permitted by the Committee, stock appreciation rights granted under the 2005 Plan may be assigned or transferred to one or more “family members.” Other terms of stock appreciation rights are generally similar to the terms of comparable stock options.

      Restricted Stock. The Committee may grant restricted stock awards under the 2005 Plan either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus. The Committee determines the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Payment of the purchase price may be in cash or its equivalent or in the form of the participant’s past services to the Company. Restricted stock awards may be subject to vesting conditions based on such service or the achievement of such performance goals as the Committee specifies, including the attainment of one or more performance goals similar to those described below in connection with performance awards. Unless otherwise provided by the Committee, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed prior to the participant’s termination of service. Unless otherwise determined by the Committee, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.
      Restricted Stock Units. The Committee may grant restricted stock units under the 2005 Plan, which represent a right to receive shares of our common stock at a future date determined in accordance with the participant’s award agreement. No monetary payment is required for receipt of restricted stock units or the shares issued in settlement of the award, the consideration for which is furnished in the form of the participant’s services to the Company. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals similar to those described below in connection with performance awards, or may make the awards subject to vesting conditions similar to those applicable to restricted stock awards. Unless otherwise provided by the Committee, a participant will forfeit any restricted stock units which have not vested prior to the participant’s termination of service. Participants have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle their holders to dividend equivalent rights, which are rights to receive additional restricted stock units for a number of shares whose value is equal to any cash dividends we pay.
      Performance Awards. The Committee may grant performance awards subject to such conditions and the attainment of such performance goals over such periods as the Committee determines in writing and sets forth in a written agreement between the Company and the participant. These awards may be designated as performance shares or performance units. Performance shares and performance units are unfunded bookkeeping entries generally having initial values, respectively, equal to the fair market value determined on the grant date of a share of common stock and a monetary value established by the Committee at the time of grant. Performance awards will specify a predetermined amount of performance shares or performance units that may be earned by the participant to the extent that one or more predetermined performance goals are attained within a predetermined performance period. To the extent earned, performance awards may be settled in cash, shares of common stock (including shares of restricted stock) or any combination thereof.
      Prior to the beginning of the applicable performance period or such later date as permitted under Section 162(m) of the Internal Revenue Code, the Committee will establish one or more performance goals applicable to the award. Performance goals will be based on the attainment of specified target levels with respect to one or more measures of business or financial performance of the Company and/or any affiliate of the Company, or any of their business units as may be selected by the Committee. The Committee, in its discretion, may base performance goals on one or more of the following such measures:

revenue; sales; expenses; net earnings or net income (before or after taxes); earnings per share; net sales or revenue growth; net operating profit; return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); cash flow (including but not limited to, operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment); earnings before or after any one or more of: stock-based compensation expense, taxes, interest, depreciation and amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets; margins; operating efficiency; market share; customer satisfaction; working capital targets; economic value added; balance of cash, cash equivalents and marketable securities; employee satisfaction; employee retention; product development; completion of a joint venture or other corporate transaction; or completion of an identified special project.

      The target levels with respect to these performance measures may be expressed on an absolute basis or relative to a standard specified by the Committee. Performance measures will have the same meaning as used in the Company’s financial statements or in accordance with generally accepted accounting principles, but prior to the accrual or payment during the same accounting period of any performance award. The Committee may include or exclude in evaluating the performance measures under any award and in accordance with the requirements of Section 162(m), if applicable, the effect of asset write-downs, litigation, changes in tax laws or accounting principles, any reorganization or restructuring program, extraordinary nonrecurring items, acquisitions or divestitures, or foreign exchange gains and losses.
      Following completion of the applicable performance period, the Committee will certify in writing the extent to which the applicable performance goals have been attained and the resulting value to be paid to the participant. The Committee retains the discretion to eliminate or reduce, but not increase, the amount that would otherwise be payable on the basis of the performance goals attained to a participant who is a “covered employee” within the meaning of Section 162(m) of the Internal Revenue Code. However, no such reduction may increase the amount paid to any other participant. The Committee may make positive or negative adjustments to performance award payments to participants other than covered employees to reflect the participant’s individual job performance or other factors determined by the Committee. In its discretion, the Committee may provide a participant awarded performance shares with dividend equivalent rights with respect to cash dividends paid on the Company’s common stock. The Committee may provide for performance award payments in a lump sum pursuant to a schedule elected by the participant. The effective on a performance award of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.
      Cash-Based Awards and Other Stock-Based Awards. The Committee may grant cash-based awards or other stock-based awards in such amounts and subject to such terms and conditions as the Committee determines. Cash-based awards will specify a monetary payment or range of payments, while other stock-based awards will specify a number of shares or units based on shares. Such awards may be subject to the attainment of one or more performance goals similar to those described above in connection with performance awards. Settlement of cash-based awards or other stock-based awards may be in cash or shares of common stock, as determined by the Committee. A participant will have no voting rights with respect to any such award unless and until shares are issued pursuant to the award. The committee may grant dividend equivalent rights with respect to other stock-based awards. The effect on such awards of the participant’s termination of service will be determined by the Committee and set forth in the participant’s award agreement.
      Non-Employee Director Awards. The Committee may, from time to time, establish awards to be granted on a periodic, nondiscretionary basis to all the members of the Board of Directors who are not employees of the Company or any affiliate of the Company. Additional awards may be granted to non-employee directors in consideration of the service on one or more committees of the Board, service as chair of a committee of the Board, service as chairman or lead director of the Board or the individual’s initial appointment or election to the Board. Subject to the limits described above under “Certain Award Limits,” the Committee will determine the amount(s) and type(s) of such awards, which may be any type of award authorized under the 2005 Plan.
      Change in Control. In the event of a “change in control,” as such term is defined by the 2005 Plan, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue in effect any or all outstanding options and stock appreciation rights or substitute substantially equivalent options or rights for its stock. Any options or stock appreciation rights which are not assumed or continued in connection with a change in control or exercised prior to the change in control will terminate effective as of the time of the change in control. The Committee may provide for the acceleration of vesting of any or all outstanding options or stock appreciation rights upon such terms and to such extent as it determines. The 2005 Plan also authorizes the Committee, in its discretion and without the consent of any participant, to cancel each or any outstanding option or stock appreciation right upon a change in control in exchange for a payment to the participant with respect to each vested share (and each unvested share if so determined by the Committee and agreed to by the purchasing entity) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the change in control transaction over the exercise price per share under the award. The Committee, in its discretion, may provide in the event of a change in control for the acceleration of vesting and/or settlement of any restricted stock award, restricted stock unit award, performance share or performance unit, cash-based award or other stock-based award held by a participant upon such conditions and to such extent as determined by the Committee. The vesting of non-employee director awards will automatically accelerate in full upon a change in control.
      Termination or Amendment. The 2005 Plan will continue in effect until its termination by the Committee or, if earlier, the 10th anniversary of the effective date of its adoption upon approval by the stockholders. The Committee may suspend, terminate or amend the 2005 Plan or any award agreement at any time, provided that no amendment may be made without stockholder approval if the Committee deems such approval necessary for compliance with any applicable tax or securities law or other regulatory requirements, including the requirements of any stock exchange or market system on which the common stock of the Company is then listed. No such suspension, termination or amendment may affect any outstanding award unless expressly provided by the Committee, and, in any event, may not adversely affect an outstanding award without the consent of the participant unless necessary to comply with any applicable law, including, but not limited to, Section 409A of the Internal Revenue Code, providing rules regarding the taxation of nonqualified deferred compensation plans.
Summary of U.S. Federal Income Tax Consequences
      The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2005 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
      Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. In such event, we will not be entitled to any corresponding deduction for federal income tax purposes. In the event of the participant’s disposition of shares before both of these holding periods have been satisfied (a “disqualifying disposition”), the participant will recognize ordinary income equal to the spread between the option exercise price and the fair market value of the shares on the date of exercise, but in most cases not to exceed the gain realized on the sale, if lower. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.
      In general, the difference between the option exercise price and the fair market value of the shares on the date when an incentive stock option is exercised is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.
      Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the exercise date, will be taxed as capital gain or loss. The Company generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.
      Stock Appreciation Rights. A Participant recognizes no taxable income upon the receipt of a stock appreciation right. Upon the exercise of a stock appreciation right, the participant generally will recognize ordinary income in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the exercise price. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right, except to the extent such deduction is limited by applicable provisions of the Code.
      Restricted Stock. A participant acquiring restricted stock generally will recognize ordinary income equal to the excess of the fair market value of the shares on the “determination date” over the price paid, if any, for such shares. The “determination date” is the date on which the participant acquires the shares unless the shares are subject to a substantial risk of forfeiture and are not transferable, in which case the determination date is the earlier of (i) the date on which the shares become transferable or (ii) the date on which the shares are no longer subject to a substantial risk of forfeiture. If the determination date is after the date on which the participant acquires the shares, the participant may elect, pursuant to Section 83(b) of the Code, to have the date of acquisition be the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date on which the shares are acquired. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired pursuant to a restricted stock award, any gain or loss, based on the difference between the sale price and the fair market value on the determination date, will be taxed as capital gain or loss. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Code.
      Performance Awards, Restricted Stock Unit Awards, Cash-Based Awards and Other Stock-Based Awards. A participant generally will recognize no income upon the grant of a performance share, performance unit, restricted stock unit, cash-based or other stock-based award. Upon the settlement of such awards, participants normally will recognize ordinary income in the year of settlement in an amount equal to the cash received and the fair market value of any unrestricted shares of stock received. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the participant receives shares of restricted stock, the participant generally will be taxed in the same manner as described above under “Restricted Stock.” Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the determination date (as defined above under “Restricted Stock”), will be taxed as capital gain or loss. The Company generally should be entitled to a deduction equal to the amount of ordinary income recognized by the participant on the determination date, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.
New 2005 Plan Benefits
      No awards will be granted under the 2005 Plan prior to its approval by the stockholders of the Company. Awards under the 2005 Plan will be granted at the discretion of the Committee, and, accordingly, are not yet determinable.
Required Vote and Board of Directors Recommendation
      Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.
      The Board of Directors believes that the adoption of the 2005 Plan is in the best interests of the Company and its stockholders for the reasons stated above. Therefore, the Board of Directors unanimously recommends a vote “FOR” approval of the 2005 Plan.

PROPOSAL NO. 3
APPROVAL OF AMENDMENT TO THE COMPANY’S
EMPLOYEE STOCK PURCHASE PLAN
      At the Annual Meeting, the stockholders will be asked to approve an amendment to the Company’s 1998 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), to increase the maximum number of shares of common stock that may be issued under the Purchase Plan by 7,000,000 shares. The Company’s stockholders have previously authorized 17,000,000 shares of the Company’s common stock for purchase by employees under the Purchase Plan. As of April 1, 2005, a total of 197,842 shares remained available for purchase. Unless the stockholders approve the proposed amendment, the Company expects that no shares will remain available for purchase following the current offering under the Purchase Plan, scheduled to end in June 2005.
      The Board of Directors believes that the Purchase Plan benefits the Company and its stockholders by providing its employees with an opportunity to purchase shares of common stock through payroll deductions that helps to attract, retain and motivate valued employees. To provide a reasonable reserve of shares to permit the Company to continue offering this opportunity to its employees, the Board of Directors has adopted, subject to stockholder approval, an amendment to increase the number of shares of common stock authorized for issuance under the Purchase Plan by 7,000,000 shares to a total of 24,000,000 shares.
Summary of the Purchase Plan, As Amended
      The following summary of the Purchase Plan is qualified in its entirety by the specific language of the Purchase Plan, a copy of which is available to any stockholder upon request by writing to the Corporate Secretary, Maxtor Corporation, 500 McCarthy Boulevard, Milpitas, California 95035, or by facsimile to (408) 894-4099 or by e-mail to CorporateSecretary@maxtor.com. The Purchase Plan was also submitted electronically to the SEC and may be retrieved at www.sec.gov.
      General. At the beginning of each offering under the plan (an “Offering”), each participant in the Purchase Plan is granted the right to purchase, through accumulated payroll deductions, up to a number of shares of our common stock determined on the first day of the Offering (a “Purchase Right”). The Purchase Right is automatically exercised on each purchase date during the Offering unless the participant has withdrawn from participation in the Purchase Plan prior to such date. The Purchase Plan is intended to qualify as an “employee stock purchase plan” under section 423 of the Internal Revenue Code.
      Authorized Shares. Currently, a maximum of 17,000,000 shares of the Company’s authorized but unissued or reacquired shares of common stock may be issued under the Purchase Plan, subject to appropriate adjustment in the event of any stock dividend, stock split, reverse stock split, recapitalization or similar change in the capital structure of the Company, or in the event of any merger, sale of assets or other reorganization of the Company. As amended, an aggregated maximum of 24,000,000 shares would be cumulatively authorized for issuance under the Purchase Plan. If any Purchase Right expires or terminates, the shares subject to the unexercised portion of such Purchase Right are again be available for issuance under the Purchase Plan.
      Administration. The Purchase Plan is administered by the Board of Directors or a committee of the Board. (For purposes of this discussion, the term “Board” refers to either the Board of Directors or such committee.) Subject to the provisions of the Purchase Plan, the Board determines the terms and conditions of Purchase Rights granted under the plan. The Board has the authority to interpret the Purchase Plan and Purchase Rights granted thereunder, and any such interpretation of the Board will be binding.
      Eligibility. Any employee of the Company or any parent or subsidiary of the Company designated by the Board for inclusion in the Purchase Plan is eligible to participate in an Offering under the plan so long as the employee is customarily employed for at least 20 hours per week and more than five months in any calendar year, unless that employee owns or holds options to purchase, or as a result of participation in the Purchase Plan, would own or hold options to purchase, five percent or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company. As of

April 1, 2005, approximately 10,808 employees, including seven executive officers, were eligible to participate in the Purchase Plan.
      Offerings. Generally, each Offering under the Purchase Plan is for a period of six months (an “Offering Period”), with new Offering Periods generally commencing on or about February 16 and August 16 of each year. Shares are purchased on the last day of each Offering Period (each a “Purchase Date”). The Board may establish a different term for any Offering (not to exceed 27 months) or different commencement or ending dates for an Offering.
      Participation and Purchase of Shares. Participation in an Offering under the Purchase Plan is limited to eligible employees who authorize payroll deductions prior to the first day of an Offering Period (the “Offering Date”). Payroll deductions may not exceed 10% of an employee’s compensation on any payday during the Offering Period, provided that the Board may establish a different limit from time to time. An employee who becomes a participant in the Purchase Plan will automatically participate in each Offering beginning immediately after the last day of the Offering Period in which he or she is a participant until the employee withdraws from the Purchase Plan, becomes ineligible to participate, or terminates employment.
      Subject to any uniform limitations or notice requirements imposed by the Company, a participant may increase or decrease his or her rate of payroll deductions or withdraw from the Purchase Plan at any time during an Offering. Upon withdrawal, the Company will refund without interest the participant’s accumulated payroll deductions not previously applied to the purchase of shares. Once a participant withdraws from an Offering, that participant may not again participate in the same Offering at any later time.
      Subject to certain limitations, each participant in an Offering is granted a Purchase Right for a number of whole shares determined by dividing (i) $2,083.33 multiplied by the number of months in the Offering Period by (ii) the fair market value of a share of common stock on the Offering Date. However, the maximum number of shares a participant may purchase in any Offering Period is equal to 250 shares multiplied by the number of months in the Offering Period, rounded to the nearest whole share. As a further limitation, no participant may purchase shares of common stock under the Purchase Plan or any other employee stock purchase plan of the Company having a fair market value exceeding $25,000 (based on the fair market value of the Company’s common stock on the first day of the Offering Period in which the shares are purchased) for each calendar year in which a Purchase Right is outstanding.
      On each Purchase Date, we issue to each participant in the Offering the number of shares of our common stock equal to the amount of payroll deductions accumulated for the participant during the Purchase Period divided by the purchase price, limited in any case by the number of shares subject to the participant’s Purchase Right for that Offering. The price at which shares are sold under the Purchase Plan is established by the Board but may not be less than 85% of the lesser of the fair market value per share of common stock on the Offering Date or on the Purchase Date. The fair market value of the common stock on any relevant date generally will be the closing price per share as reported on the NYSE. Any payroll deductions under the Purchase Plan not applied to the purchase of shares will be returned to the participant without interest, unless the amount remaining is less than the amount necessary to purchase a whole share of common stock, in which case the remaining amount may be applied to the next Offering Period.
      Change in Control. The Purchase Plan defines a “Change in Control” of the Company as any of the following events upon which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of the stock of the Company, its successor, or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company’s voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company. If a Change in Control occurs, the surviving, continuing, successor or purchasing corporation or parent corporation thereof may assume the Company’s rights and obligations under the Purchase Plan. However, if such corporation elects not to assume the outstanding Purchase Rights, the Purchase Date of the then current Offering Period will be accelerated to a date specified by the Board that occurs before the Change in Control. Any Purchase Rights that are not assumed or exercised prior to the Change in Control will terminate.
      Termination or Amendment. The Purchase Plan will continue until terminated by the Board or until all of the shares reserved for issuance under the plan have been issued. The Board may amend or terminate the Purchase Plan at any time, except that the approval of the Company’s stockholders is required within 12 months of the adoption of any amendment increasing the number of shares authorized for issuance under the Purchase Plan, or changing the categories of corporations that may be designated by the Board as corporations whose employees may participate in the Purchase Plan.
Shares Purchased by Certain Persons
      The aggregate numbers of shares of common stock purchased by certain persons under the Purchase Plan since its inception are as follows: (i) Dr. C.S. Park, Chairman and Chief Executive Officer, zero shares; (ii) Michael J. Wingert, President and Chief Operating Officer, 16,500 shares; (iii) Michael D. Cordano, former Executive Vice President, Worldwide Sales and Marketing, 17,808 shares; (iv) Keyur Patel, former Executive Vice President, Business Development and Strategic Planning, zero shares; (v) K.H. Teh, former Executive Vice President, Worldwide Manufacturing and Singapore Managing Director, 19,500 shares; (vi) Paul J. Tufano, former President and Chief Executive Officer, 16,500 shares; (vii) Dr. Pantelis S. Alexopoulos, former Executive Vice President, Engineering, Product Development and Chief Technology Officer, 9,000 shares; (viii) Phillip C. Duncan, former Executive Vice President, Human Resources and Facilities, 1,061 shares; and (ix) all employees, including current officers who are not executive officers, as a group, an aggregate of 14,715,603 shares. None of our directors who are not executive officers are eligible to participate in the Purchase Plan. Since its inception, no shares have been issued under the Purchase Plan to any nominee for election as a director other than Dr. C.S. Park, or any associate of any such director, nominee or executive officer, and no other person has been issued five percent or more of the total amount of shares issued under the Purchase Plan.
Summary of U.S. Federal Income Tax Consequences
      The following summary is intended only as a general guide as to the U.S. federal income tax consequences of participation in the Purchase Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.
      Generally, there are no tax consequences to an employee of either becoming a participant in the Purchase Plan or purchasing shares under the Purchase Plan. The tax consequences of a disposition of shares vary depending on the period such stock is held before its disposition. If a participant disposes of shares within two years after the Offering Date or within one year after the Purchase Date on which the shares are acquired (such disposition being referred to as a “disqualifying disposition”), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the Purchase Date and the purchase price. Any additional gain or any loss recognized by the participant resulting from the disposition of the shares is a capital gain or loss. If the participant disposes of shares at least two years after the Offering Date and at least one year after the Purchase Date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (i) the difference between the fair market value of the shares on the date of disposition and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and the purchase price (determined as if the Purchase Right were exercised on the Offering Date). Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss. If the participant still owns the shares at the time of his or her death, the lesser of (i) the difference between the fair market value of the shares on the date of death and the purchase price or (ii) the difference between the fair market value of the shares on the Offering Date and the purchase price (determined as if the Purchase Right were exercised on the Offering Date) is recognized as ordinary income in the year of the participant’s death.

      If the participant disposes of the shares in a disqualifying disposition, we should be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.
Required Vote and Board of Directors Recommendation
      Approval of this proposal requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote on this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have the same effect as a negative vote. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Broker non-votes will have no effect on the outcome of this vote. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.
      The Board of Directors believes that the proposed amendment to the Purchase Plan is in the best interests of the Company and its stockholders for the reasons stated above. Therefore, the Board of Directors unanimously recommends a vote “FOR” the proposed amendment to the Purchase Plan.

PROPOSAL NO. 4
RATIFICATION OF ENGAGEMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
General
      The Company’s Audit Committee has selected and approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2005. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, with the opportunity to make a statement if the representative so desires, and will be available to respond to appropriate questions.
      The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 27, 2003 and December 25, 2004 by PricewaterhouseCoopers LLP:

	Fiscal 2003	Fiscal 2004

Audit Fees(1)	$1,673,526	$6,036,963
Audit-Related Fees(2)	2,857	11,500
Tax Fees(3)	244,920	286,833
All Other Fees(4)	—	2,000

Total	$1,921,303	$6,337,296

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements, audit of management’s annual assessment of the effectiveness of the Company’s internal control over financial reporting, audit of controls over financial reporting, and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

(2)	Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” This category includes fees related to the certification of certain financial data provided by the Company in connection with its loan agreement with the Economic Development Board of Singapore.

(3)	Tax Fees generally consist of fees billed for professional services rendered for federal, state and international tax compliance, federal, state and international tax advice and federal and state tax planning. In fiscal 2003, tax fees consisted of $52,873 in fees billed for tax compliance services and $192,047 in fees billed for tax planning and advice. In fiscal 2004, tax fees consisted of $53,929 in fees billed for tax compliance services and $232,904 in fees billed for tax planning and advice.

(4)	All Other Fees consist of fees billed for products and services provided, other than the services reported under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.” In fiscal 2004, $2,000 was spent on accounting software.
      The Audit Committee has considered the role of PricewaterhouseCoopers LLP in providing audit and non-audit services to the Company and has concluded that such services are compatible with the independence of PricewaterhouseCoopers LLP as the Company’s accountants. In addition, since the effective date of the SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, the Audit Committee has and will continue to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval by the Chair or other member of the Audit Committee, pursuant to delegated authority, is generally provided for up to one year. Such pre-approval must specify clearly in writing the services and fees approved, comply with procedures for pre-approval set out in the Audit and Non-Audit Services Pre-Approval Policy adopted by the Audit

Committee on May 20, 2004, and may not otherwise delegate any responsibilities to pre-approve audit and non-audit services performed by the independent auditor to management.
      Pursuant to the Company’s Audit and Non-Audit Services Pre-Approval Policy, the annual audit services engagement terms and fees are subject to pre-approval of the Audit Committee. Such services include annual financial statement audit, subsidiary audits and equity investment audits. The Audit Committee may also grant pre-approval to other audit services which are those services that only the independent auditor reasonably can provide. All annual audit services and other audit services must be separately pre-approved by the Audit Committee. The Audit Committee may grant pre-approval to audit-related services that are reasonably related to the performance of the audit or to financial statement review or that are traditionally performed by the independent auditor. All audit-related services must be separately pre-approved by the Audit Committee. The Audit Committee may grant pre-approval to those tax services that have historically been provided by the auditor that the Audit Committee has reviewed and believes would not impair the independence of the auditor and that are consistent with the SEC’s rule on auditor independence, including such tax services as tax compliance, tax planning and tax advice. The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the sole business purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. All tax services must be separately pre-approved by the Audit Committee or pursuant to delegated authority under the Audit and Non-Audit Services Pre-Approval Policy. The Audit Committee may grant pre-approval to those permissible non-audit services classified as “all other services” that it believes are routine and recurring services, would not impair the independence of the auditor and are consistent with the SEC’s rules on auditor independence. All other services must be pre-approved by the Audit Committee or pursuant to delegated authority under the Audit and Non-Audit Services Pre-Approval Policy. An Audit Committee member to whom such authority has been delegated may pre-approve, on the same terms as described above, all services which the Audit Committee may provide pre-approval other than the annual audit, provided that all such pre-approval must be communicated to the Audit Committee at its next scheduled meeting. The Chair of the Audit Committee has been delegated such authority. During fiscal 2004, no portion of the Audit-Related Fees, Tax Fees or All Other Fees were approved by the Audit Committee after services had been rendered pursuant to the de minimis exception established by the SEC.
      The affirmative vote of a majority of the outstanding voting shares of the Company present or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum is present, is required to ratify the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. Abstentions will be counted as present for purposes of determining if a quorum is present. In the event stockholders do not ratify the engagement, the Audit Committee will reconsider such engagement.
Recommendation of the Board of Directors
      The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the engagement of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information with respect to the beneficial ownership of the Company’s common stock as of February 28, 2005 by: (i) each person who is known by the Company to beneficially own more than 5% of the Company’s common stock; (ii) each director and nominee-director of the Company; (iii) each of the employees of the Company listed in the Summary Compensation Table below; and (iv) all current executive officers and directors as a group.

	Number of Shares	Percent of Stock
	Beneficially Owned	Outstanding

Name and Identity of Beneficial Owner(1):
Citigroup, Inc.(2)	31,218,113	12.34%
399 Park Avenue
New York, NY 10043
Franklin Resources, Inc.(2)	28,919,097	11.43%
One Franklin Parkway
San Mateo, CA 94403
FMR Corp.(2)	19,058,677	7.53%
82 Devonshire Street
Boston, MA 02109
Executive Officers and Directors(3):
Paul J. Tufano(4)	2,243,783	*
Michael R. Cannon(5)	1,783,590	*
K. H. Teh(6)	1,083,250	*
Dr. Pantelis S. Alexopoulos(7)	687,651	*
Michael D. Cordano(8)	630,992	*
Phillip C. Duncan(9)	285,938	*
Dr. C.S. Park(10)	184,687	*
Charles Hill(11)	113,562	*
Charles F. Christ(12)	106,062	*
Charles M. Boesenberg(13)	45,312	*
Keyur Patel(14)	37,500	*
Gregory E. Myers(15)	28,125	*
Michael J. Wingert	—	*
All current executives officers and directors as a group (12 persons)(16)	2,687,863	1.06%

*	Less than one percent (1%)

(1)	Number of shares beneficially owned and the percentage of shares beneficially owned are based on 252,947,851 shares of the Company’s common stock outstanding as of February 28, 2005. Beneficial ownership is determined in accordance with the rules of the SEC. All shares of the Company’s common stock subject to currently exercisable options or options exercisable within 60 days after February 28, 2005 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage of ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage of ownership of any other person. Except as indicated in the footnotes to the table and subject to applicable community property laws, based on information provided by the persons named in the table, such persons have sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by them.

(2)	Based solely upon Schedule 13G and/or Schedule 13G/ A filings made with the SEC by Citigroup Inc., Franklin Resources Inc. and FMR Corp. on February 7, 2005, February 14, 2005 and February 14, 2005, respectively.

(3)	The address for each director and executive officer is c/o Maxtor Corporation, 500 McCarthy Boulevard, Milpitas, California 95035.

(4)	Represents (i) 178,783 shares and (ii) 2,065,000 shares subject to options granted under the 1996 Stock Option Plan that are vested as of November 12, 2004. Mr. Tufano resigned from his position as President and Chief Executive Officer on November 12, 2004 upon request of the Board of Directors. The table presents information for Mr. Tufano as of November 12, 2004 as the Company does not have complete information regarding his stock transactions after that date. On the date of separation, unvested options expired and vested options remained available for ninety days thereafter. The Company has been advised that Mr. Tufano exercised 281,250 shares subject to option on February 9, 2005 and subsequently sold those shares in the open market. On February 10, 2005, 1,783,750 shares subject to a vested option not previously exercised by Mr. Tufano expired.

(5)	Represents (i) 55,140 shares and (ii) 1,728,450 shares subject to options granted under the 1996 Stock Option Plan that are exercisable within 60 days after February 28, 2005.

(6)	Represents (i) 179,500 shares and (ii) 903,750 shares subject to options granted under the 1996 Stock Option Plan that are vested as of February 15, 2005. By mutual agreement with the Company, Mr. Teh resigned from his position as Executive Vice President, Worldwide Manufacturing and Singapore Managing Director on February 15, 2005. The table presents information for Mr. Teh as of February 15, 2005 as the Company does not have complete information regarding his stock transactions after that date. On the date of separation, unvested options expired and vested options remain available for ninety days thereafter. The Company has been advised that Mr. Teh exercised 22,000 and 27,600 shares subject to a vested option on February 18, 2005 and March 3, 2005, respectively, and subsequently sold those shares in the open market. On May 16, 2005, all outstanding vested options not exercised by Mr. Teh will expire.

(7)	Represents (i) 79,206 and (ii) 608,625 shares subject to options granted under the 1996 Stock Option Plan that are vested as of November 16, 2004. By mutual agreement with the Company, Dr. Alexopoulos resigned from his position as Executive Vice President, Engineering, Product Development and Chief Technology Officer on November 16, 2004. The table presents information for Dr. Alexopoulos as of November 16, 2004 as the Company does not have complete information regarding his stock transactions after that date. On the date of separation, unvested options expired and vested options remain available for ninety days thereafter. The Company has been advised that Dr. Alexopoulos exercised 140,625 shares subject to a vested option on February 4, 2005 and subsequently sold those shares in the open market. On February 14, 2005, 468,000 shares subject to a vested option not previously exercised by Dr. Alexopoulos expired.

(8)	Represents (i) 23,742 shares and (ii) 607,250 shares subject to options granted under the 1996 Stock Option Plan that are vested as of February 11, 2005. Mr. Cordano resigned from his position as Executive Vice President Worldwide Sales and Marketing on February 11, 2005. The table presents information for Mr. Cordano as of February 11, 2005 as the Company does not have complete information regarding his stock transactions after that date. On the date of separation, unvested options expired and vested options remain available for ninety days thereafter. On May 12, 2005, all outstanding vested options not exercised by Mr. Cordano will expire.

(9)	Represents 285,938 shares subject to options granted under the 1996 Stock Option Plan that are vested as of January 7, 2005. By mutual agreement with the Company, Mr. Duncan resigned from his position of Executive Vice President, Human Resource and Real Estate on July 19, 2004 and continued to provide services to the Chief Executive Officer until January 7, 2005. The table presents information for Mr. Duncan as of January 7, 2005 as the Company does not have complete information regarding his stock transactions after that date. On the date of separation, unvested options expired and vested options remain available for ninety days thereafter. The Company has been advised that Mr. Duncan exercised

54,688 shares subject to a vested option on February 7, 2005 and subsequently sold those shares in the open market. On April 7, 2005, all outstanding vested options not exercised by Mr. Duncan will expire.

(10)	Represents 184,687 shares subject to options granted under the 1996 Stock Option Plan that are exercisable within 60 days after February 28, 2005.

(11)	Represents 113,562 shares subject to options granted under the 1996 Stock Option Plan that are exercisable within 60 days after February 28, 2005.

(12)	Represents 106,062 shares subject to options granted under the 1996 Stock Option Plan that are exercisable within 60 days after February 28, 2005.

(13)	Represents 45,312 shares subject to options granted under the 1996 Stock Option Plan that are exercisable within 60 days after February 28, 2005.

(14)	Represents 37,500 shares subject to options granted under the 1996 Stock Option Plan that are vested as of February 18, 2005. By mutual agreement with the Company, Mr. Patel resigned from his position as Executive Vice President, Business Development and Strategic Planning on February 18, 2005. The table presents information for Mr. Patel as of February 18, 2005 as the Company does not have complete information regarding his stock transactions after that date. On the date of separation, unvested options expired and vested options remain available for ninety days thereafter. On May 19, 2005, all outstanding options not exercised by Mr. Patel will expire.

(15)	Represents 28,125 shares subject to options granted under the 1996 Stock Option Plan that are exercisable within 60 days after February 28, 2005.

(16)	Includes 2,623,723 shares subject to options granted under the 1996 Stock Option Plan that are exercisable within 60 days after February 28, 2005.
EQUITY COMPENSATION PLAN INFORMATION
      Maxtor maintains the following three compensation plans that provide for the issuance of the Company’s common stock to officers, directors, employees and consultants: the 1996 Stock Option Plan and the Company’s 1998 Employee Stock Purchase Plan, as amended (the “Purchase Plan”), each of which has been approved by stockholders; and the 1998 Restricted Stock Plan (the “Restricted Stock Plan”), which has not been approved by stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 25, 2004:

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column(a))
Plan Category(1)	(a)	(b)	(c)

Equity compensation plans approved by stockholders	24,311,428	$6.4104	4,561,093 (2)
Equity compensation plans not approved by stockholders	—	—	45,000 (3)

Total	24,311,428	$6.4104	4,606,093

(1)	The information presented in this table excludes options assumed by Maxtor in connection with acquisitions of other companies. As of December 25, 2004, 1,940,820 shares of Maxtor common stock were issuable upon exercise of these assumed options, at a weighted average exercise price of $5.76 per share.

(2)	Includes 2,284,397 shares available for future issuance under the Purchase Plan.

(3)	Represents shares of restricted stock available for issuance under the Company’s Restricted Stock Plan.

Material Features of the 1998 Restricted Stock Plan
      Maxtor’s Restricted Stock Plan provides for the award of shares of Maxtor common stock to certain executive employees. Maxtor’s Compensation Committee has the authority to amend or terminate the Restricted Stock Plan. The Restricted Stock Plan reserves a maximum of 390,000 shares of Maxtor common stock for restricted stock awards. As of February 28, 2005, 345,000 shares had been awarded and 45,000 shares remained available for grant under the Restricted Stock Plan. All unvested shares of restricted stock are forfeited in the event of termination of employment with the Company. In general, the restricted shares vest and are released from the forfeiture provision three years from the date of the award. If a participant’s employment terminates due to death or disability, such participant will be entitled to a pro rata share of vesting based on the individual’s length of service measured from the grant date. Under the terms of the Executive Severance Plan adopted by the Compensation Committee, the vesting of restricted shares acquired by a participant in the Executive Severance Plan will be accelerated in full upon the consummation of a change in control of Maxtor or the participant’s involuntary termination without cause or resignation following certain adverse changes in employment circumstances following the first public announcement of a definitive agreement leading to the change in control.

EXECUTIVE COMPENSATION AND OTHER MATTERS
      The following table sets forth the compensation paid by the Company during the fiscal years ended December 28, 2002, December 27, 2003 and December 25, 2004 to the individuals who served as the Company’s Chief Executive Officer, the four other most highly paid executive officers to whom the Company paid more than $100,000 for services rendered to the Company during the fiscal year ended December 25, 2004, a former Chief Executive Officer and the two other executive officers who would have been included among the four other most highly compensated executive officers had they continued to serve as executive officers through December 25, 2004 (the “Named Executive Officers”).
Summary Compensation Table

								Long-Term
		Annual Compensation						Compensation Awards

	Fiscal					Other Annual			Securities	All Other
	Year					Compensation		Restricted	Underlying	Compensation
Name and Principal Position	Ended	Salary($)		Bonus($)		($)(1)		Stock($)(2)	Options(#)	($)(3)

Dr. C.S. Park(4)	12/25/04	236,008	(5)	—		—		392,000	760,000 (6)	—
Chairman and	12/27/03	—		—		—		—	—	—
Chief Executive Officer	12/28/02	—		—		—		—	—	—
Michael J. Wingert(7)	12/25/04	319,480	(8)	—		164,960	(9)	419,000	850,000	4,000
President and	12/27/03	400,000		1,145,000	(10)	—		—	—	404,042	(11)
Chief Operating Officer	12/28/02	411,385		250,000	(10)	81,671	(12)	—	—	4,800
Michael D. Cordano(13)	12/25/04	468,339		—		—		253,500	100,000	408,239	(14)
Executive Vice President,	12/27/03	425,000		1,045,000		—		—	—	4,800
Worldwide Sales and Marketing	12/28/02	425,000		—		—		331,800	250,000	4,800
K. H. Teh(15)	12/25/04	391,505		—		—		126,750	50,000	—
Executive Vice President,	12/27/03	396,875		900,000		—		—	—	8,890	(16)
Worldwide Manufacturing and	12/28/02	396,875		—		—		331,800	250,000	405,740	(17)
Singapore Managing Director
Keyur Patel(18)	12/25/04	379,858		—		—		253,500	100,000	—
Executive Vice President,	12/27/03	144,739		210,000		—		178,800	100,000	—
Business Development and	12/28/02	—		—		—		—	—	—
Strategic Planning
Former Officers:
Paul J. Tufano (19)	12/25/04	874,728	(20)	—		—		676,000	500,000	5,174,038	(21)
Former President and	12/27/03	680,770		2,975,000		—		565,000	750,000	4,800
Chief Executive Officer	12/28/02	600,000		—		—		663,600	500,000	855,485	(22)
Dr. Pantelis S. Alexopoulos (23)	12/25/04	436,508	(24)	2,375	(25)	—		211,250	100,000	1,443,369	(26)
Executive Vice President,	12/27/03	350,000	(27)	925,938	(28)	—		—	—	4,800
Engineering, Product Development	12/28/02	350,000	(27)	—		—		331,800	250,000	4,800
and Chief Technology Officer
Phillip C. Duncan(29)	12/25/04	379,858		—				84,500	40,000	540,550	(30)
Executive Vice President,	12/27/03	328,400		920,000		—		—	—	404,042	(31)
Human Resources and Facilities	12/28/02	358,400		—		—		237,000	175,000	4,800

(1)	Includes only those amounts exceeding the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(2)	Represents restricted stock units granted pursuant to the Maxtor’s Restricted Stock Unit Plan, as amended (the “Restricted Unit Plan”). The amounts shown in this column represent the dollar value of the Company’s common stock on the date of the award of restricted stock units. On the date of vesting, each recipient receives in cash an amount equal to the average closing price of the Company’s common stock as reported by the NYSE during the 20 consecutive trading days ending on or immediately before such vesting date for each vested restricted stock unit. Restricted stock unit awards vest in full on the third anniversary of the grant of such awards, provided the recipient remains in continuous service to such anniversary. In addition, the vesting of 50% of restricted stock unit awards granted in March 2004 is accelerated if the Company’s annual non-GAAP net income equals or exceeds 10% of revenue for any of fiscal 2004, 2005 or 2006, and the vesting of 50% of restricted stock unit awards granted in 2002 was accelerated upon the achievement of a stock price performance goal.

On March 23, 2004, the Company granted restricted stock units to the following Named Executive Officers: Dr. Alexopoulos 25,000 units; Mr. Beaver, 10,000 units; Mr. Cordano, 30,000 units; Mr. Duncan, 10,000 units; Mr. Patel, 30,000 units; Mr. Rozenberg, 20,000 units; Mr. Teh, 15,000 units; Mr. Tufano, 80,000 units. The value of one restricted stock unit is equal to the price of one share of the Company’s common stock. The value of the restricted stock units granted to each individual was determined by multiplying the number of units awarded by $8.45, the closing price of the Company’s common stock as reported by the NYSE on March 23, 2004.

On November 12, 2004, the Company granted Dr. Park 100,000 restricted stock units. The value of one restricted stock unit is equal to the price of one share of the Company’s common stock. The value of the restricted stock units granted to Dr. Park was determined by multiplying the number of units awarded by $3.92, the closing price of the Company’s common stock as reported by the NYSE on November 12, 2004.

On November 17, 2004, the Company granted Mr. Wingert 100,000 restricted stock units. The value of one restricted stock unit is equal to the price of one share of the Company’s common stock. The value of the restricted stock units granted to Mr Wingert was determined by multiplying the number of units awarded by $4.19, the closing price of the Company’s common stock as reported by the NYSE on November 17, 2004.

As of December 25, 2004, the number and value of the aggregate restricted stock unit holdings of each of the Named Executive Officers was as follows: Dr. Park, 100,000 units, $511,000; Mr. Wingert, 100,000 units, $511,000; Mr. Cordano, 65,000 units, $332,150; Mr. Patel, 50,000 units, $255,500; Mr. Teh, 50,000 units, $255,500; Mr. Tufano, zero units and no value; Dr. Alexopoulos, zero units and no value; and Mr. Duncan, 35,000 units, $178,850. The value of the restricted stock units is based on the closing price of the Company’s common stock as reported by the NYSE on December 23, 2004, which was $5.11.

(3)	Unless otherwise indicated, the amounts shown in this column represent the Company’s annual contribution to the Maxtor Savings Retirement Plan, a 401(k) plan.

(4)	Dr. Park was appointed as Chief Executive Officer in November 2004. Under his Employment Offer Letter, Dr. Park was to receive an annual salary of $700,000; on February 7, 2005, Dr. Park volunteered to reduce his salary by 10% until the first pay period following the first quarter in which the Company reports net income calculated pursuant to generally accepted accounting principles (“GAAP”). Please refer to “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” below for further information.

(5)	Represents (i) $151,577 paid to Dr. Park for services as director and Chairman to the Company’s Board of Directors, and (ii) $84,431 paid in his capacity as Chief Executive Officer.

(6)	Includes 10,000 shares subject to an option granted on February 9, 2004 to Dr. Park pursuant to his service as a non-employee director.

(7)	Mr. Wingert served as the Company’s Executive Vice President/ General Manager, Server Products Group from November 2001 to June 2004 and in that capacity he earned $253,895 from January through June 2004. Mr. Wingert resigned from the Company’s employment in June 2004. He was subsequently hired as the Company’s President and Chief Operating Officer on November 17, 2004; the balance of the salary disclosed in this table was earned for these services. Under his November 2004 Employment Offer Letter, Mr. Wingert is entitled to an annual salary of $600,000. On February 7, 2005, Mr. Wingert volunteered to reduce his salary by 10% until the first pay period following the first quarter in which the Company reports net income calculated pursuant to GAAP. Please refer to “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” below for further information.

(8)	Represents (i) $255,923 in base salary and (ii) $63,557 in paid time off.

(9)	Represents relocation expenses reimbursed in the amount of $164,960.

(10)	Represents annual installment of incentive bonus awarded to Mr. Wingert pursuant to an October 2001 letter agreement entered into between the Company and Mr. Wingert prior to his departure from the Company in June 2004. See “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” below for further information.

(11)	Represents (i) the outstanding balance of a loan (including accrued interest) from the Company to Mr. Wingert in the amount of $399,242 forgiven by the Company pursuant to the terms of the Executive Incentive Retention Agreement and Promissory Note dated November 19, 1999, and (ii) contributions by the Company of $4,800 to the Maxtor Savings Retirement Plan, a 401(k) plan.

(12)	Includes relocation expenses reimbursed in the amount of $73,271.

(13)	Mr. Cordano resigned from his position as Executive Vice President Worldwide Sales and Marketing on February 11, 2005. Mr. Cordano did not receive severance benefits.

(14)	Represents (i) the outstanding balance of a loan (including accrued interest) from the Company to Mr. Cordano in the amount of $404,239 forgiven by the Company pursuant to the terms of the Executive Incentive Retention Agreement and Promissory Note dated November 19, 1999, and (ii) contributions by the Company of $4,000 to the Maxtor Savings Retirement Plan, a 401(k) plan.

(15)	By mutual agreement with the Company, Mr. Teh resigned from his position as Executive Vice President, Worldwide Manufacturing and Singapore Managing Director on February 15, 2005. Pursuant to his separation from the Company, Mr. Teh was entitled to receive approximately $497,376 in severance benefits, all of which will be paid in fiscal 2005. See “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” for information concerning certain severance arrangements between Mr. Teh and the Company.

(16)	Represents mandatory contributions under Singapore law by the Company to the Central Provident Fund on behalf of Mr. Teh.

(17)	Represents (i) the outstanding balance of a loan (including accrued interest) from the Company to Mr. Teh in the amount of $395,896 forgiven by the Company pursuant to the terms of the Executive Incentive Retention Agreement and Promissory Note dated November 19, 1999, and (ii) mandatory contributions under Singapore law by the Company of $9,844 to the Central Provident Fund on behalf of Mr. Teh.

(18)	By mutual agreement with the Company, Mr. Patel resigned from his position as Executive Vice President, Business Development and Strategic Planning on February 18, 2005. Pursuant to his separation from the Company, Mr. Patel was entitled to receive approximately $616,350 in severance benefits, all of which will be paid in fiscal 2005. See “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” for information concerning certain severance arrangements between Mr. Patel and the Company.

(19)	Mr. Tufano resigned from his position as President and Chief Executive Officer on November 12, 2004 upon request of the Board of Directors. See “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” for information concerning certain severance arrangements between Mr. Tufano and the Company. All unvested options expired on the date employment terminated.

(20)	Represents (i) $745,497 in base salary and (ii) $129,231 in paid time off.

(21)	Represents (i) $5,170,000 severance benefits paid to Mr. Tufano and (ii) contributions by the Company of $4,038 to the Maxtor Savings Retirement Plan, a 401(k) plan.

(22)	Represents (i) the outstanding balance of a loan (including accrued interest) from the Company to Mr. Tufano in the amount of $850,685 forgiven by the Company pursuant to the terms of the Executive Incentive Retention Agreement and Promissory Note dated October 18, 1999, and (ii) contributions by the Company of $4,800 to the Maxtor Savings Retirement Plan, a 401(k) plan.

(23)	By mutual agreement with the Company, Dr. Alexopoulos resigned from his position as Executive Vice President, Engineering, Product Development and Chief Technology Officer on November 16, 2004. See “Employment Contracts and Termination of Employment and Change-in-Control Arrangements”

for information concerning certain severance arrangements between Dr. Alexopoulos and the Company. All unvested options expired on the date employment terminated.

(24)	Represents (i) $300,243 in base salary, (ii) $63,385 in paid time off, and (iii) $72,880 paid pursuant to Dr. Alexopoulos’s participation in the Executive Deferred Compensation Plan.

(25)	Represents patent award of $2,375.

(26)	Represents (i) $1,035,130 severance benefits paid to Dr. Alexopoulos, (ii) the outstanding balance of a loan (including accrued interest) from the Company to Dr. Alexopoulos in the amount of $404,239 forgiven by the Company pursuant to the terms of the Executive Incentive Retention Agreement and Promissory Note dated November 19, 1999, and (iii) contributions by the Company of $4,000 to the Maxtor Savings Retirement Plan, a 401(k) plan.

(27)	The amount shown includes deferred payments under the Executive Deferred Compensation Plan in the amounts of $64,615 and $70,000 for fiscal years 2003 and 2002, respectively.

(28)	Includes patent award of $5,938.

(29)	By mutual agreement with the Company, Mr. Duncan resigned from his position of Executive Vice President, Human Resource and Real Estate on July 19, 2004 and continued to provide services to the Chief Executive Officer until January 7, 2005. See “Employment Contracts and Termination of Employment and Change-in-Control Arrangements” for information concerning certain severance arrangements between Mr. Duncan and the Company. All unvested options expired on the date employment terminated.

(30)	Represents (i) $536,550 severance benefits paid to Mr. Duncan and (ii) contributions by the Company of $4,000 to the Maxtor Savings Retirement Plan, a 401(k) plan.

(31)	Represents (i) the outstanding balance of a loan (including accrued interest) from the Company to Mr. Duncan in the amount of $399,242 forgiven by the Company pursuant to the terms of the Executive Incentive Retention Agreement and Promissory Note dated November 19, 1999, and (ii) contributions by the Company of $4,800 to the Maxtor Savings Retirement Plan, a 401(k) plan.

Stock Option Grants in Last Fiscal Year
      The following table provides information concerning grants of options to purchase the Company’s common stock made during the fiscal year ended December 25, 2004 to the persons named in the Summary Compensation Table:
Option Grants in Last Fiscal Year

	Individual Grants
						Potential Realized Value at
	Number of	% of Total				Assumed Annual Rates of
	Shares	Options				Stock Price Appreciation For
	Underlying	Granted to	Exercise			Option Term(3)
	Options	Employees in	Price Per		Expiration
Name	Granted(1)	Fiscal Year	Share(2)		Date	5%		10%

Dr. C.S. Park	750,000	15.52	$3.75	(4)	11/14/2014	$1,976,450		$4,813,103
	10,000	0.21	9.85	(5)	2/9/2014	61,946		156,984
Michael J. Wingert	750,000	15.52	4.15	(6)	11/17/2014	2,006,301		5,038,336
	100,000 (7)	2.07	8.45		3/23/2014	531,416	(8)	1,346,712	(8)
Michael D. Cordano	100,000	2.07	8.45		3/23/2014	531,416	(8)	1,346,712	(8)
K. H. Teh	50,000	1.03	8.45		3/23/2014	265,708	(8)	673,356	(8)
Keyur Patel	100,000	2.07	8.45		3/23/2014	531,416	(8)	1,346,712	(8)
Former Officers:
Paul J. Tufano	500,000	10.35	$8.45		3/23/2014	2,657,080	(8)	6,733,562	(8)
Dr. Pantelis S. Alexopoulos	100,000	2.07	8.45		3/23/2014	531,416	(8)	1,346,712	(8)
Phillip C. Duncan	40,000	0.83	8.45		3/23/2014	212,566	(8)	538,685	(8)

(1)	All options granted during the fiscal year ended December 25, 2004 were granted pursuant to the 1996 Stock Option Plan. Except as otherwise noted, these options vest over a four-year period during which 25% vest on the first anniversary of the date of grant and 6.25% vest each quarter thereafter.

(2)	Except as otherwise noted, all options in this table have exercise prices per share equal to the closing price of the Company’s common stock as reported by the NYSE on the date of grant.

(3)	Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed annual compounded rates of appreciation only from the date of the grant to the expiration date of the option. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

(4)	This option has an exercise price per share equal to the average of the high and low sale prices of the Company’s common stock as reported by the NYSE on the trading day immediately preceding the date of grant. This option vests over a two year period during which 12.5% vest each quarter.

(5)	This option was granted to Dr. Park as a non-employee director under the 1996 Stock Option Plan prior to his appointment as Chief Executive Officer in November 2004.

(6)	This option has an exercise price per share equal to the average of the high and low sale prices of the Company’s common stock as reported by the NYSE on the grant date.

(7)	This option was granted to Mr. Wingert in March 2004 pursuant to his employment as the Company’s Executive Vice President/ General Manager, Server Products Group from November 2001 to June 2004.

(8)	Pursuant to the terms of the 1996 Stock Option Plan, all unvested options expire on the date employment terminates. Accordingly, the options granted to Messrs. Cordano, Ducan, Patel, Tufano, Wingert and Dr. Alexopoulos expired as employment terminated prior to the one year anniversary of the option grant date.

2005 Grants of Stock Options and Restricted Stock Units
      On February 7, 2005, the Compensation Committee of the Board of Directors granted an option to purchase 75,000 shares of the Company’s common stock to David L. Beaver. This option has an exercise price equal to the average of the high and low sale prices on the date of the grant, $5.45 and standard vesting terms. The Compensation Committee of the Board of Directors also granted to Mr. Beaver 25,000 restricted stock units. The restricted stock unit award, subject to continued employment, will vest on the third anniversary of the grant date. The fair market value of the restricted stock units granted to Mr. Beaver was $137,750, determined by multiplying the number of units awarded by $5.51, the closing price of the Company’s common stock as reported by the NYSE on February 7, 2005.
      Effective February 18, 2005, the Compensation Committee of the Board of Directors granted an option to purchase 80,000 shares of the Company’s common stock to Kurt Richarz. This option has an exercise price equal to the average of the high and low sale prices on the date of the grant, $5.66 and standard vesting terms. The Compensation Committee of the Board of Directors also granted to Mr. Richarz 20,000 restricted stock units. The restricted stock unit award, subject to the continued employment, will vest on the third anniversary of the grant date. The fair market value of the restricted stock units granted to Mr. Richarz was $110,600, determined by multiplying the number of units awarded by $5.53, the closing price of the Company’s common stock as reported by the NYSE on February 18, 2005.
      On March 14, 2005, the Compensation Committee of the Board of Directors granted options to purchase 100,000 shares to Duston M. Williams, 80,000 shares to Fariba Danesh, 80,000 shares to Kurt Richarz, and 80,000 shares to David L. Beaver. These options have an exercise price equal to the closing sale price on the date of grant, $5.73. The Compensation Committee of the Board of Directors also granted restricted stock units in the amounts of 20,000 units to Ms. Danesh, 20,000 units to Mr. Richarz and 20,000 units to Mr. Beaver. Each of the restricted stock unit awards, subject to continued employment, will vest on the third anniversary of the grant date. The fair market value of the restricted stock units granted to each of Ms. Danesh and Messrs. Richarz and Beaver was $114,600, respectively. The fair market value of the restricted stock units granted was determined by multiplying the number of units awarded by $5.73, the closing price of the Company’s common stock as reported by the NYSE on March 14, 2005.

OPTION EXERCISES AND FISCAL 2004 YEAR-END VALUES OF UNEXERCISED OPTIONS
      The following table sets forth information with respect to fiscal year 2004 year-end values of stock options granted to the persons named in the Summary Compensation Table above.
Aggregate Option Exercises in Last Fiscal Year and Values at December 25, 2004

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-The-Money Options at
			Fiscal Year End(1)		Fiscal Year End(2)
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Dr. C.S. Park	—	$—	80,937	795,313	$1,772	$1,022,278
Michael J. Wingert	37,500	76,995	—	750,000	—	720,000
Michael D. Cordano	—	—	582,250	243,750	43,013	34,688
K. H. Teh	—	—	878,750	193,750	34,688	34,688
Keyur Patel	—	—	31,250	168,750	—	—
Former Officers:
Paul J. Tufano(3)	—	—	2,065,000	—	$104,063	—
Dr. Pantelis S. Alexopoulos(4)	—	—	608,625	—	52,301	—
Phillip C. Duncan(5)	—	—	260,938	155,625	20,235	24,281

(1)	Represents options granted pursuant to the 1996 Stock Option Plan. Except as otherwise noted, these options vest over a four-year period during which 25% vest on the first anniversary of the date of grant and 6.25% vest each quarter thereafter.

(2)	Based on the closing price of the Company’s common stock of $5.11 on December 24, 2004, as reported by the NYSE.

(3)	Upon his resignation as the Company’s President and Chief Executive Officer on November 12, 2004, Mr. Tufano surrendered unvested options to purchase a total of 1,312,500 shares of the Company’s common stock and retained a vested option to purchase 2,065,000 shares of the Company’s common stock. The Company has been advised that Mr. Tufano exercised 281,250 shares subject to option on February 9, 2005 and subsequently sold those shares in the open market. On February 10, 2005, 1,783,750 shares subject to a vested option not previously exercised by Mr. Tufano expired.

(4)	Upon his resignation as the Company’s Executive Vice President, Engineering, Product Development and Chief Technology Officer on November 16, 2004, Dr. Alexopoulos surrendered unvested options to purchase a total of 246,875 shares of the Company’s common stock and retained a vested option to purchase 608,625 shares of the Company’s common stock. The Company has been advised that Dr. Alexopoulos exercised 140,625 shares subject to a vested option on February 4, 2005 and subsequently sold those shares in the open market. On February 14, 2005, 468,000 shares subject to a vested option not previously exercised by Dr. Alexopoulos expired.

(5)	Upon his resignation as the Company’s Executive Vice President, Human Resources and Real Estate on July 19, 2004 and separation on January 7, 2005, Mr. Duncan surrendered unvested options to purchase a total of 130,625 shares of the Company’s common stock and retained a vested option to purchase 285,938 shares of the Company’s common stock. The Company has been advised that Mr. Duncan exercised 54,688 shares subject to a vested option on February 7, 2005 and subsequently sold those shares in the open market. On April 7, 2005, all outstanding vested options not exercised by Mr. Duncan will expire.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS
Employment Agreements

Paul J. Tufano
      In July 1996, the Company entered into a letter agreement with Mr. Tufano that provided for (i) base compensation of $230,000 per year; (ii) payment of a sign-on bonus of $100,000, payable in two equal installments in July 1996 and January 1997; (iii) an annual bonus opportunity of approximately $115,000; (iv) an option to purchase 50,000 shares of Maxtor common stock, which vests over four years; and (v) payment to Mr. Tufano of nine months’ base salary plus any portion of the sign-on bonus remaining unpaid if his employment is terminated without cause. This agreement was superseded in part by the February 2003 letter agreement described below.
      In February 2003, the Company entered into a letter agreement with Mr. Tufano that provided for (i) base compensation of $700,000 per year, as amended from time to time by the Compensation Committee; (ii) a management incentive bonus opportunity of 100% of base salary for 2003 and subsequently set by the Compensation Committee; (iii) an option to purchase 750,000 shares of Maxtor common stock, which vests over four years; (iv) 100,000 restricted stock units, which vest over three years; and (v) certain severance benefits which were superseded by a Participation Agreement between Mr. Tufano and the Company under the Executive Retention and Severance Plan described below under “Change in Control Arrangements.” Mr. Tufano resigned as President and Chief Executive Officer effective November 12, 2004 upon the request of the Board of Directors. Severance benefits received by Mr. Tufano are described below under “Termination of Employment.”

Phillip C. Duncan
      In July 1996, the Company entered into a letter agreement with Mr. Duncan that provided for (i) base compensation of $220,000 per year; (ii) payment of a sign-on bonus of $80,000, payable during the first week of employment; (iii) a management incentive bonus opportunity of approximately $110,000; (iv) an option to purchase 80,000 shares of Maxtor common stock, which vests over four years; and (v) certain severance benefits which were superseded by a Participation Agreement between Mr. Duncan and the Company under the Executive Retention and Severance Plan described below under “Change in Control Arrangements.” Mr. Duncan resigned by mutual agreement with the Company from his post as Executive Vice President, Human Resources and Real Estate on July 19, 2004 and from that date until January 7, 2005, Mr. Duncan was assigned to special tasks reporting directly to the Company’s Chief Executive Officer. Severance benefits received by Mr. Duncan are described below under “Termination of Employment.”

David L. Beaver
      Mr. Beaver joined the Company in March 1997 and currently serves as Senior Vice President of Worldwide Materials, Chief Procurement Officer. Mr. Beaver’s employment is not subject to a letter agreement. His current employment terms include a monthly salary of $23,604. As of February 28, 2005, Mr. Beaver held vested and unvested options to purchase 381,525 shares of the Company’s common stock, subject to the terms of the Company’s 1996 Stock Option Plan. As of April 1, 2005, Mr. Beaver held 80,000 restricted stock units, subject to the terms of the Company’s Restricted Stock Unit Plan. Mr. Beaver and the Company entered into a Participation Agreement by which he will participate in the Company’s Executive Retention and Severance Plan. Mr. Beaver’s restricted stock unit award provides for payment in cash for the value of vested restricted stock units in accordance with the terms of the Restricted Stock Unit Plan, subject to applicable tax withholding. The restricted stock units vest in full on the third anniversary of the date of grant, provided that his service has not terminated. Along with other executive officers of the Company, Mr. Beaver agreed in March 2005 to an amendment to his restricted stock unit award agreement to eliminate a provision under which his award would have vested in full upon termination of service other than for cause (as defined in the Restricted Stock Unit Plan).

K.H. Teh
      In March 1997, the Company entered into a letter agreement with Mr. Teh that provided for (i) base compensation of 396,000 Singapore dollars per year; (ii) payment of a sign-on bonus of US $100,000, payable in two equal installments in March 1997 and March 1998; (iii) an annual bonus opportunity of 50% of base compensation; and (iv) an option to purchase 100,000 shares of Maxtor common stock, which vests over four years. Mr. Teh resigned by mutual agreement with the Company from his post as Executive Vice President, Worldwide Manufacturing and Singapore Managing Director effective February 15, 2005. Severance benefits received by Mr. Teh are described below under “Termination of Employment.”

Michael J. Wingert
      In October 2001, the Company entered into a letter agreement with Mr. Wingert that provided for (i) base compensation of $400,000 per year; (ii) an annual bonus opportunity of 60% of base salary for each full year of employment as Executive Vice President/ General Manager, Server Products Group; (iii) an incentive bonus in the amount of $750,000, to be paid in three equal annual installments; and (iv) an option to purchase 200,000 shares of Maxtor common stock, that vested over four years. In June 2004, Mr. Wingert resigned from the Company as Executive Vice President/ General Manager, Server Products Group to join a small hard disk drive company working on small form factor disk drives.
      In order to minimize disruption and facilitate a smooth management transition, the Committee approved an agreement with Mr. Wingert pursuant to which he received no severance benefits, had no repayment obligations regarding prior incentive bonuses, and agreed to pay liquidated damages of $750,000 in the event of the solicitation of Company employees during the period his nonsolicitation covenant remained in effect. Mr. Wingert returned to the Company in November 2004 as the Company’s President and Chief Operation Officer and his prior agreements with the Company were terminated.
      In November 2004, the Company entered into a subsequent letter agreement with Mr. Wingert to serve as the Company’s President and Chief Operating Officer. Under the agreement, Mr. Wingert will receive a monthly salary of $50,000 and was granted an option to purchase 750,000 shares of the Company’s common stock, vesting over four years and subject to the terms of the Company’s 1996 Stock Option Plan, an award of 100,000 restricted stock units subject to the terms of the Company’s Restricted Stock Unit Plan, and other compensation as set forth in the Employment Offer. On February 7, 2005, Mr. Wingert volunteered to reduce his salary by 10% until the first pay period following the first quarter in which the Company reports net income calculated pursuant to GAAP. As of November 2004, Mr. Wingert entered into an agreement to participate in the Company’s Executive Retention and Severance Plan, as described below under “Change in Control Arrangements.” Mr. Wingert’s restricted stock unit award provides for payment in cash of the value of vested restricted stock units in accordance with the terms of the Restricted Stock Unit Plan, subject to applicable tax withholding. The restricted stock units will vest in full on the third anniversary of the date of grant, provided his service has not terminated. Along with other executive officers of the Company, Mr. Wingert agreed in March 2005 to an amendment to his restricted stock unit award agreement to eliminate a provision under which his award would have vested in full upon termination of service other than for cause (as defined in the Restricted Stock Unit Plan). However, if Mr. Wingert remains an active employee in good standing of the Company, the option and the restricted stock units will be accelerated in full upon the occurrence of certain specified events as set forth in the Employment Offer Letter.

Keyur Patel
      In June 2003, the Company entered into a letter agreement with Mr. Patel that provided for (i) a base compensation of $350,000 per year; (ii) participation in the 2003 Incentive Plan with an anticipated participation level of 60% base compensation, with 50% of base compensation guaranteed in fiscal 2003 as an incentive bonus; (iii) an option to purchase 100,000 shares of Maxtor common stock and 20,000 restricted stock units; and (iv) certain severance benefits which were superseded by a Participation Agreement between Mr. Patel and the Company under the Executive Retention and Severance Plan described below under “Change in Control Arrangements.” Mr. Patel resigned by mutual agreement with the Company as Executive

Vice President, Business Development and Strategic Planning effective February 18, 2005. Severance benefits received by Mr. Patel are described below under “Termination of Employment.”

Fariba Danesh
      In September 2004, Company entered into a letter agreement with Fariba Danesh to serve as the Company’s Executive Vice President, Operations. Under the Agreement, Ms. Danesh will receive a monthly salary of $33,333.34, and has been granted an option to purchase 230,000 shares of the Company’s common stock under the 1996 Stock Option Plan and an award of 45,000 restricted stock units under the Restricted Stock Unit Plan. Ms. Danesh also received a hiring bonus of $215,000, refundable to the Company in the event of her voluntary termination during the first two years of her employment. As of the same date, Ms. Danesh entered into an agreement to participate in the Company’s Executive Retention and Severance Plan, as described below under “Change in Control Arrangements.” Ms. Danesh’s restricted stock unit award provides for payment in cash of the value of vested restricted stock units in accordance with the terms of the Restricted Stock Unit Plan, subject to applicable tax withholding. The restricted stock units will vest in full on the third anniversary of the date of grant, provided her service has not terminated. Along with other executive officers of the Company, Ms. Danesh agreed in March 2005 to an amendment to her restricted stock unit award agreement to eliminate a provision under which her award would have vested in full upon termination of service other than for cause (as defined in the Restricted Stock Unit Plan).

Dr. C.S. Park
      In November 2004, the Company entered into a letter agreement with Dr. Park to serve as the Company’s Chief Executive Officer. Under the Agreement, Dr. Park will receive an annual salary of $700,000, a grant of an option to purchase 750,000 shares of the Company’s common stock, vesting quarterly over two years and subject to the terms of the Company’s 1996 Stock Option Plan, a grant of 100,000 restricted stock units, subject to the terms of the Company’s Restricted Stock Unit Plan, and other compensation as set forth in the Employment Offer Letter. On February 7, 2005, Dr. Park volunteered to reduce his salary by 10% until the first pay period following the first quarter in which the Company reports net income calculated pursuant to GAAP. As of November 2004, the Company also entered into a Participation Agreement with Dr. Park by which he will participate in the Company’s Executive Retention and Severance Plan. Dr. Park’s restricted stock unit award provides for payment in cash for the value of vested restricted stock units in accordance with the terms of the Restricted Stock Unit Plan, subject to applicable tax withholding. The restricted stock units vest 50% on the first anniversary of the date of his employment and 50% on the second anniversary of the date of his employment, provided his service has not terminated. Along with other executive officers of the Company, Dr. Park agreed in March 2005 to an amendment to his restricted stock unit award agreement to eliminate a provision under which his award would have vested in full upon termination of service other than for cause (as defined in the Restricted Stock Unit Plan).

Duston M. Williams
      In December 2004, the Company entered into a letter agreement with Duston M. Williams to serve as the Company’s Executive Vice President, Finance and Chief Financial Officer. Under the Agreement, Mr. Williams will receive a monthly salary of $37,500, a grant of an option to purchase 300,000 shares of the Company’s common stock, subject to the terms of the Company’s 1996 Stock Option Plan, a grant of 100,000 restricted stock units, subject to the terms of the Company’s Restricted Stock Unit Plan and a hiring bonus of $200,000, refundable to the Company in the event of his voluntary resignation during the first two years of his employment. On the same date the Company also entered into a Participation Agreement with Mr. Williams by which he will participate in the Company’s Executive Retention and Severance Plan. Mr. Williams’ restricted stock unit award provides for payment in cash for the value of vested restricted stock units in accordance with the terms of the Restricted Stock Unit Plan, subject to applicable tax withholding. The restricted stock units will vest in full on the third anniversary of the date of his employment, provided that his service has not terminated. Along with other executive officers of the Company, Mr. Williams agreed in March 2005 to an amendment to his restricted stock unit award agreement to eliminate a provision under which his award would have vested in full upon termination of service other than for cause (as defined in the Restricted Stock Unit Plan).

Kurt Richarz
      In February 2005, the Company entered into a letter agreement with Kurt Richarz to serve as the Company’s Senior Vice President, Worldwide Sales. Under the Agreement, Mr. Richarz will receive a monthly salary of $27,083.33, a commission bonus opportunity at a target of 50% of his base salary, a grant of an option to purchase 60,000 shares of the Company’s common stock, vesting over four years and subject to the terms of the Company’s 1996 Stock Option Plan, a grant of 20,000 restricted stock units, subject to the terms of the Company’s Restricted Stock Unit Plan, and other compensation as set forth in the Employment Offer Letter. On the same date the Company also entered into a Participation Agreement with Mr. Richarz by which he will participate in the Company’s Executive Retention and Severance Plan, with terms and conditions set forth in the form of such agreement previously filed by the Company. Mr. Richarz’ restricted stock unit award provides for payment in cash for the value of vested restricted stock units in accordance with the terms of the Restricted Stock Unit Plan, subject to applicable tax withholding. The restricted stock units will vest in full on the third anniversary of the date of his employment, provided that his service has not terminated. Along with other executive officers of the Company, Mr. Richarz agreed in March 2005 to an amendment to his restricted stock unit award agreement to eliminate a provision under which his award would have vested in full upon termination of service other than for cause (as defined in the Restricted Stock Unit Plan). If Mr. Richarz remains an active employee in good standing of the Company, the option and the restricted stock units will be accelerated in full upon the occurrence of certain specified events as set forth in the Employment Offer Letter.
Termination of Employment
      Executive Retention and Severance Plan. On October 30, 2003, the Compensation Committee adopted the Executive Retention and Severance Plan (the “Executive Severance Plan”), which provides certain benefits to the Company’s executive officers and key employees upon involuntary termination of employment and in connection with a change in control of Maxtor, as described below under “Change in Control Arrangements.” A participant who is involuntarily terminated (defined by the Executive Severance Plan as termination by the Company of the participant’s employment other than for cause or the participant’s voluntary resignation following certain disproportionate reductions in the participant’s base salary or target bonus amount) other than in connection with a change in control and who executes a release of claims and a restrictive covenants agreement will be entitled to specified severance benefits. In addition to accrued compensation, including any earned but unpaid prior year bonus, and benefits earned under the Company’s employee benefit and equity compensation plans, the terminated participant will receive certain monthly cash severance payments for a period of 24 months in the case of the chief executive officer, 12 months in the case of other executive officers and for a period determined by the Compensation Committee in the case of other key employees. In addition, participants will be entitled to receive, for the same respective periods, employer-paid health benefits. The Executive Severance Plan provides, however, that the chief executive officer will forfeit his severance benefits if the Board of Directors determines that he has breached a covenant not to compete contained in his restrictive covenants agreement.
      As initially adopted, the Executive Severance Plan provided for monthly cash severance payments as a result of involuntary termination of employment, other than in connection with a change in control, in an amount equal to the sum of the participant’s monthly base salary and prorated prior year annual bonus. In March 2005, the Compensation Committee of the Board of Directors amended the Executive Severance Plan to change the method of computing such monthly cash severance payments and to expand the actions of a participant that would constitute “cause” for termination of employment that would not trigger an obligation of the Company to provide severance benefits. For such involuntary terminations of employment occurring after the date of amendment of the Executive Severance Plan, monthly cash severance payments will take into account a monthly pro rata portion of 50% of the terminated participant’s target annual bonus for the year in which employment terminates rather than the participant’s prior year annual bonus. Furthermore, following its amendment in March 2005, the following additional actions by a participant will constitute “cause” for termination of employment: (1) breach of fiduciary duty for personal profit, (2) material failure to abide by the Company’s code of conduct or other policies, (3) misconduct within the scope of Section 304 of the Sarbanes-Oxley Act of 2002 as a result of which the Company is required to prepare an accounting restatement, (4) misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company, (5) any intentional act which has a material detrimental effect on the reputation or business of the Company, (6) repeated failure or inability to perform any reasonable assigned duties after written notice and a reasonable opportunity to cure such failure or inability, and (7) any material breach of any employment, non-disclosure, non-competition, non-solicitation or similar agreement which is not cured pursuant to the terms of the agreement.
      Restricted Stock Unit Plan. The Company’s Restricted Stock Unit Plan adopted by the Board of Directors in May 2002 and amended in September 2003 provides for the grant of restricted stock units, which represent rights to receive payment in cash of the value of a specified number of shares of the Company’s common stock upon one or more specified dates or events determined in accordance with the terms of the Restricted Stock Unit Plan. Generally, restricted stock units vest in full on the third anniversary of the date of grant, provided the participant’s service has not terminated, but all or a portion of such restricted stock units may vest on an accelerated basis if performance goals specified by the Compensation Committee are achieved. As initially adopted, the Restricted Stock Unit Plan provided for acceleration in full of the vesting of an award held by a participant whose employment is involuntarily terminated without cause. In March 2005, the Compensation Committee of the Board of Directors amended the Restricted Stock Unit Plan to provide that an award held by a participant who is involuntarily terminated without cause will be forfeited to the extent it remains unvested on the date of termination of employment.
      Throughout 2004 and the beginning of 2005, but prior to the amendments to the Executive Severance Plan and Restricted Stock Unit Plan adopted by the Compensation Committee of the Board of Directors in March 2005, the Company announced a series of changes in management that included the departure of senior executive officers. Except where otherwise noted, these executives received severance benefits upon their departure in accordance with the Executive Severance Plan and Restricted Stock Unit Plan as described below. In addition, each of Messrs. Robert L. Edwards and Michael A. Bless served as Executive Vice President, Finance and Chief Financial Officer in fiscal 2004 and each resigned voluntarily. Neither received severance benefits and each repaid any obligations outstanding to the Company. Similarly, Mr. Michael D. Cordano resigned voluntarily from his position as Executive Vice President Worldwide Sales and Marketing on February 11, 2005 and he received no severance benefits.

Paul J. Tufano
      Mr. Tufano resigned as President and Chief Executive Officer effective November 12, 2004 upon the request of the Board of Directors. Upon his departure, Mr. Tufano entered into an agreement concerning the severance benefits to which he was entitled in accordance with the terms of the Executive Severance Plan and Restricted Stock Unit Plan. These benefits included $4,480,000 in cash severance payments, $689,600 in settlement of restricted stock units and health benefits for two years following his departure from the Company.

Phillip C. Duncan
      By mutual agreement with the Company, Mr. Duncan resigned from his position of Executive Vice President, Human Resource and Real Estate on July 19, 2004 and continued to provide services to the Chief Executive Officer until January 7, 2005. Upon his departure, Mr. Duncan was entitled to receive severance benefits in accordance with the Executive Severance Plan and Restricted Stock Unit Plan, including $360,500 in cash severance payments, $176,050 in settlement of restricted stock units and health benefits for one year following his departure from the Company.

K.H. Teh
      By mutual agreement with the Company, Mr. Teh resigned from his position as Executive Vice President, Worldwide Manufacturing and Singapore Managing Director on February 15, 2005. Pursuant to a separate cessation of employment agreement with the Company, Mr. Teh received severance benefits including $257,501 in cash severance payments and $239,875 in settlement of restricted stock units.

Keyur Patel
      By mutual agreement with the Company, Mr. Patel resigned from his position as Executive Vice President, Business Development and Strategic Planning on February 18, 2005. Upon his departure, Mr. Patel was entitled to receive severance benefits in accordance with the terms of the Executive Severance Plan and Restricted Stock Unit Plan, including $360,500 in cash severance payments, $255,850 in settlement of restricted stock units and health benefits for one year following his departure from the Company.

Dr. Pantelis S. Alexopoulos
      By mutual agreement with the Company, Dr. Alexopoulos resigned from his position as Executive Vice President, Engineering, Product Development and Chief Technology Officer on November 16, 2004. Upon his departure, Dr. Alexopoulos was entitled to receive severance benefits in accordance with the terms of the Executive Severance Plan and Restricted Stock Unit Plan, including $832,000 in cash severance payments, $203,130 in settlement of restricted stock units and health benefits for one year following his departure from the Company.

Misha Rozenberg
      By mutual agreement with the Company, Mr. Rozenberg resigned from his position as Senior Vice President and Chief Quality Officer on February 18, 2005 and separated from the Company on March 11, 2005. Upon his departure, Mr. Rozenberg was entitled to receive severance benefits in accordance with the terms of the Executive Severance Plan and Restricted Stock Unit Plan, including $305,500 in cash severance payments, $253,665 in settlement of restricted stock units and health benefits for one year following his departure from the Company.
Change-in-Control Arrangements
      1998 Restricted Stock Plan. Pursuant to the Restricted Stock Plan, all unvested shares of restricted stock are forfeited in the event of termination of employment with the Company. In general, the restricted shares vest and are released from the forfeiture provision three years from the date of the restricted stock award. If a participant’s employment terminates due to death or disability, such participant will be entitled to a pro rata share of vesting based on the individual’s length of service measured from the grant date. Under the terms of the Executive Severance Plan described below, the vesting of the Restricted Stock Plan shares held by participants in the Executive Severance Plan is subject to acceleration upon a change in control of Maxtor.
      1996 Stock Option Plan. Pursuant to the 1996 Stock Option Plan, in the event of a transfer of control, as defined therein, the Board of Directors has the power but is not obligated to accelerate the vesting of outstanding options. If the acquiring corporation in a transfer of control does not assume, or substitute new options for, outstanding options, all shares subject to outstanding options will become fully vested and exercisable prior to the transfer of control. The 1996 Stock Option Plan also provides for the grant of restricted stock. The grant agreement provides that if a participant’s employment terminates due to death or disability, such participant will be entitled to a pro rata share of vesting based on the number of months of service from the grant date. In addition, participants in the Executive Severance Plan will vest in full in options granted under the 1996 Stock Option Plan upon certain terminations of employment in connection with a change in control of Maxtor.

      Restricted Stock Unit Plan. Pursuant to the Company’s Restricted Stock Unit Plan, the vesting of each restricted stock unit award held by a participant whose service has not previously terminated will be accelerated in full upon the consummation of a change of control, as defined by the Restricted Stock Unit Plan.
      Executive Retention and Severance Plan. The Executive Severance Plan provides that if, in the event of a change in control of Maxtor, the company acquiring Maxtor does not assume the outstanding Maxtor stock options of the participants in the Executive Severance Plan or substitute equivalent options for the acquiring company’s stock, then the vesting and exercisability of the participants’ options will be accelerated in full ten days prior to, but conditioned upon, the consummation of the change in control transaction. Furthermore, upon a change in control, any restricted stock or restricted stock unit awards held by participants in the Executive Severance Plan will vest in full. The treatment of any other stock-based awards held by Executive Severance Plan participants upon a change in control will be determined under the plans or agreements providing for such awards.
      The Executive Severance Plan provides additional benefits if a participant in the Executive Severance Plan is terminated without cause or resigns following certain adverse changes in employment circumstances described in the Executive Severance Plan during a period generally commencing upon the first public announcement of a definitive agreement leading to a change in control and generally ending 24 months after a change in control. Upon such termination, in addition to accrued compensation, including any earned but unpaid prior year bonus, and benefits earned under the Company’s employee benefit and equity compensation plans, a participant would be entitled to a lump sum cash severance payment equal to the aggregate amount of his monthly base salary and prorated current year annual bonus for a period of 24 months in the case of the chief executive officer, 12 months in the case of other executive officers and for a period determined by the Compensation Committee in the case of other key employees. Participants will also be paid on a prorated basis their current year annual bonuses at the level that would otherwise be payable if 100% of the applicable performance goals had been attained. In addition, the Company will arrange to provide health, life insurance and long-term disability benefits to the participants for the same respective periods. The Executive Severance Plan also provides that, upon such termination of an executive officer’s employment, the vesting of his outstanding stock options, restricted stock and restricted stock unit awards and all other stock-based compensation awards will be accelerated in full. Provision of all such benefits upon termination of employment in connection with a change in control is conditioned upon the participant’s execution of a release of claims against the Company. A participant who also agrees to enter into a restrictive covenants agreement with the Company will be entitled to receive an additional lump sum cash severance payment equal to the aggregate amount of his monthly base salary and prorated current year annual bonus for a period of 12 months in the case of executive officers and for a period determined by the Compensation Committee in the case of other key employees, as well as additional health, life insurance and long-term disability benefits for the same respective periods.
      Following a participant’s termination of employment in connection with a change in control, the participant will be indemnified by the Company to the fullest extent permitted under applicable law and will be provided with directors’ and officers’ liability insurance (if applicable) for a period of six years, each as set forth in the Executive Severance Plan. In addition, if any payment or benefit received or to be received by the chief executive officer pursuant to the Executive Severance Plan or otherwise would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code and the aggregate value of such payments and benefits exceeds a threshold specified by the Executive Severance Plan, then the Company will pay the chief executive officer an additional lump sum cash payment, as set forth in more detail in the Executive Severance Plan, to compensate for such tax.
      The Executive Severance Plan contains an exclusive benefit provision and supersedes all involuntary termination and change in control provisions under previously existing retention or employment agreements with the Company’s executive officers, each of whom elected to become participants in the Executive Severance Plan.

Indebtedness of Management
      On November 19, 1999, the Compensation Committee of the Board of Directors approved individual executive retention incentive agreements between other executive officers (Dr. Pantelis S. Alexopoulos, David L. Beaver, Michael D. Cordano, Phillip C. Duncan, Misha B. Rozenberg, Glenn H. Stevens, and Michael J. Wingert) and the Company intended to supplement the existing arrangements between each such executive officer and the Company. Each agreement provided for (i) a $350,000 loan from the Company to the executive officer which was secured by a promissory note bearing interest at the rate of 5.57% from the loan date until maturity; (ii) if the executive officer remained continuously employed by the Company for a three-year period ending November 18, 2002, forgiveness by the Company of the outstanding loan balance (unpaid principal and accrued interest) due on November 18, 2002; and (iii) if the executive officer’s employment with the Company was terminated prior to November 18, 2002 either by the Company without cause or due to a change of control, as defined thereunder, forgiveness of the outstanding loan balance due on the effective date of such termination. Effective November 1, 2001, with respect to each of the above-described agreements, the Compensation Committee of the Board of Directors approved an amendment which reduced the interest rate applicable to the then remaining term of each loan if, and to the extent that, the short term applicable federal rate for any month is less than the then interest rate of the loan.
      On May 10, 2002, the Compensation Committee of the Board of Directors approved amendments to each of the above-described agreements pursuant to which each executive officer had the opportunity to extend the maturity date of his loan by a period of six, twelve or eighteen months. Messrs. Duncan and Wingert elected to extend their agreements until May 19, 2003, and Messrs. Beaver, Cordano, Rozenberg and Stevens and Dr. Alexopoulos elected to extend their agreements until May 19, 2004. As of May 19, 2004, the amount due the Company under each of the outstanding loans to Messrs. Beaver, Cordano, Rozenberg and Stevens and Dr. Alexopoulos was forgiven.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s officers and directors and persons who beneficially own more than 10% of the Company’s common stock (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely on our review of such reports received or written representations from certain Reporting Persons during fiscal year ended December 25, 2004, the Company believes that all Reporting Persons complied with all applicable reporting requirements, except that Paul J. Tufano filed one late report covering one transaction, David L. Beaver filed one late report covering one transaction, Dr. Pantelis S. Alexopoulos filed one late report covering one transaction, Michael D. Cordano filed one late report covering one transaction, and Misha B. Rozenberg filed one late report covering one transaction.

REPORT OF THE COMPENSATION COMMITTEE
ON EXECUTIVE COMPENSATION
General
      The Compensation Committee of the Board of Directors is comprised of members of the Company’s Board of Directors that the Board of Directors has determined are “independent,” as such term is defined under the NYSE listing standards, the rules and regulations of the SEC and the standards for independence adopted by the Board of Directors. The current members of the Committee are Messrs. Boesenberg, Christ and Hill. Mr. Hill was appointed to the Committee in March 2005 following the death of Roger Johnson and did not participate in the compensation decisions described in this Report.
      The Committee operates under a written charter adopted by the Board of Directors, which provides that the Committee is responsible for setting and administering the policies governing annual compensation of the Company’s executive officers and for reviewing and approving the compensation of the executive officers, including the Chief Executive Officer. The Committee is also responsible for administering the Company’s various equity compensation plans, including approving stock option grants, restricted stock grants and restricted stock unit awards to the Company’s executive officers. The Committee has retained an independent compensation consultant, Hewitt Associates LLC, to provide advice to the Committee regarding executive compensation matters.
2004 Compensation Philosophy
      The market for executive talent in the hard disk drive industry, and in the computer industry generally, is highly competitive. The goals of the Company’s executive compensation policies are to attract, retain and reward executive officers who contribute to the Company’s success, to align executive compensation with the Company’s performance and to provide incentives to executive officers to achieve the Company’s business objectives. The Committee recognized in setting compensation for 2004 that although the Company had considerable success in 2003 and had exceeded stretch goals set for that year in the Company’s 2003 incentive bonus plan, the Company was facing significant challenges in 2004. The Committee’s philosophy in 2004 was to compensate executive officers in relation to the compensation of equivalent positions at approximately the 50th percentile of an approved peer group of high technology manufacturing companies, with the possibility for compensation at up to the 75th percentile of the peer company group in limited cases when performance or recruitment considerations warranted. The Committee reviews the peer group with its independent compensation consultant at least annually to confirm that, in their judgment, the companies included in the peer group are a representative range of high technology manufacturing companies, including the Company’s competitors.
      The Committee decided in 2004 to use salary, cash incentive bonuses, restricted stock unit grants and stock option grants to attain these goals. It reviewed a study prepared by the Committee’s independent compensation consultant comparing the various elements of the Company’s compensation package and the total compensation package with that of the approved peer group of companies. The Committee considered the effect of each element of executive officer compensation in relationship to the individual’s total compensation and in relationship to the compensation of equivalent positions within the approved group of peer companies. In preparing the performance graph set forth in the section entitled “Comparison of Stockholder Return,” the Company has selected the NASDAQ Computer Manufacturers Stock Index as its published industry index. However, the companies included in the Company’s compensation surveys are not necessarily those included in this index because companies in the index may not compete with the Company for executive talent, and companies which do compete for executive officers may not be publicly traded.
Salary
      The Committee reviewed the salaries of the Company’s executive officers in March 2004, and noted that there had been no salary increases other than in connection with promotions for executive officers since 2001. The Committee reviewed with the Chief Executive Officer his recommendations as to salary increases for executive officers other than the Chief Executive Officer against the comparative information provided by the Committee’s independent compensation consultant as to the approved peer group of comparable companies and considered the Company’s 2003 financial results. The Committee approved the salary increases recommended by the Chief Executive Officer, which were in most cases consistent with an increase in base salary received in 2004 by the Company’s general employee work force, with a few executive officers receiving higher percentage increases to reflect their relative historical and expected future contributions.
      During 2004, the Company experienced significant management turnover. As new executive officers were hired, the Compensation Committee reviewed and approved the salary component of the proposed offers, taking into account salary information provided by the independent compensation consultant regarding executive officers with similar positions in the approved peer group of comparable companies, the expected contributions of the individual expected officer and recruiting requirements.
Cash Incentive Bonus
      The Committee also adopted an annual cash incentive bonus plan to provide further incentives for management in 2004. The Committee reviewed the recommendations of the Chief Executive Officer regarding the cash bonus incentive plan. The general work force was to receive bonuses based on achievement of non-GAAP net income targets, vice presidents were to receive payouts based on achievement of non-GAAP net income and free cash flow targets, and executive officers other than the Chief Executive Officer were to receive awards under the cash incentive bonus plan on the achievement of non-GAAP net income targets, free cash flow targets and management objectives established by the Chief Executive Officer, with these factors being weighted 50%, 30% and 20%, respectively. The bonus plan was designed so that executive officers’ awards were conditioned on the achievement of the minimum financial targets, with individual payouts then based on the Company’s relative performance on the financial targets and the executive’s individual performance against objectives. The relative size of any bonus was based on the participant’s position and responsibilities and achievement of the targets, with a higher percentage of total compensation from the incentive compensation for more senior executive officers. The size of the award for each executive officer was based on a target percentage of salary assigned to each participant. The total bonus opportunity was intended, if the targets were achieved, to provide total cash compensation at approximately the 50th percentile of the total cash compensation paid by the approved peer group for similar positions, based on the compensation survey prepared by the Company’s independent compensation consultant. Unlike prior year plans, the 2004 cash bonus incentive plan payments were on a step basis, rather than a linear basis, requiring full achievement of a target to receive a higher level bonus. The Committee approved the 2004 plan and the targets as proposed by the Chief Executive Officer. No bonuses were awarded for fiscal year 2004 under the annual cash incentive plan because the minimum financial targets for the plan were not achieved by the Company.
Restricted Stock Units
      In order to provide additional long term incentives for the executive officers, in March 2004, the Committee also granted awards under the Company’s Restricted Stock Unit Plan. These awards represent rights to receive a cash payment determined by the average price of the Company’s common stock over a specified period preceding a vesting date. Pursuant to the terms of the Restricted Stock Unit Plan, an award granted to an executive officer vests in full on the third anniversary of the grant of such award, provided that the officer’s employment has not terminated for “cause” (as defined in the Restricted Stock Unit Plan) prior to such anniversary. The March 2004 awards also provide for one-time accelerated vesting of 50% of the restricted stock units subject to an award if the Company’s annual non-GAAP net income equals or exceeds 10% of revenue for any of fiscal 2004, 2005 or 2006. The amount of an award to each executive officer other than the Chief Executive Officer was based on the recommendation of the Chief Executive Officer. The size of the awards was determined in conjunction with concurrent recommendations regarding stock option grants, and in each case the specific award took into account the relative achievements, responsibilities and expected future contributions of the executive officer, as well as recruitment and retention considerations. The Committee consulted with its independent compensation consultant in establishing the terms of the annual awards and the awards were intended to provide executive officers with long-term incentive compensation at approximately the 50th percentile of the approved peer group, based on the compensation study provided by the independent compensation consultant.
      Executive officers hired later in 2004 also received restricted stock unit awards as part of their initial compensation package; these awards did not provide for accelerated vesting upon meeting an annual non-GAAP income goal as the goal was not likely to be met for 2004 and the Company was reevaluating the use of non-GAAP net income as a measure of performance. Restricted stock unit awards granted subsequent to March 2004 were in other respects identical to the March 2004 grants, and the size of the respective awards later in the year was based on the position, and relative expected contributions and responsibilities of the individual executive officers and recruiting considerations.
Stock Options and Restricted Stock Grants
      The Committee strongly believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of executive officers with those of the stockholders. The Committee provides such incentives through stock option grants and restricted stock grants. The size of an option granted to an executive officer has generally been determined with reference to equity compensation provided by the approved peer group, the relative achievements, responsibilities and expected future contributions of the individual executive officers, as well as recruitment and retention considerations. In March 2004, the Committee awarded stock options to executive officers other than the Chief Executive Officer on standard terms and conditions under the 1996 Stock Option Plan, taking into account all other compensation awards, including the restricted stock unit awards. Seeking to conserve the shares authorized under the option plan, the Committee did not grant any restricted stock. The Committee considered the factors identified above in establishing the size and terms of the option grants. As the Company hired additional executive officers during the year, the Committee granted stock options to the newly hired executives as part of their initial compensation package, with the size of the respective grants based on the relative position, responsibilities and expected contributions of the candidate and recruitment considerations.
Severance Plan Actions
      The Company experienced significant management turnover during 2004 and into 2005. Executive officers whose employment was involuntarily terminated during 2004 generally received payments as provided under the Company’s retention, severance and change in control policy applicable to executive officers (the “Executive Severance Plan”), as described above under “Employment Agreements, Termination of Employment and Change-in-Control Arrangements,” and did not in any case receive more than would be payable under the Plan. The Committee reviewed each proposed severance arrangement under the Executive Severance Plan in 2004 and continuing into 2005, and also reviewed severance arrangements with Mr. Teh which were prescribed by his separate employment agreement.
      In June 2004, Michael J. Wingert resigned to join a small hard disk drive company working on small form factor disk drives. In order to minimize disruption and facilitate a smooth management transition, the Committee approved an agreement with Mr. Wingert pursuant to which he received no severance benefits, had no repayment obligations regarding prior incentive bonuses, and agreed to pay liquidated damages of $750,000 in the event of the solicitation of Company employees, during the period his nonsolicitation covenant remained in effect. Mr. Wingert returned to the Company in November 2004 as the Company’s President and Chief Operation Officer and his prior agreements with the Company were terminated.
Chairman and Lead Director Compensation
      The Committee considered the compensation of its Chairman of the Board in March 2004 and determined that based on his role and responsibilities and a study performed by the Committee’s independent compensation consultant, it was appropriate to increase the Chairman’s additional retainer from $5,000 to $25,000 per annum. Upon the appointment of the Company’s Chairman of the Board to serve as Chief Executive Officer in November 2004, Dr. Park no longer received such compensation and the Board of

Directors appointed a Lead Director. After reviewing the role and responsibilities of the Lead Director, the Committee determined, after consultation with its independent compensation consultant, to provide the same additional retainer to the Lead Director as had been awarded to the Chairman of the Board.
Chief Executive Officer Compensation
      The Committee reviewed the compensation of its Chief Executive Officer, Paul J. Tufano, in March 2004. The Committee reviewed Mr. Tufano’s salary, noting that he had been appointed as Chief Executive Officer early in 2003. The Committee compared Mr. Tufano’s salary to that of CEOs in other similarly situated companies in the computer industry, including competitors, based on a survey prepared by the Committee’s independent compensation consultant. The Committee discussed the CEO’s achievements since his appointment as CEO in January 2003 and the challenges expected for fiscal 2004 and consulted with its independent compensation consultant regarding the compensation paid to CEOs in the approved peer group and Mr. Tufano’s experience and achievements. After considering these various factors, the Committee approved an increase in Mr. Tufano’s salary to $840,000 per year. The Committee also considered the appropriate payout for Mr. Tufano under the annual cash bonus incentive plan for 2004. The Committee concluded that Mr. Tufano should receive payouts under the plan upon achievement of target non-GAAP net income and free cash flow as specified in the incentive plan approved for the Company, with the payout weighted 70% and 30% for the achievement of each of the targets at each level specified in the plan. The Committee granted Mr. Tufano a restricted stock unit award and a stock option based on the same factors and with the same terms described for executive officers generally, with the size of Mr. Tufano’s grants based on his achievements and expected future contributions, and considering the long term incentive and equity compensation provided to CEOs at the approved peer group of companies.
      Mr. Tufano resigned in November 2004 upon request of the Board of Directors. Mr. Tufano was a participant in the Executive Severance Plan and entered into an agreement under that plan providing severance benefits as specified under the Executive Severance Plan, and described above under “Employment Agreements, Termination of Employment and Change of Control Agreements.” The Committee reviewed and approved the severance agreement with Mr. Tufano confirming that the benefits were as provided under the Executive Severance Plan.
      In November 2004, the Board of Directors appointed Dr. C. S. Park as the Company’s Chief Executive Officer. In connection with this appointment, the Compensation Committee considered Dr. Park’s compensation and approved the terms of compensation set forth in his letter agreement, as described in “Employment Agreements, Termination of Employment and Change-In-Control Agreements.” Dr. Park’s salary and bonus opportunity and the size and terms of Dr. Park’s stock option grant and restricted stock unit award under the letter agreement were determined after consultation with the Company’s independent compensation consultant and were based on the responsibilities and expected future contributions of Dr. Park, after considering the compensation of Chief Executive Officers at the approved peer group of companies, and the recruitment and retention value of the awards. As provided in his letter agreement, Dr. Park is to participate in the 2005 cash incentive bonus plan for executive officers in accordance with the terms established for such plan.
Section 162(m) Policy
      The Committee has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Company’s chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exemption under the statute or regulations. Income from grants of stock options under the 1996 Stock Option Plan generally qualifies for an exemption from these restrictions. However, income from grants of restricted stock and awards of restricted stock units generally do not qualify for an exemption. The Committee believes that the retention value of the restricted stock grants and restricted stock unit awards outweigh the loss of the tax deduction for the income from such awards. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Committee’s policy is to qualify the Company’s executives’ compensation for deductibility under applicable tax laws to the maximum extent possible, consistent with the Company’s compensation objectives.
2005 Compensation Philosophy
      The Committee has considered its compensation philosophy for 2005 in light of the Company’s disappointing financial performance in 2004 and the challenges facing the Company in 2005, as well as changes in accounting principles requiring the expensing of stock options and changes in the tax treatment of deferred compensation. In November 2004, the Committee adopted as its philosophy that the overall goal of executive compensation in fiscal 2005 would be to permit executive officers to generally be compensated at the 50th percentile of an agreed upon peer group of high technology manufacturing companies if stretch goals established by the Committee were achieved. Subsequent to this determination, the Board of Directors has taken actions to change the senior management of the Company, and the new management is in the process of recruiting and hiring additional senior executive officers to execute the Company’s strategic plan. The Committee’s goal is to attract and retain executive officers who are able to execute on the Company’s strategic plan and create additional stockholder value, while compensating executive officers generally at approximately the 50th percentile of the peer company group if stretch goals are achieved, but taking recruitment considerations into account.
      During the course of the Company’s continuing recruitment of senior executive officers in early 2005, the Committee determined that current long-term incentives held by a number of incumbent executive officers, including those hired in 2004, were significantly below the 50th percentile of the approved peer company group, based on a study provided by the Committee’s independent compensation consultant and information derived from the ongoing recruitment process. The Committee recognized that the long-term incentive awards for the newly hired executives had been made without the benefit of a new compensation study and that incumbent officers had been asked in some cases to take on additional responsibilities. The Committee believed that it was important to the Company’s ability to improve the Company’s financial performance that the Company retain its current executive team. The Committee also took into account that the Company was going to be recruiting additional executive officers and that there would be an imbalance in the relative long-term incentive awards to the newly recruited officers based on recruiting considerations, if the incumbent officer awards were not increased. Accordingly, the Committee believed that its goal of retention of existing management was put at risk by the size of the existing long-term incentives held by the incumbent management team. The Committee considered the significant retention value of restricted stock units and stock options and the fact that the executive officers would not receive benefits unless the Company’s financial performance improved, thus also enhancing stockholder value. After considering these factors, the Committee authorized additional restricted stock unit awards and stock option grants in March 2005 to selected executive officers. The size of these grants was intended to provide each recipient with a combined long-term incentive at approximately the 50th percentile for long-term compensation provided to the comparable position in the approved peer group, based on the current study provided by the independent compensation consultant, and they were otherwise provided on standard terms and conditions. These awards were conditioned in all cases on the individual executive officer’s agreement to amendments to plans as described below reducing severance benefits for such officer.
      In considering its compensation philosophy for 2005, the Committee has reviewed a number of the Company’s existing compensation plans to assess their continued role as part of the Company’s strategy and to determine whether any changes are needed. In March 2005, the Committee reviewed its severance polices for executive officers, as set forth in the Executive Severance Plan, with its independent compensation consultant and in light of market trends regarding long term incentives and retention benefits. As described above under “Employment Agreements, Termination of Employment and Change in Control Arrangements,” the Committee amended the Executive Severance Plan to reduce the potential cash severance benefits payable upon a participant’s involuntary termination of employment without cause which does not occur in connection with a change in control of the Company and to expand the range of actions which would constitute cause for termination of a participant’s employment. Also in March 2005, the Committee reviewed the current terms of the Restricted Stock Unit Plan with its independent compensation consultant and determined to effect a number of changes. As described above under “Employment Agreements, Termination of Employment and Change-in-Control Arrangements” the Committee amended the plan to eliminate a provision that would accelerate in full the vesting of awards upon involuntary termination of a participant’s employment without cause and to adopt the same expanded definition of “cause” for this purpose as the Committee added by amendment to the Executive Severance Plan.
      Finally, the Committee considered the need for changes to the Company’s broad-based equity incentive programs to be proposed to the stockholders for their approval at the Annual Meeting. The Committee determined that, in light of the pending changes in accounting principles applicable to stock-based compensation and the near-term expiration of the 1996 Stock Option Plan, the stockholders will be asked to approve at the Annual Meeting the adoption of a new 2005 Performance Incentive Plan to provide the Committee with the authority to choose from an expanded range of stock- and cash-based compensation tools those which will be best suited to assisting the Company to meet its goals. The Committee designed the proposed 2005 Performance Incentive Plan in consultation with its independent compensation consultant. The Committee has also approved a proposal for submission to the stockholders that would authorize additional shares for sale to employees under the Company’s 1998 Employee Stock Purchase Plan. The shares currently authorized under the Employee Stock Purchase Plan are expected to be exhausted in the offering period under that plan which ends in June 2005. The Committee believes that the Employee Stock Purchase Plan, which is available to most of the Company’s employees, provides the Company with a valuable recruitment and performance incentive tool by offering employees potential rewards from gaining a proprietary interest in the Company.

THE COMPENSATION COMMITTEE
Charles M. Boesenberg, Chairman
Charles F. Christ

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the Company’s Board of Directors is comprised of three directors that the Board of Directors has determined are “independent,” as such term is defined under the NYSE listing standards, the rules and regulations of the SEC and the standards for Audit Committee independence adopted by the Board of Directors. The Audit Committee operates under a written charter adopted by the Board of Directors, which provides that its functions include the oversight of the quality of the Company’s financial reports and other financial information and its compliance with legal and regulatory requirements, the appointment, compensation and oversight of the Company’s independent registered public accounting firm, including reviewing their independence, reviewing and approving the planned scope of the Company’s annual audit, reviewing and pre-approving any non-audit services that may be performed by them, the oversight of the Company’s internal audit function, reviewing with management, the Company’s internal auditors and independent registered public accountants the adequacy of internal financial controls, and reviewing the Company’s critical accounting policies and the application of accounting principles.
      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards, an independent audit of management’s assessment of internal control over financial reporting, an independent audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
      The Audit Committee has received from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors’ independence.
      The Audit Committee has discussed and reviewed with the independent registered public accounting firm all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has met with the Company’s independent registered public accounting firm, with and without management present, to discuss the overall scope of its audit, the results of its examinations, its evaluations of the Company’s internal controls and the overall integrity of the Company’s financial reporting.
      The Audit Committee has reviewed and discussed the audited financial statements with management. As of December 25, 2004, the Company did not maintain effective controls over the application of generally accepted accounting principles related to the financial reporting process for complex, non-routine transactions. Our internal accounting personnel did not have sufficient depth, skills and experience in accounting for complex, non-routine transactions in the financial reporting process and there is a lack of review by internal accounting personnel or accounting contractors with appropriate financial reporting expertise of complex, non-routine transactions to ensure they are accounted for in accordance with generally accepted accounting principles. Additionally we did not consistently use outside technical accounting contractors to supplement our internal accounting personnel, and we had insufficient formalized procedures to assure that complex, non-routine transactions received adequate review by internal accounting personnel or outside contractors with technical accounting expertise.
      This control deficiency resulted in the following adjustments of our financial statements.
      In February 2005 the Company determined that two purchase accounting entries recorded in connection with the 2001 acquisition of the Quantum HDD business required correction. The first correction related to the fact that at the time of the acquisition, sufficient deferred tax assets were available to offset the $196.5 million deferred tax liability recorded as part of the acquisition and accordingly a reduction in the

Company’s deferred tax asset valuation allowance should have been recorded rather than recognition of additional goodwill. The second correction related to the reversal of $13.8 million of a restructuring reserve associated with the acquisition to reflect discounting to present value of liabilities associated with such accrual. These errors were first discovered and brought to the attention of management by PricewaterhouseCoopers LLP in connection with their work on the audit for fiscal 2004. The Company restated its consolidated financial statements for each of the three years in the period ended December 27, 2003 by filing a Form 10-K/ A for the year ended December 27, 2003 to correct these errors.
      The Company also recorded two adjustments identified by PricewaterhouseCoopers LLP in connection with their interim review of the Company’s third fiscal quarter of 2004 results and the preparation of the Form 10-Q for such quarter. These adjustments addressed the fact that the Company’s severance accrual computations omitted future severance payments for certain personnel who had been notified of termination under the Company’s announced restructuring plan and also the fact that the Company had failed to apply the appropriate discount rate to the facility accrual associated with the Company’s restructuring activities. The impact of these two adjustments did not require the restatement of any of the Company’s financial statements.
      The ineffective control over the application of generally accepted accounting principles in relation to complex, non-routine transactions in the financial reporting process could result in a material misstatement to the annual or interim financial statements that would not be prevented or detected. As a result, management has determined that this control deficiency constituted a material weakness as of December 25, 2004. Because of the material weakness described above, management has concluded that the Company did not maintain effective internal control over financial reporting as of December 25, 2004, based on criteria in Internal Control — Integrated Framework issued by the COSO. Management communicated its conclusions to the Audit Committee of the Company’s Board of Directors.
      The Company’s management has identified the steps necessary to address the material weakness described above and has implemented many of the steps identified, as disclosed in the Company’s 2004 Annual Report on Form 10-K. The Committee reviewed with management its remediation plans, including changes in personnel, policies and procedures and the status of the implementation of these measures, and their combined effect on the control deficiency described above. The Committee believes that these corrective actions are appropriate to address the material weakness, and that the measures effected to date have mitigated the material weakness and that these measures, taken as a whole, have been effective to ensure that information required to be disclosed in the 2004 Form 10-K has been recorded, processed, summarized and reported correctly and that the Company’s audited financial statements are prepared in accordance with generally accepted accounting principles.
      Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2004 for filing with the SEC.

THE AUDIT COMMITTEE
Gregory E. Myers, Chairman
Charles M. Boesenberg
Charles F. Christ

COMPARISON OF STOCKHOLDER RETURN
      Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company’s common stock with the cumulative total returns of the New York Stock Exchange — U.S. Companies and NASDAQ Computer Manufacturers Stocks for the period commencing on January 1, 2000 and ending December 25, 2004.(*)
Comparison of Cumulative Total Return
From January 1, 2000 to December 25, 2004

CRSP Total Returns Index for:	1/2000	12/2000	12/2001	12/2002	12/2003	12/2004

Maxtor Corporation	100.0	86.5	101.7	77.1	164.8	79.0
NYSE Stock Market (US Companies)	100.0	104.9	97.7	78.9	100.3	114.7
NASDAQ Stocks (SIC 3570–3579 US + Foreign)	100.0	58.3	40.9	26.9	36.6	48.0
Computer and Office Equipment

(*)	The Stock Performance Graph assumes $100 was invested on January 1, 2000 in the Company’s common stock and each index. No cash dividends have been declared on the Company’s common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.
STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING
      Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders of the Company must satisfy the requirements set forth in the advance notice provision under its Bylaws. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder proposal must be received at the Company’s principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date the Company’s Proxy

Statement was released to stockholders in connection with the previous year’s Annual Meeting; except that (i) if no Annual Meeting was held in the previous year, (ii) if the date of the Annual Meeting has been advanced by more than thirty calendar days from the date contemplated at the time of the previous year’s Proxy Statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. Stockholder proposals to be presented at the next Annual Meeting of Stockholders must be received by the Secretary of the Company at the offices of the Company at 500 McCarthy Boulevard, Milpitas, California 95035 not later than December 12, 2005. Any such proposals which are also intended to be included in the Company’s Proxy Statement for the next Annual Meeting of Stockholders of the Company must also satisfy the conditions established by the SEC for that meeting, including the requirement that such proposals be received by a date not later than December 12, 2005.
TRANSACTION OF OTHER BUSINESS
      At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth herein. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors

DR. C.S. PARK
Chairman of the Board of Directors and
Chief Executive Officer
April 11, 2005

Maxtor Corporation

2005 Performance Incentive Plan

Effective May 13, 2005

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Maxtor Corporation
2005 Performance Incentive Plan

Article 1. Establishment, Purpose, and Duration

     1.1 Establishment. Maxtor Corporation, a Delaware corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the 2005 Performance Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

     This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

     This Plan shall become effective upon stockholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

     1.2 Purpose of this Plan. The purpose of this Plan is to provide a means whereby Employees , Directors, and Third Party Service Providersof the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. A further purpose of this Plan is to provide a means through which the Company may attractable individuals to become Employees or serve as Directors or Third Party Service Providers of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company.

     1.3 Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2. Definitions

     Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” means (a) an entity that directly, or indirectly through one or more intermediary entities, controls the Company, (b) an entity that is controlled by the Company directly, or indirectly through one or more intermediary entities, or (c) except for the offer and sale pursuant to the Plan of securities registered on Form S-8 under the Securities Act of 1933, an entity that directly, or indirectly through one or more intermediary entities, is under common control with the Company. For this purpose, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the relevant entity, whether through the ownership of voting securities, by contract or otherwise.

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2.2	“Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.4	“Award Agreement” means either (a) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and conditions applicable to an Award granted under this Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and conditions of such Award.

2.5	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.7	“Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.8	“Change in Control” means the occurrence of any of the following events:

(a)	Any Person becomes the Beneficial Owner of more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2.8, the following acquisitions shall not constitute a Change in Control: (i) any acquisition by a Person who on the Effective Date is the Beneficial Owner of more than fifty percent (50%) of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, including without limitation, a public offering of securities, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, or (v) any acquisition by any corporation pursuant to a transaction which complies with subparagraphs (i), (ii), and (iii) of Section 2.8(c);

(b)	A change in the composition of the Board within any twelve-month period, as a result of which individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the Directors of the Company or other actual or threatened solicitation of proxies of consents by or on behalf of a Person other than the Board;

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(c)	Consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale or other disposition of assets of the Company (the “Transferred Assets”) that have a total gross fair market value equal to more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such sale or disposition (each such event, a “Business Combination”), in each case unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or the Transferred Assets either directly or through one or more subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; and (ii) no Person (excluding any Successor Entity or any employee benefit plan, or related trust, of the Company or such Successor Entity) beneficially owns, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso to paragraph (b) of this Section 2.8) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.9	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10	“Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If no committee of the Board has been appointed or is qualified to administer the Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

2.11	“Company” means Maxtor Corporation, a Delaware corporation, and any successor thereto as provided in Article 20.

2.12	“Covered Employee” means any Employee who is or may become a “covered employee,” as defined in Code Section 162(m), or any successor statute, and who is designated, either as an individual Employee or class of Employees, by the Committee no

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later than the earlier of (i) the date ninety (90) days after the beginning of the Performance Period, or (ii) the date on which twenty-five percent (25%) of the Performance Period has elapsed, as a “Covered Employee” under this Plan for such applicable Performance Period.

2.13	“Director” means any individual who is a member of the Board of Directors of the Company.

2.14	“Dividend Equivalent Right” mean the right of a Participant, granted at the discretion of the Committee or as otherwise provided by the Plan, to receive a credit for the account of such Participant in an amount equal to the cash dividends paid on one Share represented by an Award held by such Participant.

2.15	“Effective Date” has the meaning set forth in Section 1.1.

2.16	“Employee” means any person designated as an employee on the payroll records of the Company or an Affiliate. An Employee shall not include any individual during any period he or she is classified or treated by the Company and/or an Affiliate as an independent contractor, a consultant, or any employee of an employment, consulting, or temporary agency or any other entity other than the Company or an Affiliate, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company or an Affiliate during such period.

2.17	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.18	“Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange or other established stock exchange (or exchanges) or market system on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless the Committee determines otherwise, if the Shares are traded on the New York Stock Exchange or the NASDAQ National Market System at the time a determination of the Fair Market Value of a Share is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the closing sale price of a Share on the applicable date (or on the most recent trading day if the Shares were not traded on the applicable date). In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV may be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award. The “Fair Market Value” of property other than Shares shall be a value determined by the Committee, in its discretion.

2.19	“Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

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2.20	“Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of Shares.

2.21	“Grant Price” means the price established at the time of grant of an SAR and used to determine whether there is any payment due upon exercise of the SAR.

2.22	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Employee, that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

2.23	“Insider” means an individual who is, on the relevant date, an officer, or Director of the Company, or a more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.24	“Nonemployee Director” means a Director who is not an Employee.

2.25	“Nonemployee Director Award” means any NQSO, SAR, or Full Value Award granted pursuant to Article 13, whether singly, in combination, or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

2.26	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422 or that otherwise does not meet such requirements.

2.27	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6.

2.28	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.29	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

2.30	“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.31	“Performance Award” means an Award of Performance Units or Performance Shares.

2.32	“Performance Award Formula” means, for any Performance Award, a formula or table established by the Committee pursuant to Article 9 which provides the basis for computing the value of a Performance Award at one or more threshold levels of attainment of the applicable performance goal(s) measured as of the end of the applicable Performance Period.

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2.33	“Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees.

2.34	“Performance Measures” mean one or more measures of business or financial performance described in Article 12 which are approved by the Company’s stockholders pursuant to this Plan in order to qualify compensation payable under Awards based upon the attainment of performance goals established with respect to such Performance Measures as Performance-Based Compensation.

2.35	“Performance Period” means the period of time at the end of which the attainment of one or more performance goals is measured in order to determine the extent of the vesting of an Award or the amount of the payment to be made upon the settlement of an Award.

2.36	“Performance Share” means a bookkeeping unit granted to a Participant pursuant to an Award described in Article 9, representing the right to receive a value denominated in Shares and in an amount, determined at the time such unit becomes payable, which is a function of the extent to which one or more performance goals established with respect to the Award have been achieved.

2.37	“Performance Unit” means a bookkeeping unit granted to a Participant pursuant to an Award described in Article 9, representing the right to receive a value denominated in money and in an amount, determined at the time such unit becomes payable, which is a function of the extent to which one or more performance goals established with respect to the Award have been achieved.

2.38	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.39	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.40	“Plan” means the Maxtor Corporation 2005 Performance Incentive Plan.

2.41	“Plan Year” means the Company’s fiscal year, as adopted from time to time.

2.42	“Predecessor Plans” mean the Company’s Amended and Restated 1996 Stock Option Plan, 1998 Restricted Stock Plan and the options granted by Quantum Corporation and assumed by the Company in connection with its acquisition in 2001 of the Quantum Corporation hard drive business.

2.43	“Restricted Stock” means one or more Shares granted to a Participant pursuant to an Award described in Article 8.

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2.44	“Restricted Stock Unit” means a bookkeeping unit granted to a Participant pursuant to an Award described in Article 8, representing the right to receive one Share or its equivalent in cash at a date following the date of grant.

2.45	“Service” means a Participant’s employment or service with the Company or an Affiliate as an Employee, a Nonemployee Director or a Third Party Service Provider, whichever such capacity the Participant held on the date of grant of the applicable Award or, if later, the date on which the Participant’s Service commenced. Except as otherwise determined by the Committee, a Participant’s Service shall be deemed to have terminated if the Participant ceases to render Service in such initial capacity. A Participant’s Service shall not be deemed to have terminated merely because of a change in the entity within the group consisting of the Company and its Affiliates described in clauses (a) and (b) of Section 2.1 for which the Participant renders Service in such initial capacity, provided that there is no interruption or termination of the Participant’s Service. However, except as otherwise determined by the Committee, a Participant’s Service shall be deemed to have terminated if the Participant ceases to render Service to an entity described in clauses (a) and (b) of Section 2.1 and commences rendering Service to an entity described in clause (c) of Section 2.1. A Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company. However, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity to which the Participant renders Service ceasing to be within the group consisting of the Company and its Affiliates described in clauses (a) and (b) of Section 2.1. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

2.46	“Share” means a share of common stock of the Company.

2.47	“Stock Appreciation Right” or “SAR” means a bookkeeping unit granted to a Participant pursuant to an Award described in Article 7, representing the right to receive payment of an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of such Award over the Grant Price with respect to such Award.

2.48	“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.49	“Ten Percent Owner” means a Participant who, at the time an Option is granted to the Participant, owns stock possessing more than ten percent (10%) of the total combined

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voting power of all classes of stock of the Company or of any parent or subsidiary corporation within the meaning of Code Section 422(b)(6).

2.50	“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who renders Service to the Company or an Affiliate that (a) is not in connection with the offer and sale of the Company’s securities in a capital raising transaction and (b) does not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3. Administration

     3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested individuals.

     3.2 Authority of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a)	to determine eligibility for Awards, the persons to whom, and the time or times at which, Awards shall be granted and the number of Shares, units or monetary value to be subject to each Award;

(b)	to determine the type of Award granted;

(c)	to determine the Fair Market Value of Shares or other property;

(d)	to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any Shares acquired pursuant thereto, including, without limitation, (i) the Grant Price, Option Price or purchase price of Shares pursuant to any Award, (ii) the method of payment for Shares purchased pursuant to any Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with Award, including by the withholding or delivery of Shares, (iv) the timing, terms and conditions of the exercisability or vesting of any Award or any Shares acquired pursuant thereto, (v) the Performance Measures, Performance Period, Performance Award Formula and performance goals applicable to any Award and the extent to which such performance goals have been attained, (vi) the time of the expiration of any Award, (vii) the effect of the Participant’s termination of Service on any of the foregoing, and (viii) all other terms, conditions and restrictions applicable to any Award or Shares acquired pursuant thereto not inconsistent with the terms of the Plan;

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(e)	to determine whether an Award will be settled in Shares, cash, or in any combination thereof;

(f)	to approve one or more forms of Award Agreement;

(g)	to amend, modify, extend, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any Shares acquired pursuant thereto;

(h)	to accelerate, continue, extend or defer the exercisability or vesting of any Award or any shares acquired pursuant thereto, including with respect to the period following a Participant’s termination of Service;

(i)	without the consent of the affected Participant and notwithstanding the provisions of any Award Agreement to the contrary, to unilaterally substitute at any time an SAR providing for settlement solely in Shares in place of any outstanding Option, provided that such SAR covers the same number of Shares and provides for the same exercise price (subject in each case to adjustment in accordance with Section 4.4) as the replaced Option and otherwise provides substantially equivalent terms and conditions as the replaced Option, as determined by the Committee;

(j)	to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt sub-plans or supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws or regulations of or to accommodate the tax policy, accounting principles or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(k)	to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

     3.3 Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company or its Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

     3.4 Option or SAR Repricing. Without the affirmative vote of holders of a majority of the Shares cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding Shares is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options or SARs and the grant in substitution therefore of new Options or SARs having a lower Option Price or Grant Price, respectively, or (b) the amendment of outstanding Options or SARs to reduce the Option Price or Grant Price, respectively, thereof. This Section shall not be construed to apply to “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Code Section 424.

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Article 4. Shares Subject to this Plan and Maximum Awards

4.1	Number of Shares Available for Awards.

(a)	Subject to adjustment as provided in Section 4.4, the maximum number of authorized but unissued or reacquired Shares available for issuance to Participants under this Plan on or after the Effective Date (the “Share Authorization”) shall be the sum of:

(i)	Twenty-two million (22,000,000) Shares,

(ii)	the number of Shares (not to exceed 5,800,000) which remained available for grant under the Predecessor Plans as of the Effective Date,

(iii)	the number of Shares (not to exceed 22,000,000) subject to that portion of any option or other award outstanding pusuant to the Predecessor Plans as of the Effective Date which, on or after such date, expires or is terminated or canceled for any reason without having been exercised or settled, and

(b)	Subject to the Share Authorization, the maximum number of Shares that may be issued pursuant to ISOs shall be 27,800,000 Shares.

(c)	Subject to adjustment as provided in Section 4.4 and subject to the Share Authorization:

(i)	the number of Shares subject to Nonemployee Director Awards granted pursuant to Article 13 during the term of the Plan shall not exceed 2,500,000 Shares; and

(ii)	no Nonemployee Director may be granted a Nonemployee Director Award covering more than 120,000 Shares in any Plan Year; provided, however, that (x) this annual limit on Nonemployee Director Awards shall be increased to 180,000 Shares for any Nonemployee Director serving as Chairman or Lead Director of the Board and (y) in the Plan Year in which an individual is first appointed or elected to the Board as a Nonemployee Director, such individual may be granted a Nonemployee Director Award covering up to an additional 60,000 Shares (a “New Nonemployee Director Award”).

(d)	Except with respect to a maximum of five percent (5%) of the Share Authorization, any Full Value Awards which vest on the basis of the Participant’s continued Service shall not provide for vesting which is any more rapid than over a three (3) year period and any Full Value Awards which vest upon the attainment of performance goals shall provide for a performance period of at least twelve (12) months.

     4.2 Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued and are not forfeited. Any Shares subject to an Award which terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, is settled in cash in lieu of Shares, or is exchanged with the Committee’s permission, prior to the issuance of Shares, for an Award not involving Shares, shall be available again for issuance under this Plan. Moreover, if the Option Price of any Option granted under this Plan or the tax withholding requirements with respect to any Award granted under this Plan are satisfied by tendering Shares to

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the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares remaining available for issuance under this Plan.

     4.3 Annual Award Limits. To the extent the Committee determines that an Award to a Covered Employee shall be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a)	Options: The maximum aggregate number of Shares subject to Options granted in any one Plan Year to any one Participant shall not exceed two million (2,000,000).

(b)	Stock Appreciation Rights: The maximum aggregate number of Shares subject to SARs granted in any one Plan Year to any one Participant shall not exceed two million (2,000,000).

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate number of Shares subject to Awards of Restricted Stock or Restricted Stock Units granted in any one Plan Year to any one Participant shall not exceed one million (1,000,000).

(d)	Performance Awards: The maximum aggregate number of Shares, or equal Fair Market Value of such number of Shares determined as of the date of grant, subject to Awards of Performance Units or Performance Shares granted to any one Participant for each Plan Year contained in the Performance Period(s) applicable to such Award(s) shall not exceed one million (1,000,000).

(e)	Cash-Based Awards: The maximum aggregate amount awarded or credited with respect to Cash-Based Awards granted to any one Participant for each Plan Year contained in the Performance Period(s) applicable to such Award(s) shall not exceed five million dollars ($5,000,000).

(f)	Other Stock-Based Awards. The maximum aggregate number of Shares subject to Other Stock-Based Awards granted in any one Plan Year to any one Participant shall not exceed one million (1,000,000).

     4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

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     The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect, or related to, such changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals, Performance Award Formulas and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

     Subject to the provisions of Article 18, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with Code Sections 409A and 422 and any related guidance issued by the U.S. Treasury Department, where applicable.

Article 5. Eligibility and Participation

     5.1 Eligibility. Individuals eligible to participate in this Plan include all Employees, Directors, and Third Party Service Providers.

     5.2 Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6. Stock Options

     6.1 Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Employees of the Company or of any parent or subsidiary corporation (as permitted by Code Section 422).

     6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

     6.3 Option Price. The Option Price shall be determined by the Committee, in its discretion, and shall be specified in the Award Agreement; provided, however, that (a) the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares on the effective date of grant of the Option and (b) no ISO granted to a Ten Percent Owner shall have an Option Price less than one hundred ten percent (110%) of the FMV of the Shares on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an ISO or NQSO) may be granted with an Option Price lower than the minimum Option Price set forth above if such Option is granted

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pursuant to an assumption or substitution for another option in a manner that would qualify under the provisions of Code Section 424(a).

     6.4 Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that (a) no Option shall be exercisable later than the tenth (10th) anniversary of the effective date of its grant and (b) no ISO granted to a Ten Percent Owner shall be exercisable later than the fifth (5th) anniversary of the effective date of its grant.

     6.5 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

     6.6 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months (or such other period, if any, as the Committee may permit) prior to their tender to satisfy the Option Price if acquired directly or indirectly from the Company other than pursuant to an open market purchase); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.

     Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall issue or cause to be issued the Shares acquired pursuant to such exercise and shall deliver such Shares to or for the benefit of the Participant by means of one or more of the following: (i) by delivering to the Participant evidence of book entry Shares credited to the account of the Participant, (ii) by depositing such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship, or (iii) by delivering such Shares to the Participant in certificate form.

     Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

     6.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market

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upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

     6.8 Termination of Service. Each Award Agreement evidencing an Option shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

     6.9 ISO Fair Market Value Limitation. To the extent that options designated as ISOs (granted under all stock option plans of the Company or any parent or subsidiary corporation, including the Plan) become exercisable by a Participant for the first time during any calendar year for stock having an aggregate Fair Market Value greater than $100,000 (or such other limit provided by Code Section 422), the portion of such options which exceeds such amount shall be treated as NQSOs. For purposes of this Section, options designated as ISOs shall be taken into account in the order in which they were granted, and the Fair Market Value of stock shall be determined as of the time the option with respect to such stock is granted. If an Option is treated as an ISO in part and as an NQSO in part by reason of the limitation set forth in this Section, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the ISO portion of the Option first. Upon exercise, shares issued pursuant to each such portion shall be separately identified.

Article 7. Stock Appreciation Rights

     7.1 Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants in such number, upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

     7.2 Award Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the maximum duration of the SAR, the number of Shares to which the SAR pertains, the conditions upon which the SAR shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

     7.3 Grant Price. The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of the Shares on the effective date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

     7.4 Term of SARs. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of the effective date of its grant.

     7.5 Exercise of Freestanding SARs. Freestanding SARs granted under this Article 7 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall

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in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

     7.6 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

     7.7 Deemed Exercise of SARs. If, on the date on which an SAR would otherwise terminate or expire, the SAR by its terms remains exercisable immediately prior to such termination or expiration and, if so exercised, would result in a payment to the holder of such SAR, then any portion of such SAR which has not previously been exercised shall automatically be deemed to be exercised as of such date with respect to such portion.

     7.8 Settlement of SAR Amount. Upon the exercise of an SAR, the Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

     Payment of such amount upon the exercise of SARs shall be made solely by means of the issuance of Shares delivered to or for the benefit of the Participant by one or more of the means described in Section 6.6.

     7.9 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an SAR granted under this Article 7 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

     7.10 Termination of Service. Each Award Agreement evidencing an SAR shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all SARs issued pursuant to this Article 7, and may reflect distinctions based on the reasons for termination.

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Article 8. Restricted Stock and Restricted Stock Units

     8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, including the provisions of Article 21 with respect to Code Section 409A if applicable, Awards of Restricted Stock and/or Restricted Stock Units may be granted to Participants in such number, upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

     8.2 Award Agreement. Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the purchase price, if any, the Period(s) of Restriction, if any, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

     8.3 Purchase Price. The purchase price, if any, for Shares issuable under each Restricted Stock Award shall be established by the Committee, in its discretion. No monetary payment (other than applicable tax withholding, if any) shall be required as a condition of receiving a Restricted Stock Unit Award, the consideration for which shall be services actually rendered to or for the benefit of the Company or an Affiliate. Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered to or for the benefit of the Company or an Affiliate having a value not less than the par value of the Shares issued pursuant to a Restricted Stock or Restricted Stock Unit Award.

     8.4 Purchase Period; Payment of Purchase Price. If the Committee determines to grant a Participant the right to purchase Shares of Restricted Stock (a “Purchase Right”), such Purchase Right shall be exercisable within a period established by the Committee, which shall in no event exceed thirty (30) days from the effective date of the grant of the Purchase Right. Except as otherwise provided below, payment of the purchase price for the number of Shares purchased pursuant to a Purchase Right shall be made (a) in cash or its equivalent, (b) by such other consideration, including past services rendered to or for the benefit of the Company or an Affiliate, as may be approved by the Committee from time to time to the extent permitted by applicable law, or (c) by any combination thereof. The Committee may at any time or from time to time grant Purchase Rights which do not permit all of the foregoing forms of consideration to be used in payment of the purchase price or which otherwise restrict one or more forms of consideration.

     8.5 Vesting Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, restrictions based upon continued Service, the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, and/or other time-based restrictions. The period during which Shares subject to an Award of Restricted Stock or Restricted Stock Units remain subject to such conditions and/or restrictions shall be the “Period of Restriction” with respect to such Shares. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as the Period of Restriction applicable to such Shares has lapsed.

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     Except as otherwise provided in this Article 8 and subject to the satisfaction of any applicable tax withholding obligations, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after the Period of Restriction with respect to such Shares has lapsed.

     8.6 Settlement of Restricted Stock Unit Awards. The Company shall issue to a Participant on the date on which Restricted Stock Units subject to the Participant’s Restricted Stock Unit Award vest or on such other date(s) determined by the Committee, in its discretion, and set forth in the Award Agreement one (1) Share for each Restricted Stock Unit then becoming vested or otherwise to be settled on such date, subject to the withholding of applicable taxes. If permitted by the Committee, and subject to the provisions of Article 21 with respect to Code Section 409A, the Participant may elect to defer receipt of all or any portion of the Shares issuable to the Participant pursuant to this Section, and such deferred issuance date(s) elected by the Participant shall be set forth in the Award Agreement. Shares issued in settlement of Restricted Stock Unit Awards shall be delivered to or for the benefit of the Participant by one or more of the means described in Section 6.6. Notwithstanding the foregoing, the Committee, in its discretion, may provide for settlement of any Restricted Stock Unit Award by payment to the Participant in cash of an amount equal to the Fair Market Value on the payment date of the Shares otherwise issuable to the Participant pursuant to this Section.

     8.7 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.5, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

     The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Maxtor Corporation 2005 Performance Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Maxtor Corporation.

     8.8 Voting Rights; Dividends and Distributions; Dividend Equivalent Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights and to receive dividends and other distributions paid with respect to those Shares during the Period of Restriction. However, in the event of a dividend or distribution paid in Shares or any other adjustment made upon a change in the capital structure of the Company as described in Section 4.4, any and all new, substituted or additional securities or other property (other than normal cash dividends) to which the Participant is entitled by reason of the Participant’s Restricted Stock Award shall be immediately subject to the same Period of Restriction as the Shares subject to such Award with respect to which such dividends or distributions were paid or adjustments were made. A Participant shall have no voting rights with respect to any Restricted Stock Unit Award until the date of issuance of Shares in settlement of such Award. The Committee may, in its discretion, grant Dividend Equivalent Rights with respect to one or more Restricted Stock Unit Awards, as provided in Section 14.

     8.9 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to Restricted Stock and Restricted Stock Unit Awards granted under

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this Article 8 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

     8.10 Termination of Service. Each Award Agreement evidencing a Restricted Stock or Restricted Stock Unit Award shall set forth the extent to which the Participant shall have the right to retain Shares of Restricted Stock or Restricted Stock Units following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

     8.11 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Awards

     9.1 Grant of Performance Awards. Subject to the terms and provisions of this Plan, including the provisions of Article 21 with respect to Code Section 409A, if applicable, Performance Awards consisting of Performance Units and/or Performance Shares may be granted to Participants in such number, upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

     9.2 Award Agreement. Each Performance Award shall be evidenced by an Award Agreement that shall specify the number of Performance Units and/or Performance Shares subject to such Award and the additional terms and conditions of such Award as the Committee shall determine which are not inconsistent with the terms of this Plan.

     9.3 Initial Value of Performance Units or Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the monetary value and/or number of Shares that will be paid to the Participant in settlement of the Participant’s Performance Award.

     9.4 Establishment of Performance Period, Performance Goals and Performance Award Formula. In granting each Performance Award, the Committee shall establish in writing the applicable Performance Period, Performance Award Formula and one or more performance goals which, when measured at the end of the Performance Period, shall determine on the basis of the Performance Award Formula the final value of the Performance Award to be paid to the Participant. Unless otherwise permitted in compliance with the requirements under Code Section 162(m), with respect to each Performance Award intended to result in the payment of Performance-Based Compensation, the Committee shall establish the performance goal(s) on the basis of one or more Performance Measures described in Article 12 and the Performance Award Formula applicable to the

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Performance Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable Performance Period or (b) the date on which 25% of the Performance Period has elapsed, and, in any event, at a time when the outcome of the performance goals remains substantially uncertain. Once established, the performance goals and Performance Award Formula applicable to a Performance Award intended to result in the payment of Performance-Based Compensation shall not be changed during the Performance Period. The Company shall notify each Participant granted a Performance Award of the terms of such Award, including the Performance Period, performance goal(s) and Performance Award Formula.

     9.5 Determination of Final Value of Performance Awards. As soon as practicable following the completion of the Performance Period applicable to a Performance Award, the Committee shall certify in writing the extent to which the applicable performance goals have been attained and the resulting final value of the Performance Award earned by the Participant and to be paid upon its settlement in accordance with the applicable Performance Award Formula.

     9.6 Discretionary Adjustment of Award Formula. In its discretion, the Committee may, either at the time it grants a Performance Award or at any time thereafter, provide for the positive or negative adjustment of the Performance Award Formula applicable to any Performance Award not intended to result in Performance-Based Compensation to reflect such Participant’s individual performance in his or her position with the Company or such other factors as the Committee may determine. If permitted under the Award Agreement evidencing a Performance Award intended to result in Performance-Based Compensation, the Committee shall have the discretion, on the basis of such criteria as may be established by the Committee, to reduce some or all of the value of the Performance Award that would otherwise be paid to the Participant upon its settlement notwithstanding the attainment of any performance goal and the resulting value of the Performance Award determined in accordance with the Performance Award Formula. No such reduction may result in an increase in the amount payable upon settlement of another Participant’s Performance Award that is intended to result in Performance-Based Compensation.

     9.7 Settlement of Performance Awards. Subject to the provisions of Article 21 with respect to Code Section 409A, as soon as practicable following the Committee’s determination and certification in accordance with Sections 9.5 and 9.6 or on such other date(s) determined by the Committee, in its discretion, and set forth in the Award Agreement, payment shall be made to each eligible Participant of the final value of the Participant’s Performance Award. Payment of such amount shall be made in the form of cash, Shares, or a combination thereof as determined by the Committee. Unless otherwise provided in the Award Agreement evidencing a Performance Award, payment shall be made in a lump sum. If permitted by the Committee, and subject to the provisions of Article 21 with respect to Code Section 409A, the Participant may elect to defer receipt of all or any portion of the payment to be made to the Participant pursuant to this Section, and such deferred payment date(s) elected by the Participant shall be set forth in the Award Agreement.

     If payment is to be made in Shares, the number of such Shares shall be determined by dividing the final value of the Performance Award by the value of a Share determined by the method specified in the Award Agreement. Such methods may include, without limitation, the closing market price on a specified date (such as the settlement date) or an average of market prices over a series of trading days. Shares issued in payment of any Performance Award may be fully vested and freely transferable shares or may be Shares subject to a Period of Restriction as provided in Section 8.5.

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Shares issued in settlement of Performance Awards shall be delivered to or for the benefit of the Participant by one or more of the means described in Section 6.6.

     9.8 Voting Rights; Dividend Equivalent Rights. A Participant shall have no voting rights with respect to Shares represented by a Performance Award until the date of the issuance of such Shares, if any, in settlement of such Award. The Committee may, in its discretion, grant Dividend Equivalent Rights with respect to one or more Performance Share Awards, as provided in Section 14. Dividend Equivalent Rights shall not be granted with respect to Performance Units.

     9.9 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares issued in settlement of Performance Awards under this Article 9 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

     9.10 Termination of Service. Each Award Agreement evidencing a Performance Award shall set forth the extent to which the Participant shall have the right to retain the Performance Award following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Performance Awards issued pursuant to this Article 9, and may reflect distinctions based on the reasons for termination.

Article 10. Cash-Based Awards and Other Stock-Based Awards

     10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms, including the achievement of specific performance goals, as the Committee may determine.

     10.2 Grant of Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

     10.3 Award Agreement. Each Cash-Based Award and Other Stock-Based Award shall be evidenced by an Award Agreement that shall specify the monetary value or number of Shares subject to such Award and the additional terms and conditions of such Award as the Committee shall determine which are not inconsistent with the terms of this Plan.

     10.4 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a monetary payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals with respect to any such Award in its discretion. If the Committee exercises its discretion to establish performance goals, the final value

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of Cash-Based Awards or Other Stock-Based Awards that will be paid to the Participant will depend on the extent to which the performance goals are met. The establishment of performance goals with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply the requirements applicable to Performance Awards set forth in Section 9.4.

     10.5 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines. The determination and certification of the final value with respect to any Cash-Based Award or Other Stock-Based Award intended to result in Performance-Based Compensation shall comply the requirements applicable to Performance Awards set forth in Sections 9.5 and 9.6. To the extent applicable, payment with respect to each Cash-Based Award and Other Stock-Based Award shall be made in compliance with the provisions of Article 21 with respect to Code Section 409A. Shares issued in settlement of Cash-Based Awards and Other Stock-Based Awards shall be delivered to or for the benefit of the Participant by one or more of the means described in Section 6.6.

     10.6 Voting Rights; Dividend Equivalent Rights. A Participant shall have no voting rights with respect to Shares represented by a Cash-Based Award or Other Stock-Based Award until the date of the issuance of such Shares, if any, in settlement of such Award. The Committee may, in its discretion, grant Dividend Equivalent Rights with respect to one or more Other Stock-Based Awards, as provided in Section 14. Dividend Equivalent Rights shall not be granted with respect to Cash-Based Awards.

     10.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares issued in settlement of Cash-Based Awards and Other Stock-Based Awards under this Article 10 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

     10.8 Termination of Service. Each Award Agreement evidencing a Cash-Based Award or Other Stock-Based Award shall set forth the extent to which the Participant shall have the right to retain such Award following termination of the Participant’s Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Cash-Based Awards or Other Stock-Based Awards issued pursuant to this Article 10, and may reflect distinctions based on the reasons for termination.

Article 11. Transferability of Awards

     11.1 Transferability. Except as provided in Section 11.2 below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate one or more beneficiaries to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death, may be provided.

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     11.2 Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 11.1, any or all Awards (other than ISOs) held by Employees or Directors shall be transferable to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, that only the Participant to which the Award had been granted or a “family member” (as defined below in Section 11.3 below) of such Participant may be a transferee of such Award. Such a determination may be made at the time an Award is granted or at any time thereafter.

     11.3 Family Member. For purposes of Section 11.2, “family member” shall mean a Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant of the Participant), a trust in which these persons (or the Participant) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.

Article 12. Performance Measures and Performance Goals

     12.1 Performance Measures. Unless and until the Committee proposes for stockholder vote and the stockholders approve a change in the general Performance Measures set forth in this Article 12, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended result in the payment of Performance-Based Compensation shall be based solely upon one or more of the following Performance Measures:

(a)	Revenue

(b)	Sales

(c)	Expenses

(d)	Net earnings or net income (before or after taxes);

(e)	Earnings per share;

(f)	Net sales or revenue growth;

(g)	Net operating profit;

(h)	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

(i)	Cash flow (including, but not limited to, operating cash flow, free cash flow,cash flow return on equity, and cash flow return on investment);

(j)	Earnings before or after any one or more of: stock-based compensation expense, taxes, interest, depreciation, and amortization;

(k)	Gross or operating margins;

(l)	Productivity ratios;

(m)	Share price (including, but not limited to, growth measures and total stockholder return);

(n)	Expense targets;

(o)	Margins;

(p)	Operating efficiency;

(q)	Market share;

(r)	Customer satisfaction;

(s)	Working capital targets;

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(t)	Economic value added or EVA® (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(u)	Balance of cash, cash equivalents and marketable securities;

(v)	Employee satisfaction;

(w)	Employee retention;

(x)	Product development;

(y)	Completion of a joint venture or other corporate transaction; and

(z)	Completion of an identified special project.

     Performance Measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Any Performance Measure(s) may be used to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit of the Company or any Affiliate or any combination thereof, as the Committee may deem appropriate. For purposes of the Plan, Performance Measures shall be calculated prior to the accrual or payment during the same accounting period of any Award the payment of which is based on the attainment of a performance goal established with respect to such Performance Measure and subject to adjustment as provided in Section 12.2 below.

     12.2 Evaluation of Performance Measures. The Committee may provide in any such Award that the evaluation of one or more Performance Measures may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

     12.3 Performance Goals. Performance goals shall be established by the Committee on the basis of targets to be attained with respect to one or more Performance Measures. Such targets may include a minimum, maximum, target level and intermediate levels of performance, with the final value of a Award determined under by the level attained during the applicable Performance Period. Targets may be stated as absolute values or as values determined relative to an index, budget or other standard selected by the Committee, such as the performance of a group of comparator companies, or a published or special index that the Committee, in its sole discretion, deems appropriate. A target with respect to the Performance Measure described in Section 12.1(m) above [Share price] may be compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 12.

     12.4 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall

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retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines.

     12.5 Committee Discretion. In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 12.1.

Article 13. Nonemployee Director Awards

     Nonemployee Directors may only be granted Nonemployee Director Awards under the Plan in accordance with this Article 13 and Section 4.1(c). From time to time, the Board or the Committee shall set the amount(s) and type(s) of Nonemployee Director Awards that shall be granted to all Nonemployee Directors on a periodic, nondiscriminatory basis pursuant to the Plan, as well as the additional amount(s) and type(s) of Nonemployee Director Awards, if any, to be awarded, also on a periodic, nondiscriminatory basis, in consideration of one or more of the following: a Nonemployee Director’s service on one or more of the committees of the Board, a Nonemployee Director’s service as the chair of a committee of the Board, a Nonemployee Director’s service as Chairman or Lead Director of the Board, or the initial election or appointment of an individual to the Board as a Nonemployee Director. Subject to the limits set forth in Section 4.1(c) and the foregoing, the Board or the Committee shall grant such Nonemployee Director Awards and New Nonemployee Director Awards, as it shall from time to time determine.

Article 14. Dividend Equivalent Rights

     The Committee may, in its discretion, grant Dividend Equivalent Rights pursuant to the Award Agreement evidencing any Restricted Stock Unit Award, Performance Share Award or Other Stock–Based Award with respect to the payment of cash dividends on Shares during the period beginning on the date such Award is granted and ending, with respect to particular Shares subject to the Award, on the earlier of the date on which the Award is settled or the date on which it is terminated. A Participant granted Dividend Equivalent Rights shall be credited with whole bookkeeping units (each a “Dividend Equivalent Unit”) as of the date of payment of such cash dividends on Shares. Each Dividend Equivalent Unit shall have a value as of any date equal to the Fair Market Value of a Share on such date. The number of Dividend Equivalent Units (rounded to the nearest whole number) to be so credited shall be determined by dividing (a) the amount of cash dividends paid on such date with respect to the number of Shares then represented by the Award (including Dividend Equivalent Units previously credited with respect to such Award) by (b) the Fair Market Value of a Share on such date. Such Dividend Equivalent Units shall be subject to the same terms, conditions and restrictions and shall be settled in the same manner and at the same time (or as soon thereafter as practicable) as the Shares originally subject to the Award.

Article 15. Beneficiary Designation

     Subject to compliance with applicable local law and procedures, each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or

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successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid or exercised by the Participant’s executor, administrator, or legal representative.

Article 16. Rights of Participants

     16.1 Employment/Service. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and/or its Affiliates to terminate any Participant’s Service at any time or for any reason, nor confer upon any Participant any right to continue his Service for any specified period of time.

     Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company and/or its Affiliates and, accordingly, subject to Articles 3 and 18, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company and/or its Affiliates.

     16.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

     16.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the owner of such Shares on the books and records of the Company or the Company’s transfer agent.

Article 17. Change in Control

     17.1 Effect of Change in Control on Options and SARs. Subject to the provisions of Article 21 with respect to Code Section 409A if applicable, the Committee may, in its sole discretion, provide for any one or more of the following:

(a)	Accelerated Vesting. The Committee may, in its sole discretion, provide in any Award Agreement evidencing an Option or SAR for, or in the event of a Change in Control may take such actions as it deems appropriate to provide for, acceleration of the exercisability and vesting in connection with such Change in Control of any or all outstanding Options and SARs and Shares acquired upon the exercise of such Options and SARs upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

(b)	Assumption or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or otherwise continue in full force and effect the Company’s rights and obligations under any or all outstanding Options and SARs or substitute for any or all outstanding Options and SARs substantially equivalent options and SARs (as the case may be) for the Acquiror’s stock.

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Any Options or SARs which are neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(c)	Cash-Out. The Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option or SAR outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested Share (and each unvested Share, if so determined by the Committee and agreed to by the Acquiror) subject to such canceled Option or SAR in (i) cash, (ii) in Shares or stock of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the excess (the “Spread”) of the Fair Market Value of the consideration to be paid per Share in the Change in Control over the Option Price under such Option or the Grant Price under such SAR. In the event such determination is made by the Committee, the Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of the vested portion of their canceled Options and SARs as soon as practicable following the date of the Change in Control and in respect of the unvested portion of their canceled Options and SARs in accordance with the vesting schedule applicable to such Awards as in effect prior to the Change in Control.

     17.2 Effect of Change in Control on Restricted Stock and Restricted Stock Units. Subject to the provisions of Article 21 with respect to Code Section 409A if applicable, the Committee may, in its sole discretion, provide in any Award Agreement evidencing a Restricted Stock Award or Restricted Stock Unit Award for, or in the event of a Change in Control may take such actions as it deems appropriate to provide for, acceleration of the lapsing of the Period of Restriction applicable to the Shares subject to such Award (and, in the case of Restricted Stock Units, acceleration of the settlement of such Award) upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

     17.3 Effect of Change in Control on Performance Awards. Subject to the provisions of Article 21 with respect to Code Section 409A if applicable, the Committee may, in its sole discretion, provide in any Award Agreement evidencing a Performance Award for, or in the event of a Change in Control may take such actions as it deems appropriate to provide for, acceleration of the vesting and/or settlement of such Award upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

     17.4. Effect of Change in Control on Other Cash-Based Awards and Other Stock-Based Awards. Subject to the provisions of Article 21 with respect to Code Section 409A if applicable, the Committee may, in its sole discretion, provide in any Award Agreement evidencing an Other Cash-Based Award or Other Stock-Based Award for, or in the event of a Change in Control may take such actions as it deems appropriate to provide for, acceleration of the vesting and/or settlement of such Award upon such conditions, including termination of the Participant’s Service prior to, upon, or following such Change in Control, and to such extent as the Committee shall determine.

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     17.5. Effect of Change in Control on Nonemployee Director Awards. Subject to the provisions of Article 21 with respect to Code Section 409A if applicable, in the event of a Change in Control, each outstanding Nonemployee Director Award shall become immediately exercisable and vested in full and shall be settled effective as of the date of the Change in Control.

Article 18. Amendment, Modification, Suspension, and Termination

     18.1 Amendment, Modification, Suspension, and Termination. Subject to Section 18.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that no material amendment of this Plan shall be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule, including, but not limited to, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, and, if applicable, the New York Stock Exchange rules. No amendment, suspension or termination of this Plan shall affect any then outstanding Award unless expressly provided by the Committee.

     18.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

     18.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary (other than Section 18.4), no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

     18.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may, in its sole and absolute discretion and without the consent of any Participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder.

Article 19. Tax Withholding

     19.1 Tax Withholding in General. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. The Company shall have no obligation to deliver Shares or to make any payment in cash under this Plan unless and until the tax withholding obligations of the Company and its Affiliates have been satisfied by the Participant.

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     19.2 Share Withholding. The Company shall have the right, but not the obligation, to deduct from the Shares issuable to a Participant upon the exercise or settlement of an Award, or to accept from the Participant the tender of, a number of whole Shares having a Fair Market Value on the date the tax is to be determined equal to all or any part of the tax withholding obligations of the Company and its Affiliates. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates. All Participant elections permitted by the Company pursuant to this Section shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Company, in its sole discretion, deems appropriate.

Article 20. Successors

     All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 21. Compliance with Code Section 409A

     21.1 Awards Subject to Code Section 409A. The provisions of this Article 21 shall apply to any Award or portion thereof that is or becomes subject to Code Section 409A. Awards subject to Code Section 409A include, without limitation:

(a)	Any NQSO or SAR that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the Award.

(b)	Any Restricted Stock Unit Award, Performance Award, Cash-Based Award or Other Stock-Based Award that either (i) provides by its terms for settlement of all or any portion of the Award on one or more dates following the Short-Term Deferral Period (as defined below) or (ii) permits or requires the Participant to elect one or more dates on which the Award will be settled.

     Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the date that is two and one-half months from the end of the Plan Year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the date that is two and one-half months from the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance.

     21.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Code Section 409A or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award subject to Code Section 409A:

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     (a) All Elections must be in writing and specify the amount of the distribution in settlement of an Award being deferred, as well as the time and form of distribution as permitted by this Plan.

     (b) All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Code Section 409A and is based on services performed over a period of at least twelve (12) months, then the Election may be made no later than six (6) months prior to the end of such period.

     (c) Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (b) above or as permitted by Section 21.3.

     21.3 Subsequent Elections. Any Award subject to Code Section 409A which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such Award shall comply with the following requirements:

     (a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;

     (b) Each subsequent Election related to a distribution in settlement of an Award not described in Section 21.4(b), 21.4 (c), or 21.4 (f) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

     (c) No subsequent Election related to a distribution pursuant to Section 21.4 (d) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

     21.4 Distributions Pursuant to Deferral Elections. No distribution in settlement of an Award subject to Code Section 409A may commence earlier than:

     (a) Separation from service (as determined by the Secretary of the United States Treasury);

     (b) The date the Participant becomes Disabled (as defined below);

     (c) Death;

     (d) A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 21.2 and/or 21.3, as applicable;

     (e) To the extent provided by the Secretary of the U.S. Treasury, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or

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     (f) The occurrence of an Unforeseeable Emergency (as defined below).

     Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined in Code Section 409A(a)(2)(B)(i)) of the Company, no distribution pursuant to Section 21.4(a) in settlement of an Award subject to Code Section 409A may be made before the date which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death.

     21.5 Unforeseeable Emergency. The Committee shall have the authority to provide in any Award subject to Code Section 409A for distribution in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred.

     The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

     21.6 Disabled. The Committee shall have the authority to provide in any Award subject to Code Section 409A for distribution in settlement of such Award in the event that the Participant becomes Disabled. A Participant shall be considered “Disabled” if either:

     (a) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or

     (b) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.

     All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing as soon as practicable following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the Participant becomes Disabled.

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     21.7 Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Code Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election as soon as administratively possible following receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum as soon as practicable following the date of the Participant’s death.

     21.8 No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan, except as provided by Code Section 409A and/or the Secretary of the U.S. Treasury.

Article 22. General Provisions

22.1	Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of Service for cause or otherwise, violation of material Company and/or Affiliate policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

(b)	If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, any Participant who knowingly or through gross negligence engaged in the misconduct, or who knowingly or through gross negligence failed to prevent the misconduct, and any Participant who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.

     22.2 Legends; Stop Transfer Instructions. Certificates for Shares may include any legend and the Company may issue any stop transfer instructions with respect to Shares which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

     22.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

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     22.4 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     22.5 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     22.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

     22.7 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     22.8 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

     22.9 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company and/or its Affiliates operate or have Employees, Directors, or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates shall be covered by this Plan;

(b)	Determine which Employees and/or Directors or Third Party Service Providers outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees and/or Directors or Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 22.9 by the Committee shall be attached to this Plan document as appendices; and

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(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approval requirements.

     Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

     22.10 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

     22.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments from the Company and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company or an Affiliate, as the case may be, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

     22.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

     22.13 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

     22.14 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

     22.15 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company or an Affiliate to take any action which such entity deems to be necessary or appropriate.

     22.16 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of California, excluding any conflicts or choice of law rule or principle that might otherwise

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refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

     22.17 Indemnification. Subject to requirements of Delaware law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgement in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.

     The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

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MAXTOR CORPORATION
1998 EMPLOYEE STOCK PURCHASE PLAN

(As Amended by the Board Through March 7, 2005)

     1. Establishment, Purpose and Term of Plan.

          1.1 Establishment. The Maxtor Corporation 1998 Employee Stock Purchase Plan (the “Plan”) was initially established effective as of July 31, 1998 (the “Effective Date”).

          1.2 Purpose. The purpose of the Plan is to advance the interests of Company and its stockholders by providing an incentive to attract, retain and reward Eligible Employees of the Participating Company Group and by motivating such persons to contribute to the growth and profitability of the Participating Company Group. The Plan provides such Eligible Employees with an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

          1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued.

     2. Definitions and Construction.

          2.1 Definitions. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

               (a) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

               (b) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

               (c) “Committee” means a committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

               (d) “Company” means Maxtor Corporation, a Delaware corporation, or any successor corporation thereto.

               (e) “Compensation” means, with respect to any Offering Period, base wages or salary paid in cash during such Offering Period before deduction for any contributions to any plan maintained by a Participating Company and described in Section 401(k) or Section 125 of the Code. Compensation shall not include commissions, overtime, bonuses, annual awards, other incentive payments, shift premiums, reimbursements of expenses, allowances, long-term disability, workers’ compensation or any amount deemed received without the actual transfer of cash or any amounts directly or indirectly paid pursuant to the Plan or any other stock purchase or stock option plan, or any compensation other than base wages or salary.

               (f) “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

               (g) “Employee” means a person treated as an employee of a Participating Company for purposes of Section 423 of the Code. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company. For purposes of the Plan, an individual shall not be deemed to have ceased to be an Employee while such individual is on any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event an individual’s leave of absence exceeds ninety (90) days, the individual shall be deemed to have ceased to be an Employee on the ninety-first (91st) day of such leave unless the individual’s right to reemployment with the Participating Company Group is guaranteed either by statute or by contract. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

               (h) “Fair Market Value” means, as of any date, if there is then a public market for the Stock, the closing price of a share of Stock (or the mean of the closing bid and asked prices if the Stock is so quoted instead) as quoted on the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock, as reported in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Board, in its sole discretion. If there is then no public market for the Stock, the Fair Market Value on any relevant date shall be as determined by the Board. Notwithstanding the foregoing, the Fair Market Value per share of Stock on the Effective Date shall be deemed to be the public offering price set forth in the final prospectus filed with the Securities and Exchange Commission in connection with the public offering of the Stock on the Effective Date.

               (i) “Offering” means an offering of Stock as provided in Section 6.

               (j) “Offering Date” means, for any Offering, the first day of the Offering Period with respect to such Offering.

               (k) “Offering Period” means a period established in accordance with Section 6.1.

               (l) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

               (m) “Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with the Plan.

               (n) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation designated by the Board as a corporation the Employees of which may, if Eligible Employees, participate in the Plan. The Board shall have the sole and absolute discretion to determine from time to time which Parent Corporations or Subsidiary Corporations shall be Participating Companies.

               (o) “Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

               (p) “Purchase Date” means, for any Offering Period (or Purchase Period, if so determined by the Board in accordance with Section 6.2), the last day of such period.

               (q) “Purchase Period” means a period, if any, established in accordance with Section 6.2.

               (r) “Purchase Price” means the price at which a share of Stock may be purchased under the Plan, as determined in accordance with Section 9.

               (s) “Purchase Right” means an option granted to a Participant pursuant to the Plan to purchase such shares of Stock as provided in Section 8, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any accumulated payroll deductions of the Participant not previously applied to the purchase of Stock under the Plan and to terminate participation in the Plan at any time during an Offering Period.

               (t) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

               (u) “Subscription Agreement” means a written agreement in such form as specified by the Company, stating an Employee’s election to participate in the Plan and authorizing payroll deductions under the Plan from the Employee’s Compensation.

               (v) “Subscription Date” means the last business day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

               (w) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

          2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

     3. Administration.

          3.1 Administration by the Board. The Plan shall be administered by the Board. All questions of interpretation of the Plan, of any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Board and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Board shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan; provided, however, that all Participants granted Purchase Rights pursuant to the Plan shall have the same rights and privileges within the meaning of Section 423(b)(5) of the Code. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

          3.2 Authority of Officers. Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

          3.3 Policies and Procedures Established by the Company. The Company may, from time to time, consistent with the Plan and the requirements of Section 423 of the Code, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Plan, including, without limitation, (a) a minimum payroll deduction amount required for participation in an Offering, (b) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering, (c) an exchange ratio applicable to amounts withheld in a currency other than United States dollars, (d) a payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company’s delay or mistake in processing a Subscription Agreement or in otherwise effecting a Participant’s election under the Plan or as advisable to comply with the requirements of Section 423 of the Code, and (e) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

     4. Shares Subject to Plan.

          4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be twenty-four million (24,000,000) and shall consist of authorized but unissued or reacquired shares of Stock, or any combination thereof. If an outstanding Purchase Right for any reason expires or is terminated or canceled, the shares of Stock allocable to the unexercised portion of such Purchase Right shall again be available for issuance under the Plan.

          4.2 Adjustments for Changes in Capital Structure. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company’s domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made in the number and class of shares subject to the Plan and each Purchase Right and in the Purchase Price. If a majority of the shares which are of the same class as the shares that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the “New Shares”), the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for New Shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section 4.2 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 4.2 shall be final, binding and conclusive.

     5. Eligibility.

          5.1 Employees Eligible to Participate. Each Employee of a Participating Company is eligible to participate in the Plan and shall be deemed an Eligible Employee, except the following:

               (a) Any Employee who is customarily employed by the Participating Company Group for less than twenty (20) hours per week; or

               (b) Any Employee who is customarily employed by the Participating Company Group for not more than five (5) months in any calendar year.

          5.2 Exclusion of Certain Stockholders. Notwithstanding any provision of the Plan to the contrary, no Employee shall be granted a Purchase Right under the Plan if, immediately after such grant, such Employee would own or hold options to purchase stock of the Company or of any Parent Corporation or Subsidiary Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section

5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

     6. Offerings.

          6.1 Offering Periods. Except as otherwise set forth below, the Plan shall be implemented by sequential Offerings of approximately six (6) months duration (an “Offering Period”). The first Offering Period shall commence on the Effective Date and end on February 15, 1999. Subsequent Offerings shall commence on the sixteenth day of February and August of each year and end on the fifteenth day of the following August and February, respectively, occurring thereafter. Notwithstanding the foregoing, the Board may establish a different duration for one or more future Offering Periods or different commencing or ending dates for such Offering Periods; provided, however, that no Offering Period may have a duration exceeding twenty-seven (27) months. If the first or last day of an Offering Period is not a day on which the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Offering Period.

          6.2 Purchase Periods. If the Board so determines, in its discretion, each Offering Period may consist of two (2) or more consecutive Purchase Periods having such duration as the Board shall specify, and the last day of each such Purchase Period shall be a Purchase Date. If the first or last day of a Purchase Period is not a day on which the New York Stock Exchange or such other national or regional securities exchange or market system constituting the primary market for the Stock is open for trading, the Company shall specify the trading day that will be deemed the first or last day, as the case may be, of the Purchase Period.

     7. Participation in the Plan.

          7.1 Initial Participation. An Eligible Employee may become a Participant in an Offering Period by delivering a properly completed Subscription Agreement to the office designated by the Company not later than the close of business for such office on the Subscription Date established by the Company for such Offering Period. An Eligible Employee who does not deliver a properly completed Subscription Agreement to the Company’s designated office on or before the Subscription Date for an Offering Period shall not participate in the Plan for that Offering Period or for any subsequent Offering Period unless such Eligible Employee subsequently delivers a properly completed Subscription Agreement to the appropriate office of the Company on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in such Offering Period but may participate in any subsequent Offering Period provided such Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

          7.2 Continued Participation. A Participant shall automatically participate in the next Offering Period commencing immediately after the Purchase Date of each Offering Period in which the Participant participates provided that such Participant remains an Eligible

Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from the Plan pursuant to Section 12.1 or (b) terminated employment as provided in Section 13. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to deliver any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in the Plan. However, a Participant may deliver a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

     8. Right to Purchase Shares.

          8.1 Grant of Purchase Right. Except as set forth below, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase the lesser of (a) that number of whole shares of Stock determined by dividing Twelve Thousand Five Hundred Dollars ($12,500) by the Fair Market Value of a share of Stock on such Offering Date or (b) one thousand five hundred (1,500) shares of Stock. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee.

          8.2 Pro Rata Adjustment of Purchase Right. Notwithstanding the provisions of Section 8.1, if the Board establishes an Offering Period of any duration other than six months, then (a) the dollar amount in Section 8.1 shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar, and (b) the share amount in Section 8.1 shall be determined by multiplying 250 shares by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole share.

          8.3 Calendar Year Purchase Limitation. Notwithstanding any provision of the Plan to the contrary, no Participant shall be granted a Purchase Right which permits his or her right to purchase shares of Stock under the Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds Twenty-Five Thousand Dollars ($25,000) in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period shall be determined as of the Offering Date for such Offering Period. The limitation described in this Section 8.3 shall be applied in conformance with applicable regulations under Section 423(b)(8) of the Code.

     9. Purchase Price.

          The Purchase Price at which each share of Stock may be acquired in an Offering Period upon the exercise of all or any portion of a Purchase Right shall be established by the Board; provided, however, that the Purchase Price shall not be less than eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period or (b) the Fair Market Value of a share of Stock on the Purchase Date. Unless otherwise provided by the Board prior to the commencement of an Offering Period, the Purchase Price for that Offering Period shall be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of a share of Stock on the Offering Date of the Offering Period, or (b) the Fair Market Value of a share of Stock on the Purchase Date.

     10. Accumulation of Purchase Price through Payroll Deduction.

          Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from the Participant’s Compensation accumulated during the Offering Period for which such Purchase Right was granted, subject to the following:

          10.1 Amount of Payroll Deductions. Except as otherwise provided herein, the amount to be deducted under the Plan from a Participant’s Compensation on each payday during an Offering Period shall be determined by the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each payday during an Offering Period in whole percentages of not less than one percent (1%) (except as a result of an election pursuant to Section 10.3 to stop payroll deductions made effective following the first payday during an Offering) or more than ten percent (10%). Notwithstanding the foregoing, the Board may change the limits on payroll deductions effective as of any future Offering Date.

          10.2 Commencement of Payroll Deductions. Payroll deductions shall commence on the first payday following the Offering Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided herein.

          10.3 Election to Change or Stop Payroll Deductions. During an Offering Period, a Participant may elect to increase or decrease the rate of or to stop deductions from his or her Compensation by delivering to the Company’s designated office an amended Subscription Agreement authorizing such change on or before the “Change Notice Date.” The “Change Notice Date” shall be a date prior to the beginning of the first pay period for which such election is to be effective as established by the Company from time to time and announced to the Participants. A Participant who elects to decrease the rate of his or her payroll deductions to zero percent (0%) shall nevertheless remain a Participant in the current Offering Period unless such Participant withdraws from the Plan as provided in Section 12.1.

          10.4 Administrative Suspension of Payroll Deductions. The Company may, in its sole discretion, suspend a Participant’s payroll deductions under the Plan as the Company deems advisable to avoid accumulating payroll deductions in excess of the amount that could reasonably be anticipated to purchase the maximum number of shares of Stock permitted during a calendar year under the limit set forth in Section 8.3. Payroll deductions shall be resumed at the rate specified in the Participant’s then effective Subscription Agreement at the beginning of the next Offering Period the Purchase Date of which falls in the following calendar year.

          10.5 Participant Accounts. Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions from a Participant’s Compensation shall be credited to such Participant’s Plan account and shall be deposited with the general funds of the Company. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose.

          10.6 No Interest Paid. Interest shall not be paid on sums deducted from a Participant’s Compensation pursuant to the Plan.

          10.7 Voluntary Withdrawal from Plan Account. A Participant may withdraw all or any portion of the payroll deductions credited to his or her Plan account and not previously applied toward the purchase of Stock by delivering to the Company’s designated office a written notice on a form provided by the Company for such purpose. A Participant who withdraws the entire remaining balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan in accordance with Section 12.1. Amounts withdrawn shall be returned to the Participant as soon as practicable after the withdrawal and may not be applied to the purchase of shares in any Offering under the Plan. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum dollar amount that must be retained in the Participant’s Plan account, or terminate the withdrawal right provided by this Section.

     11. Purchase of Shares.

          11.1 Exercise of Purchase Right. On each Purchase Date of an Offering Period, each Participant who has not withdrawn from the Plan and whose participation in the Offering has not terminated before such Purchase Date shall automatically acquire pursuant to the exercise of the Participant’s Purchase Right the number of whole shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. However, in no event shall the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right. No shares of Stock shall be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or the Plan has terminated before such Purchase Date.

          11.2 Pro Rata Allocation of Shares. In the event that the number of shares of Stock which might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 4.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

          11.3 Delivery of Certificates. As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant, as appropriate, of a certificate representing the shares acquired by the Participant on such Purchase Date; provided that the Company may deliver such shares to a broker that holds such shares in street name for the benefit of the Participant. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant, or, if requested by the Participant, in the name of the Participant and his or her spouse, or, if applicable, in the names of the heirs of the Participant.

          11.4 Return of Cash Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash to be returned to a Participant pursuant to the preceding sentence is an amount less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the Company may retain such amount in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period, as the case may be.

          11.5 Tax Withholding. At the time a Participant’s Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the foreign, federal, state and local tax withholding obligations of the Participating Company Group, if any, which arise upon exercise of the Purchase Right or upon such disposition of shares, respectively. The Participating Company Group may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary to meet such withholding obligations.

          11.6 Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

          11.7 Reports to Participants. Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant’s Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded or retained in the Participant’s Plan account pursuant to Section 11.4. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.

     12. Withdrawal from the Plan.

          12.1 Voluntary Withdrawal from the Plan. A Participant may withdraw from the Plan by signing and delivering to the Company’s designated office a written notice of withdrawal on a form provided by the Company for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period. A Participant who voluntarily withdraws from the Plan is prohibited from resuming participation in the Plan in the same Offering from which he or she withdrew, but may participate in any subsequent Offering by again satisfying the requirements of Sections 5 and 7.1. The Company may impose, from time to time, a requirement that the notice of withdrawal from the Plan be on file with the Company’s designated office for a reasonable period prior to the effectiveness of the Participant’s withdrawal.

          12.2 Return of Payroll Deductions. Upon a Participant’s voluntary withdrawal from the Plan pursuant to Sections 12.1, the Participant’s accumulated payroll deductions which have not been applied toward the purchase of shares of Stock shall be refunded to the Participant as soon as practicable after the withdrawal, without the payment of any interest, and the Participant’s interest in the Plan shall terminate. Such accumulated payroll deductions to be refunded in accordance with this Section may not be applied to any other Offering under the Plan.

     13. Termination of Employment or Eligibility.

          Upon a Participant’s ceasing, prior to a Purchase Date, to be an Employee of the Participating Company Group for any reason, including retirement, disability or death, or the failure of a Participant to remain an Eligible Employee, the Participant’s participation in the Plan shall terminate immediately. In such event, the payroll deductions credited to the Participant’s Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant’s death, to the Participant’s legal representative, and all of the Participant’s rights under the Plan shall terminate. Interest shall not be paid on sums returned pursuant to this Section 13. A Participant whose participation has been so terminated may again become eligible to participate in the Plan by again satisfying the requirements of Sections 5 and 7.1.

     14. Change in Control.

          14.1 Definitions.

               (a) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

               (b) A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, the “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company or the corporation or corporations to which the assets of the Company were transferred (the “Transferee Corporation(s)”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting stock of one or more corporations which, as a result of the Transaction, own the Company or the Transferee Corporation(s), as the case may be, either directly or through one or more subsidiary corporations. The Board shall have the right to determine whether multiple sales or exchanges of the voting stock of the

Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

               (c) Effect of Change in Control on Purchase Rights. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), may assume the Company’s rights and obligations under the Plan. If the Acquiring Corporation elects not to assume the Company’s rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period (or Purchase Period) shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights which are neither assumed by the Acquiring Corporation in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

     15. Nontransferability of Purchase Rights.

          A Purchase Right may not be transferred in any manner otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

     16. Compliance with Securities Law.

          The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act of 1933, as amended, shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of said Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

     17. Rights as a Stockholder and Employee.

          A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in the Plan until the date of the issuance of a certificate for the shares purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 4.2. Nothing herein shall confer upon a Participant any right to continue in the employ of the Participating Company Group or interfere in any way with any right of the Participating Company Group to terminate the Participant’s employment at any time.

     18. Legends.

          The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.

     19. Notification of Sale of Shares.

          The Company may require the Participant to give the Company prompt notice of any disposition of shares acquired by exercise of a Purchase Right within two years from the date of granting such Purchase Right or one year from the date of exercise of such Purchase Right. The Company may require that until such time as a Participant disposes of shares acquired upon exercise of a Purchase Right, the Participant shall hold all such shares in the Participant’s name (or, if elected by the Participant, in the name of the Participant and his or her spouse but not in the name of any nominee) until the lapse of the time periods with respect to such Purchase Right referred to in the preceding sentence. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

     20. Notices.

          All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. Indemnification.

          In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Participating Company Group, members of the Board and any officers or employees of the Participating Company Group to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

     22. Amendment or Termination of the Plan.

          The Board may at any time amend, suspend or terminate the Plan, except that (a) no such amendment, suspension or termination shall affect Purchase Rights previously granted under the Plan unless expressly provided by the Board and (b) no such amendment, suspension or termination may adversely affect a Purchase Right previously granted under the Plan without the consent of the Participant, except to the extent permitted by the Plan, or as may be necessary to qualify the Plan as an employee stock purchase plan pursuant to Section 423 of the Code or to comply with any applicable law, regulation or rule. Notwithstanding the foregoing, in the event that the Board determines that continuation of the Plan or an Offering would result in unfavorable financial accounting consequences to the Company as a result of a change after August 13, 2004 in the generally accepted accounting principles applicable to the Plan, the Board may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (a) terminate the Plan or any Offering Period, (b) accelerate the Purchase Date of any Offering Period, (c) reduce the discount applicable or the method of determining the Purchase Price in any Offering Period (e.g., by determining the Purchase Price solely on the basis of the Fair Market Value on the Purchase Date), (d) reduce the maximum number of shares of Stock that may be purchased in any Offering Period or (e) take any combination of the foregoing actions. An amendment to the Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if the amendment would authorize the sale of more shares than are then authorized for issuance under the Plan or would change the definition of the corporations that may be designated by the Board as Participating Companies. In the event that the Board approves an amendment to increase the number of shares authorized for issuance under the Plan (the “Additional Shares”), the Board, in its sole discretion, may specify that such Additional Shares may only be issued pursuant to Purchase Rights granted after the date on which the stockholders of the Company approve such amendment, and such designation by the Board shall not be deemed to have adversely affected any Purchase Right granted prior to the date on which the stockholders approve the amendment.

MAXTOR CORPORATION

Proxy for Annual Meeting of Stockholders
Solicited by the Board of Directors

     The undersigned hereby appoints Dr. C.S. Park and Michael J. Wingert, and each of them, with full power of substitution, to represent the undersigned and to vote all the shares of common stock of Maxtor Corporation (“Maxtor” or the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held on Friday, May 13, 2005, at 10:00 a.m., local time, at the Company’s corporate headquarters at 500 McCarthy Boulevard, Milpitas, California 95035, and at any adjournment or postponement thereof, (1) as hereinafter specified upon the proposals listed below, and as more particularly described in the Proxy Statement of the Company dated April 11, 2005, receipt of which is hereby acknowledged, and (2) in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby acknowledges receipt of the Company’s 2004 Annual Report to Stockholders.

(Continued and to be dated and signed on the reverse side.) MAXTOR CORPORATION P.O. BOX 11073 NEW YORK, N.Y. 10203-0198

To change your address, please mark this box.	☐
To include any comments, please mark this box	☐

VOTE BY TELEPHONE OR INTERNET

MAXTOR CORPORATION                                24 HOURS A DAY, 7 DAYS A WEEK

INTERNET
https://www.proxyvotenow.com/mxo

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website and then follow the simple directions, to create an electronic ballot.

TELEPHONE
1-866-814-2816

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call and then follow the simple directions.

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.

MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

If you have submitted your proxy by telephone there is no need for you to mail back your proxy.

1-866-814-2816
CALL TOLL-FREE TO VOTE

- DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE -

Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope	☒ Votes must be indicated (x) in Black or Blue ink.

A vote FOR the following proposals is recommended by the Board of Directors:

1.	Election of Directors:

☐ FOR the nominees listed below	☐ WITHHOLD AUTHORITY to vote for the nominees listed below	☐ *EXCEPTIONS

Nominees: 01 - Dr. C.S. Park 02 - Charles F. Christ 03 - Gregory E. Myers

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and print that nominee’s name in the space provided below.)

Exceptions*

2.	To approve adoption of the Company’s 2005 Performance Incentive Plan.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

3.	To approve an amendment of the Company’s 1998 Employee Stock Purchase Plan to authorize the sale of an additional 7,000,000 shares.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

4.	To ratify the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2005.

☐ FOR            ☐ AGAINST            ☐ ABSTAIN

5.	With discretionary authority, upon such other matters as may properly come before the meeting. At this time, the persons making this solicitation know of no other matters to be presented at the meeting.

SCAN LINE

The shares represented hereby shall be voted as specified. If no specification is made, such shares shall be voted FOR proposals 1 through 4. PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THE STOCK CERTIFICATE REPRESENTING YOUR SHARES. IF SIGNING FOR ESTATE, TRUST OR CORPORATION, TITLE OR CAPACITY SHOULD BE STATED. IF SHARES ARE HELD JOINTLY, BOTH SHOULD SIGN.

Date Share Owner sign here	Co-Owner sign here